Exhibit 4.1

[EXECUTION VERSION]

ENCORE CAPITAL GROUP, INC.

$50,000,000

7.75% Senior Secured Notes due September 17, 2017

SENIOR SECURED NOTE PURCHASE AGREEMENT

September 20, 2010

1	Authorization of Notes			1

2	Sale And Purchase Of Notes			1

3	Closing			1

4	Conditions To Closing			2

	4A	Other Documents		2

	4B	Payment of Upfront Fees		3

	4C	Payment of Special Counsel Fees		4

	4D	Modification of Credit Agreement		4

	4E	Perfection of Liens		4

	4F	Delivery of Certificates of Insurance and Binders		4

	4G	Private Placement Number		4

	4H	Performance; No Default		4

	4I	Representations and Warranties		5

	4J	Changes in Corporate Structure		5

	4K	Purchase Permitted By Applicable Law, etc		5

	4L	Due Diligence		5

	4M	Proceedings and Documents		5

5	Representation and Warranties of the Company			5

		5.1	Existence and Standing	5

		5.2	Authorization and Validity	6

		5.3	No Conflict; Government Consent	6

		5.4	Financial Statements	6

		5.5	Material Adverse Change	7

		5.6	Taxes	7

		5.7	Litigation and Contingent Obligations	7

		5.8	Subsidiaries	7

		5.9	Compliance with ERISA	8

		5.10	Accuracy of Information	9

		5.11	Regulation U	9

		5.12	Material Agreements	9

		5.13	Compliance with Laws	9

		5.14	Ownership of Properties	10

		5.15	Private Offering by the Company	10

i

	5.16	Environmental Matters	10

	5.17	Investment Company Act	10

	5.18	Insurance	10

	5.19	No Default or Event of Default	10

	5.20	Foreign Assets Control Regulations, etc	11

	5.21	Hostile Tender Offers	11

	5.22	Solvency	11

6	Representations of the purchasers		12

	6.1	Purchase for Investment	12

	6.2	Source of Funds	12

7	Information As To Company		13

	7.1	Financial and Business Information	13

	7.2	Notices of Default, MAE Events	16

	7.3	Inspection; Keeping of Books and Records	16

8	Payment and Prepayment Of The Notes		16

	8.1	Required Prepayments	16

	8.2	Optional Prepayments with Make-Whole Amount	18

	8.3	Allocation of Partial Prepayments	18

	8.4	Maturity; Surrender, etc	19

	8.5	Purchase of Notes	19

	8.6	Change of Control	19

	8.7	Make-Whole Amount	20

9	Affirmative Covenants		22

	9.1	Use of Proceeds	22

	9.2	Conduct of Business	22

	9.3	Taxes	22

	9.4	Insurance	23

	9.5	Compliance with Laws	23

	9.6	Maintenance of Properties	23

	9.7	Guarantors	23

	9.8	Collateral	24

	9.9	Most Favored Lender	25

	9.10	Minimum Committed Revolving Credit Facility	25

	9.11	Information Required by Rule 144A	25

10	Negative Covenants		25

	10.1	Restricted Payments	25

	10.2	Merger or Dissolution	26

	10.3	Sale of Assets	26

	10.4	Investments and Acquisitions	27

	10.5	Indebtedness	29

	10.6	Liens	30

	10.7	Affiliates	32

	10.8	Hedging Contracts	32

	10.9	Subsidiary Covenants	32

	10.10	Contingent Obligations	32

	10.11	Subordinated Indebtedness and Amendments to Subordinated Note Documents	33

	10.12	Leverage Ratios	34

	10.13	Interest Coverage Ratio	34

	10.14	Capital Expenditures	34

	10.15	Rentals	34

	10.16	Sale and Leaseback Transactions	35

	10.17	Acquisitions of Receivables Portfolios	35

	10.18	Liquidity	35

	10.19	Acquisition of Foreign Receivables	35

	10.20	Terrorism Sanctions Regulations	35

11	Events Of Default		35

12	Remedies On Default, Etc		38

	12.1	Acceleration	38

	12.2	Other Remedies	39

	12.3	Rescission	39

	12.4	No Waivers or Election of Remedies, Expenses, etc	39

	12.5	Notice of Acceleration or Rescission	40

13	Registration; Exchange; Substitution Of Notes		40

	13.1	Registration of Notes	40

	13.2	Transfer and Exchange of Notes	40

	13.3	Replacement of Notes	41

14	Payments On Notes		41

	14.1	Place of Payment	41

	14.2	Home Office Payment	41

15	Expenses, Etc		42

	15.1	Transaction Expenses	42

	15.2	Survival	42

16	Survival Of Representations And Warranties; Entire Agreement		42

17	Amendment And Waiver		43

	17.1	Requirements	43

	17.2	Solicitation of Holders of Notes	44

	17.3	Binding Effect. etc	44

	17.4	Notes Held by Company, etc	45

18	Notices		45

19	Reproduction Of Documents		45

20	confidential information		46

21	miscellaneous		47

	21.1	Successors and Assigns	47

	21.2	Payments Due on Non-Business Days; Payment Currency	47

	21.3	Accounting Terms	47

	21.4	Severability	47

	21.5	Construction	47

	21.6	Counterparts	48

	21.7	Governing Law	48

	21.8	Jurisdiction and Process; Waiver of Jury Trial	48

	21.9	Transaction References	48

Schedule A	—	Purchaser Schedule
Schedule B	—	Defined Terms
Schedule 5.6	—	Taxes
Schedule 5.8	—	Subsidiaries
Schedule 5.12	—	Material Agreements
Schedule 10.4.1	—	Permitted Investments
Schedule 10.4.2	—	Existing Investments
Schedule 10.5	—	Existing Indebtedness
Schedule 10.6	—	Existing Liens

Exhibit A	—	Form of Note
Exhibit B-1	—	Form of Multiparty Guaranty
Exhibit B-2	—	Form of Indemnity and Contribution Agreement
Exhibit C	—	Form of Intercreditor Agreement
Exhibit D-1	—	Form of Credit Parties’ Special Counsel’s Opinion
Exhibit D-2	—	Form of Midland Credit Management, Inc.’s Special Kansas Counsel’s Opinion
Exhibit D-3	—	Form of Midland India LLC’s Special Minnesota Counsel’s Opinion
Exhibit E	—	Form of Borrowing Base Certificate

v

ENCORE CAPITAL GROUP, INC.

8875 Aero Drive, Suite 200

San Diego, CA 92123

September 20, 2010

The Prudential Insurance Company of America

Pruco Life Insurance Company

Prudential Retirement Insurance and Annuity Company

Prudential Annuities Life Assurance Corporation

c/o Prudential Capital Group

2029 Century Park East, Suite 710

Los Angeles, CA 90067

Ladies and Gentlemen:

Encore Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1	AUTHORIZATION OF NOTES

The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.75% Senior Secured Notes due September 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit A.

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Section”, “Schedule” or an “Exhibit” are, unless otherwise specified, to a Section, Schedule or an Exhibit attached to this Agreement.

2	SALE AND PURCHASE OF NOTES

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, Three Embarcadero Center, San Francisco, CA 94111, at 9:00 a.m., Pacific time, at a closing (the “Closing”) on September 20, 2010. At the Closing the

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of such Notes in denominations of at least $1,000,000 as such Purchaser may request), dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [*], ABA number [*]. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4A	OTHER DOCUMENTS.

Such Purchaser shall have received the following documents, each duly executed and delivered by the party or parties thereto and in form and substance satisfactory to such Purchaser:

(a) (i) the Multiparty Guaranty, dated as of the date hereof, made by each of the Guarantors in favor of the holders from time to time of the Notes in the form of Exhibit B-1 (as amended, restated, supplemented or otherwise modified from time to time, the “Multiparty Guaranty”), and (ii) the Indemnity and Contribution Agreement, dated as of the date hereof, by and among each of the Credit Parties in the form of Exhibit B-2 (as amended, restated, supplemented or otherwise modified from time to time, the “Indemnity and Contribution Agreement”);

(b) an intercreditor agreement, dated as of the date hereof, among each of the parties listed therein in the form of Exhibit C (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

(c) such security agreements, pledge agreements, deeds of trust, mortgages and other similar agreements, instruments or documents (or amendments, amendments and restatements, assignments or other modifications) as are required to create, grant, convey or assign in favor of the Collateral Agent, for the benefit of the holders from time to time of the Notes and the lenders under the Credit Agreement, on a pari passu basis, a valid first priority (subject only to Liens permitted hereunder which are senior by operation of law) security interest or other Lien in and on all of the assets of the Company and the Guarantors which are subject to the collateral security granted pursuant to the Credit Agreement immediately prior to the execution and delivery of this Agreement;

(d) a favorable opinion of (i) Pillsbury Winthrop Shaw Pittman LLP, special counsel for the Credit Parties, satisfactory to such Purchaser and substantially in the form of

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Exhibit D-1 and as to such other matters as such Purchaser may reasonably request, (ii) Polsinelli Shughart PC, special Kansas counsel for Midland Credit Management, Inc., satisfactory to such Purchaser and substantially in the form of Exhibit D-2 and as to such other matters as such Purchaser may reasonably request, and (iii) Lapp, Libra, Thomson, Stoebner & Pusch, Chartered, special Minnesota counsel for Midland India LLC, satisfactory to such Purchaser and substantially in the form of Exhibit D-3 and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

(e) a favorable opinion of Bingham McCutchen LLP, special counsel for the Purchasers satisfactory to such Purchaser as to such matters incident to the matters herein contemplated related to the Notes as such Purchaser may reasonably request;

(f) an Officer’s Certificate from the Company, certifying that the conditions specified in Sections 4H, 4I and 4J have been fulfilled;

(g) certified copies of the resolutions of each Credit Party, authorizing the execution and delivery of the Transaction Documents to which such Credit Party is a party and, in the case of such resolutions of the Board of Directors of the Company, authorizing the issuance of the Notes, and of all documents evidencing other necessary corporate or similar action and governmental approvals, if any, with respect to the Transaction Documents and the Notes;

(h) a certificate of the Secretary or an Assistant Secretary (or the equivalent thereof) and one other officer (or similar Person) of each of the Credit Parties, certifying the names and true signatures of the officers (or similar Person) of such Credit Party authorized to execute the Transaction Documents to which such Credit Party is a party;

(i) certified copies of the articles or certificate of incorporation (or similar charter document) and bylaws or operating agreement, as applicable, of each Credit Party;

(j) a good standing certificate for each Credit Party from the appropriate Governmental Authority of its jurisdiction of organization, dated as of a recent date, and such other evidence of the status of such Persons as such Purchaser may reasonably request; and

(k) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

4B	PAYMENT OF UPFRONT FEES.

The Company shall have paid to the Purchasers their ratable share of the remaining unpaid $250,000 portion of a $500,000 non-refundable and fully earned structuring fee.

4C	PAYMENT OF SPECIAL COUNSEL FEES.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of Bingham McCutchen LLP, special counsel to the Purchasers to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

4D	MODIFICATION OF CREDIT AGREEMENT.

The Credit Agreement shall have been modified in form and substance satisfactory to such Purchaser including, without limitation: to permit the Indebtedness evidenced by the Notes and the Guaranties in respect thereof; to permit the provisions of this Agreement relating to optional and mandatory prepayments; to include the Notes as Indebtedness outstanding for purpose of the borrowing base provisions under the Credit Agreement; and to include the obligations evidenced by the Notes and under the Multiparty Guaranty and the other Transaction Documents as Secured Obligations (as defined in the Credit Agreement).

4E	PERFECTION OF LIENS.

All actions necessary to perfect the Liens of the Collateral Agent in the Collateral for the benefit of the holders from time to time of the Notes and the lenders from time to time under the Credit Agreement (including, without limitation, the filing of all appropriate financing statements, the recording of all appropriate documents with public officials and the payment of all fees and taxes in relation thereto) shall have been taken in accordance with the provisions of the Collateral Documents.

4F	DELIVERY OF CERTIFICATES OF INSURANCE AND BINDERS.

The Purchasers shall have received a copy of a certificate of insurance from an independent insurance broker, dated as of or near the date of the Closing, identifying insurers, types of insurance, insurance limits, policy terms, names of insureds, additional insureds or loss payees (which shall consist solely of the Collateral Agent) and otherwise confirming that insurance has been obtained in accordance with the provisions of this Agreement and the other Transaction Documents.

4G	PRIVATE PLACEMENT NUMBER.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4H	PERFORMANCE; NO DEFAULT.

After giving effect to the issue and sale of the Notes (and the application of the proceeds thereof pursuant to the requirements of Section 9.1) no Default or Event of Default shall have occurred and be continuing, including on a pro-forma basis as of June 30, 2010 (i.e., as if the issue and sale of the Notes and such application of proceeds had occurred on June 30, 2010).

4I	REPRESENTATIONS AND WARRANTIES.

The representations and warranties of the Credit Parties in the Transaction Documents to which they are a party shall be correct when made and at the time of the Closing.

4J	CHANGES IN CORPORATE STRUCTURE.

The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.4.

4K	PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

Such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4L	DUE DILIGENCE.

Such Purchaser shall have completed to its satisfaction all due diligence including, without limitation, legal, regulatory, financial, business prospects, and any other matters such Purchaser determines relevant in its sole discretion.

4M	PROCEEDINGS AND DOCUMENTS.

All corporate, organizational and other proceedings in connection with the transactions contemplated by this Agreement (including, without limitation, the terms and provisions with respect to the Existing Unsecured Notes) and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such counsel may reasonably request.

5	REPRESENTATION AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1 Existence and Standing.

Each of the Company and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2 Authorization and Validity.

The Company has the power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Transaction Documents to which the Company is a party constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

5.3 No Conflict; Government Consent.

Neither the execution and delivery by the Company or its Subsidiaries, as applicable, of the Transaction Documents to which such Person is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, or (ii) the Company’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents, the borrowings under this Agreement, the payment and performance by the Company of the obligations evidenced by the Notes or under the other Transaction Documents or the legality, validity, binding effect or enforceability of any of the Transaction Documents.

5.4 Financial Statements.

The December 31, 2009 and December 31, 2008 audited consolidated financial statements of the Company and its Subsidiaries and the June 30, 2010 and June 30, 2009 unaudited consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Purchasers were prepared in accordance with generally accepted accounting principles (subject, in the case of June 30, 2010 and June 30, 2009 financial statements, to normal year-end adjustments) in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5 Material Adverse Change.

Since December 31, 2009, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company, any Guarantor, or the Company and its Subsidiaries taken together, in each case which could reasonably be expected to have a Material Adverse Effect.

5.6 Taxes.

Except as disclosed on Schedule 5.6, the Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 10.6.2). Except as disclosed on Schedule 5.6, the United States income tax returns of the Company and its Subsidiaries have not been audited by the Internal Revenue Service. No Liens have been filed and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7 Litigation and Contingent Obligations.

There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the issue, sale or purchase of the Notes. Other than liabilities incident to any litigation, arbitration or proceeding which could not reasonably be expected to be in an aggregate amount in excess of $3,000,000, none of the Company or its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8 Subsidiaries.

Schedule 5.8 contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. As of the Closing Date, there are no Excluded Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non assessable.

5.9 Compliance with ERISA.

(a) The Company, each Subsidiary and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, any Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, any Subsidiary or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or pursuant to section 4068 of ERISA or the Pension Funding Rules, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. Following the effective date of the Pension Act, for any Plan which is subject to the Pension Funding Rules, the funding target attainment percentage, within the meaning of section 303 of ERISA or section 430 of the Code, for such Plan is not less than 100%.

(c) The Company, its Subsidiaries and their respective ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Section 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.10 Accuracy of Information.

No Transaction Document or written statement furnished by the Company or any of its Subsidiaries to PIM or any Purchaser in connection with the negotiation of, or compliance with, the Transaction Documents contained, on the date such Transaction Document was entered into or such statements were made, any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading in their presentation of the Company, its Subsidiaries, their businesses and their Property. The Company makes no representation or warranty concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, except that as of the date made (i) such forecasts, estimates, pro forma information, projections and statements were based on good faith assumptions of the management of the Company, and (ii) such assumptions were believed by such management to be reasonable; it being understood and agreed that such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they are based, may or may not prove to be correct. In addition, the information provided by or on behalf of the Credit Parties with respect to the Receivables owned or to be acquired by the Credit Parties (or the related purchase agreements) is, to the Company’s knowledge and as of the date provided, true and correct in all material respects and, to the Company’s knowledge, does not contain any material omissions which would cause such information to be materially misleading with respect to such Receivables, taken as a whole.

5.11 Regulation U.

Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of issue and sale of the Notes, margin stock (as defined in Regulation U) constitutes less than 25% of the value of the assets of the Company and its Subsidiaries.

5.12 Material Agreements.

Except as described in Schedule 5.12, neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate or similar restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any (i) agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness for borrowed money.

5.13 Compliance with Laws.

The Company and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

5.14 Ownership of Properties.

The Company and its Subsidiaries have good title, free of all Liens other than those permitted by Section 10.6, to all of the Property and assets reflected in the Company’s most recent consolidated financial statements provided to PIM or the Purchasers, as owned by the Company and its Subsidiaries, except for minor irregularities in title with respect to Receivables that do not materially interfere with the business or operations of the Company or its Subsidiaries as presently conducted.

5.15 Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes in a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration or prospectus requirements of securities legislation of any applicable jurisdiction.

5.16 Environmental Matters.

Given the nature of its business, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17 Investment Company Act.

Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.18 Insurance.

The Company maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on their Property as necessary to conduct their business in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice.

5.19 No Default or Event of Default.

No Default or Event of Default has occurred and is continuing.

5.20 Foreign Assets Control Regulations, etc.

(a) Neither the sale of the Notes by the Company hereunder with the benefit of the Multiparty Guaranty nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order, or (ii) knowingly engages in any dealings or transactions with any such Person in violation of such foreign assets control regulations or anti-terrorism orders. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.21 Hostile Tender Offers.

None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

5.22 Solvency.

(a) Assets Greater than Liabilities. The fair value of the business and assets of each of the Company and the Subsidiaries exceeds, as of, and immediately after giving effect to the transactions consummated at the Closing, the liabilities of such Person, as of such time.

(b) Meeting Liabilities. Immediately after giving effect to the transactions contemplated by the Transaction Documents, neither the Company nor any Subsidiary:

(i) will be engaged in any business or transaction, or about to engage in any business or transaction, for which its assets would constitute unreasonably small capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and section 548 of the Bankruptcy Code as enacted by the United States of America or any state thereof, as the case may be); or

(ii) will be unable to pay its debts as such debts mature in the ordinary course.

(c) Intent. Neither the Company nor any Subsidiary is entering into any Transaction Document with any intent to hinder, delay, or defraud either current creditors or future creditors of the Company or any Subsidiary.

6	REPRESENTATIONS OF THE PURCHASERS.

6.1 Purchase for Investment.

Each Purchaser represents for itself only that it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”) purchasing the Notes as principal for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds for investment purposes only which is, in each case, an Institutional Accredited Investor and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act or applicable state securities laws by reason of an exemption from the requirements of such laws, that the Company has no present intention of registering the Notes and no obligation to effect such registration, and that the Notes may not be transferred unless such transfer is registered under the Securities Act or is exempt from registration.

6.2 Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such QPAM, and (ii) the names of all employee benefit plans whose assets managed by the QPAM in the investment fund, when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof described in Section V(c)(1) of the QPAM Exemption) or by the same employee organization, represent 10% or more of the assets of the investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM, and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, or one or more plans, within the meaning of Section 4975 of the Code, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include the “plan assets,” within the meaning of Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA, of any employee benefit plan subject to the fiduciary responsibility provisions of Title I of ERISA or of any plan to which Section 4975 of the Code applies.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7	INFORMATION AS TO COMPANY.

The Company covenants that so long as any Notes remain outstanding:

7.1 Financial and Business Information. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to each holder of Notes that is an Institutional Investor:

7.1.1 Within 90 days after the close of each of its fiscal years, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit report, unqualified as to scope, of BDO Seidman or another nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Holders (provided that so long as the Company is a reporting company, delivery of the Form 10-K filed by the Company with respect to a fiscal year as promptly as practicable but in no event later than 5 Business Days after the filing thereof shall satisfy the requirement for the annual audit report and consolidated financial statements for such fiscal year under this Section) and (b) any management letter prepared by said accountants.

7.1.2 Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles and consistency by its chief financial officer or treasurer (provided that so long as the Company is a reporting company, delivery of the Form 10-Q filed by the Company with respect to a fiscal quarter as promptly as practicable but in no event later than 5 Business Days after the filing thereof shall satisfy the requirement for certified quarterly consolidated financial statements for such fiscal quarter under this Section).

7.1.3 Together with the financial statements required under Sections 7.1.1 and 7.1.2, a compliance certificate signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with Sections 10.1, 10.3, 10.4, 10.5, 10.12, 10.13, 10.14, 10.15, 10.17, 10.18 and 10.19, an Officer’s Certificate stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof, and a certificate executed and delivered by the chief executive officer or chief financial officer stating that the Company and each of its principal officers are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto (provided that so long as the Company is a reporting company, delivery of the certificates required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 as contained in the Form 10-K or Form 10-Q filed by the Company and delivered pursuant to Sections 7.1.1 or 7.1.2 shall satisfy the requirement for such certification of compliance with the Sarbanes-Oxley Act under this Section).

7.1.4 [Intentionally Omitted]

7.1.5 As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

7.1.6 As soon as possible and in any event within 10 days after receipt by the Company thereof, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

7.1.7 Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the SEC, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

7.1.8 As soon as practicable, and in any event within 90 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for such fiscal year.

7.1.9 As soon as possible, and in any event within 3 Business Days (in the case of the Company) and 15 days (in the case of any Guarantor) after the occurrence thereof, a reasonably detailed notification to each holder of Notes and its counsel of any change in the jurisdiction of organization of the Company or any Guarantor.

7.1.10 As soon as practicable, and in any event within thirty (30) days after the close of each calendar month, the Company shall provide the holders of Notes with a Borrowing Base Certificate (containing a certification by an Authorized Officer that the Receivables Portfolios included in the Borrowing Base referenced in such Borrowing Base Certificate are performing, in the aggregate, at a sufficient level to support the amount of such Borrowing Base), together with such supporting documents (including without limitation (i) to the extent requested by the Required Holders, copies of all bills of sale and purchase agreements evidencing the acquisition of Receivables Portfolios included in the Borrowing Base, and (ii) a copy of the most recent static pool report with respect to such Receivables Portfolios as the Required Holders reasonably deem desirable, all certified as being true and correct in all material respects by an Authorized Officer of the Company). The Company may update the Borrowing Base Certificate more frequently than monthly and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time.

7.1.11 Such other information (including non-financial information) as any holder of Notes may from time to time reasonably request.

If any information which is required to be furnished under this Section 7.1 is required by law or regulation to be filed by the Company with a government body on an earlier date, then the information required hereunder shall be furnished by no later than 5 Business Days after such earlier date.

7.2 Notices of Default, MAE Events. Within three (3) Business Days after an Authorized Officer becomes aware thereof, the Company will, and will cause each Subsidiary to, give notice in writing to the holders of Notes of the occurrence of (i) any Default or Event of Default, and (ii) any other development, financial or otherwise, which (solely with respect to this clause (ii)) could reasonably be expected to have a Material Adverse Effect.

7.3 Inspection; Keeping of Books and Records. The Company will, and will cause each Subsidiary to, permit the holders of Notes, by their respective representatives and agents (at reasonable times and upon reasonable advance written notice, so long as no Default or Event of Default has occurred and is continuing) to inspect (including without limitation to conduct an annual field examination of) any of its Property, including, without limitation, the Collateral, books and financial records of the Company and each other Credit Party, to examine and make copies of the books of accounts and other financial records of the Company and each other Credit Party, and to discuss the affairs, finances and accounts of the Company and each other Credit Party with, and to be advised as to the same by, their respective officers and their independent public accountants. The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If an Event of Default has occurred and is continuing, the Company, upon the Required Holders’ request, shall turn over copies of any such records to the Required Holders or their representatives.

8	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1 Required Prepayments.

(a) Scheduled Prepayments. On December 17, 2012 and on each March 17, June 17, September 17 and December 17 thereafter to and including June 17, 2017 the Company will prepay $2,500,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.1(b), (c) or (d), Section 8.2 or Section 8.6, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(a) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

(b) Mandatory Credit Agreement Prepayments in Excess of $10,000,000. If the principal amount of any Mandatory Credit Agreement Prepayment, together with the principal amount of all other Mandatory Credit Agreement Prepayments made during the period of twelve consecutive months immediately preceding the required payment date for such Mandatory Credit Agreement Prepayment (but in each case only to the extent the same permanently reduce the aggregate lending commitments under the Credit Agreement), would exceed $10,000,000 in the aggregate, then the Company shall, concurrently with the making of such Mandatory Credit Agreement Prepayment, prepay the Notes in an amount equal to the Ratable Share of the amount of such excess (or such lesser principal amount as shall then be outstanding), at 100% of the principal amount so prepaid and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

(c) Asset Dispositions Mandatory Prepayments. Within 2 Business Days after the consummation of any sale or other disposition of Property (including the sale or other disposition of Receivables) by the Company or any Subsidiary if the aggregate fair market value of the consideration received by the Company or its Subsidiaries for such sale or other disposition, together with the aggregate fair market value of the consideration received by the Company or its Subsidiaries for all other such sales or other dispositions consummated during the period of twelve consecutive months immediately preceding the consummation of such sale or other disposition, exceeds $25,000,000, the Company shall deliver an Officer’s Certificate to the holders of Notes (notifying the holders of Notes thereof and certifying the amount of Net Cash Proceeds received from such sales or other dispositions during such period). Unless within 5 Business Days after receipt of such Officer’s Certificate the Required Holders shall have notified the Company of the Required Holders’ election to forego prepayment, then on the date that is 7 Business Days after the date on which the Company shall have delivered such Officer’s Certificate to the holders of Notes the Company shall prepay the Notes in an amount equal to the Ratable Share of the amount of Net Cash Proceeds certified in such Officer’s Certificate (or such lesser principal amount as shall then be outstanding), at 100% of the principal amount so prepaid and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

Notwithstanding the foregoing, (i) up to 100% of the Net Cash Proceeds of such sales or other dispositions with respect to which the Company shall have given the holders of Notes written notice (set forth in the applicable Officer’s Certificate delivered pursuant to the first sentence of this Section 8.1(c)) of its intention to repair or replace the Property subject to any such sale or other disposition or invest such Net Cash Proceeds in the purchase of Property (other than securities, unless those securities represent equity interests in an entity that becomes a Guarantor or a JV Entity permitted hereunder (and provided that if such Guarantor or JV Entity is a newly formed Person, such Person shall promptly use the portion of the Net Cash Proceeds received by it for the sale of its equity interests in order to purchase Property to be used by it in its business)) to be used by one or more of the Company or the Guarantors in their businesses (such repair, replacement or investment referred to as a “Reinvestment”) within six months following such sale or other disposition, shall not be subject to the provisions of the first two sentences of this Section 8.1(c) unless and to the extent that such applicable period shall have expired without such repair, replacement or investment having been made, and (ii) only the Net Cash Proceeds from sales or other dispositions of Property (including the sale or other disposition of Receivables) with a fair market value of the consideration received therefor in excess of $25,000,000 (above and beyond the fair market value of the consideration of the dispositions of the Property with respect to which the Net Cash Proceeds shall have been subject to Reinvestment) shall be subject to the provisions of the first two sentences of this Section 8.1(c).

(d) Borrowing Base Mandatory Prepayments. If the amount equal to the Aggregate Outstanding Revolving Credit Exposure plus the aggregate principal amount outstanding in respect of the Notes exceeds the amount equal to the Borrowing Base plus the aggregate principal amount outstanding in respect of the Notes by more than $10,000,000 at any time, then the Company shall, no later than 2 Business Days after obtaining knowledge thereof, deliver an Officer’s Certificate to the holders of Notes (notifying the holders of Notes thereof and certifying the amount of such excess, accompanied by a revised Borrowing Base

Certificate). Unless within 5 Business Days after receipt of such Officer’s Certificate the Required Holders shall have notified the Company of the Required Holders’ election to forego prepayment, then on the date that is 7 Business Days after the date on which the Company shall have delivered such Officer’s Certificate to the holders of Notes the Company shall prepay the Notes in an amount equal to the Ratable Share of the amount of such excess (or such lesser principal amount as shall then be outstanding), at 100% of the principal amount so prepaid and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

(e) No Duplication of Mandatory Prepayments. If any set of facts or circumstances would trigger a mandatory prepayment under two or more of Sections 8.1(b), (c) or (d), then no duplication of mandatory prepayments shall be required and instead only such provision as shall result in the largest mandatory prepayment shall be operative for such set of facts or circumstances.

(f) Permitted Unsecured Indebtedness Repayment Events. Within 2 Business Days after the occurrence of any Permitted Unsecured Indebtedness Repayment Event, the Company shall deliver an Officer’s Certificate to the holders of Notes (notifying the holders of Notes thereof and identifying in reasonable detail the Indebtedness with respect to which such Permitted Unsecured Indebtedness Repayment Event has occurred and the status of current efforts to refinance such Indebtedness). Unless within 5 Business Days after receipt of such Officer’s Certificate the Required Holders shall have notified the Company of the Required Holders’ election to forego prepayment, then on the date that is 7 Business Days after the date on which the Company shall have delivered such Officer’s Certificate to the holders of Notes the Company shall prepay the Notes in their entirety, at 100% of the principal amount so prepaid and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

8.2 Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 in the case of partial prepayment, at 100% of the principal amount so prepaid and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 5 Business Days and not more than 60 days prior to the date (which shall be a Business Day) fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Prepayment of the Notes with a distribution made pursuant to the Intercreditor Agreement shall be made at 100% of the principal amount so prepaid and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

8.3 Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4 Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5 Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Section 8 or Section 12.1, or (ii) pursuant to a written offer to purchase Notes made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

8.6 Change of Control.

(a) Notice of Change in Control or Notice Event. The Company will, within 5 Business Days after any Authorized Officer has knowledge of the occurrence of any Change of Control or Notice Event, give written notice of such Change of Control or Notice Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Notice Event) shall have been given pursuant to Section 8.6(b). If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.6(c) and shall be accompanied by the certificate described in Section 8.6(g).

(b) Condition to Obligor Action. The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.6(c), accompanied by the certificate described in Section 8.6(g), and (ii) contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 8.6.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.6(a) and Section 8.6(b) shall be an offer to prepay, in accordance with and subject to this Section 8.6, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.6(a), such date shall be not less than 10 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

(d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.6 by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.6 shall be deemed to constitute an acceptance of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.6 shall be at 100% of the principal amount of the Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to the principal amount, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.6(f).

(f) Deferral Pending Change in Control. The obligation of the Company to prepay the Notes pursuant to the offers required by Section 8.6(c) and accepted in accordance with Section 8.6(d) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.6 in respect of such Change of Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.6 shall be accompanied by a certificate, executed by an Authorized Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.6; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.6 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

8.7 Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole

Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1(b), (c), (d) or (f), Section 8.2, or Section 8.6 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1(b), (c), (d) or (f), Section 8.2, Section 8.6 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1(b), (c), (d) or (f), Section 8.2 or Section 8.6, or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9	AFFIRMATIVE COVENANTS

The Company covenants that for so long as any of the Notes are outstanding:

9.1 Use of Proceeds.

The Company will, and will cause each Subsidiary to, use the proceeds of the Notes for working capital and general corporate purposes, which may include, without limitation, purchases of Receivables Portfolios, Permitted Acquisitions and repayment of Indebtedness. The Company shall use the proceeds of the Notes in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U or X, the Securities Act and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

9.2 Conduct of Business.

The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the Closing Date, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) as permitted by Section 10.2, and (ii) except to the extent that the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

9.3 Taxes.

The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

9.4 Insurance.

The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice. The Company shall deliver to the Collateral Agent endorsements in form and substance acceptable to the Collateral Agent to all general liability and other liability policies naming the Collateral Agent as an additional insured. The Company shall furnish to any holder of Notes such additional information as such holder may reasonably request regarding the insurance carried by the Company and its Subsidiaries. In the event the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute part of the Secured Obligations, payable as provided in this Agreement.

9.5 Compliance with Laws.

The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, the USA Patriot Act, the Fair Debt Collection Practices Act (or any similar federal, state or local laws or regulations relating to consumer debt or the collection thereof), all Environmental Laws, ERISA and Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 to which it may be subject where non-compliance with such laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards could reasonably be expected to cause a Material Adverse Effect.

9.6 Maintenance of Properties.

Subject to Section 10.3, the Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep the tangible Property material to the operation of its business in good repair, working order and condition, (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

9.7 Guarantors.

The Company shall cause each of its Subsidiaries (other than the Excluded Subsidiaries) to guarantee pursuant to the Multiparty Guaranty or supplement or counterpart thereto (or, in the case of a Foreign Subsidiary, any other guarantee agreement requested by the Required Holders) the obligations of the Company evidenced by the Notes and under the other Transaction Documents. In furtherance of the above, after the formation or acquisition of any Subsidiary the Company shall promptly (and in any event upon the earlier of (x) such time as such Subsidiary becomes a guarantor, co-borrower or other obligor under the Credit Agreement and (y) within 45 days after such formation or acquisition): (i) provide written notice to the holders of Notes upon any Person becoming a Subsidiary, setting forth information in reasonable detail describing all of the assets of such Person; (ii) cause such Person to execute a supplement or counterpart to the Multiparty Guaranty and such other Collateral Documents as are necessary for the Company and its Subsidiaries to comply with Section 9.8; (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person and each other Pledge Subsidiary to be delivered to the Collateral Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Required Holders; and (iv) deliver such other documentation as the Required Holders may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the Required Holders, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Required Holders. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver the Multiparty Guaranty (or supplement thereto) or such other guarantee agreement if such execution and delivery would cause a Deemed Dividend Problem or a Financial Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof, the Company and the relevant Subsidiaries shall provide the pledge agreements required under this Section 9.7 or Section 9.8.

9.8 Collateral.

The Company will cause, and will cause each other Credit Party to cause, all of its owned Property to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Intercreditor Agreement and the Collateral Documents, subject in any case to Liens permitted by Section 10.6 hereof (it being understood and agreed that (a) no control agreements will be required hereunder in respect of bank accounts, and (b) Mortgages and Mortgage Instruments will only be required hereunder in respect of Mortgaged Properties). Without limiting the generality of the foregoing, the Company: (i) will cause the Applicable Pledge Percentage of the issued and outstanding equity interests of each Pledge Subsidiary directly owned by the Company or any other Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Collateral Agent shall reasonably request; and (ii) will, and will cause each Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Company or such Guarantor to the extent, and within such time period as is, reasonably required by the Collateral Agent. Notwithstanding the foregoing, no pledge agreement in respect of the equity interests of a Foreign Subsidiary shall be required hereunder to the extent such pledge thereunder is prohibited by applicable law or its counsel reasonably determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

9.9 Most Favored Lender.

If at any time any of the Credit Agreement, or any agreement or document related to the Credit Agreement or any Principal Credit Facility of the Company, includes (a) any covenant, event of default or similar provision that is not provided for in this Agreement, or (b) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in this Agreement (all such provisions described in clauses (a) or (b) of this Section 9.9 being referred to as the “Most Favored Covenants”), then (a) such Most Favored Covenant shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such provision may thereafter be waived, amended or modified under this Agreement except pursuant to the provisions of Section 17, and (b) the Company shall promptly, and in any event within five (5) days after entering into any such Most Favored Covenant, so advise the holders of Notes in writing. Thereafter, upon the request of the Required Holders, the Company shall enter into an amendment to this Agreement with the Required Holders evidencing the incorporation of such Most Favored Covenant, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (a) of the immediately preceding sentence.

9.10 Minimum Committed Revolving Credit Facility.

The Company covenants that it will maintain at all times a revolving credit facility with minimum aggregate commitments of $300,000,000 and with a remaining period until final maturity of not less than three months.

9.11 Information Required by Rule 144A.

The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any Qualified Institutional Buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act.

10	NEGATIVE COVENANTS.

The Company covenants that for so long as any of the Notes are outstanding:

10.1 Restricted Payments.

The Company will not, nor will it permit any Subsidiary to, make any Restricted Payment (other than dividends payable in its own capital stock) except that (i) any Subsidiary may declare and pay dividends or make distributions to the Company or a Guarantor, (ii) the Company may, so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, make Restricted Payments in an aggregate amount not to exceed, during any fiscal year of the Company, 20% of the audited Consolidated Net Income for the then most recently completed fiscal year of the Company, (iii) the Company or any Subsidiary may acquire all or any portion of the minority interest in a JV Entity, so long as such acquisition constitutes a

Permitted Acquisition, (iv) the Company may (A) effect the conversion of the Existing Unsecured Notes on a “net share” settlement basis pursuant to which the Company may effect such conversion by making payments of cash and issuing additional capital stock of the Company to the holders of the Existing Unsecured Notes in accordance with the terms of the Existing Unsecured Notes and (B) make payment of cash to enter into a “call spread” on the Company’s capital stock, and any payments made in settlement or in performance thereof, in each case in connection with the Existing Unsecured Notes on terms and conditions reasonably satisfactory to the Required Holders, (v) the Company may (A) effect a conversion of Permitted Indebtedness pursuant to its terms by making any required payments of cash and/or the Company’s capital stock and (B) make a payment of cash to enter into a Permitted Indebtedness Hedge in connection with Permitted Indebtedness, and any payments made in settlement or in performance thereof, and (vi) the Company may, so long as the Payment Conditions are satisfied, make repurchases of its capital stock and redeem or purchase the Existing Unsecured Notes so long as the aggregate cumulative amount expended on and after February 8, 2010 for all such repurchases of capital stock and redemptions and purchases of such Existing Unsecured Notes does not exceed $50,000,000; provided that any redemption and/or purchase of the Existing Unsecured Notes outstanding on the Closing Date in connection with a refinancing thereof pursuant to Indebtedness permitted under this Agreement shall be permitted in addition to the $50,000,000 limitation set forth in this clause (vi). As used herein, “Payment Conditions” means (i) no Default or Event of Default has then occurred and is continuing or would arise after giving effect thereto, and (ii) before and after giving effect (including pro forma effect) thereto, (A) the Company is in compliance with the covenants set forth in Sections 10.12 and 10.13, and (B) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Borrowing Base.

10.2 Merger or Dissolution.

The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person or dissolve, except that:

10.2.1 a Guarantor may merge into (x) the Company or (y) a Wholly-Owned Subsidiary that is a Guarantor or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation;

10.2.2 the Company or any Subsidiary may consummate any merger or consolidation in connection with any Permitted Acquisition so long as (i) in the case of the Company, the Company is the surviving entity and (ii) in the case of any Subsidiary, the Company has otherwise complied with Sections 9.7 and 9.8 in respect of the surviving entity; and

10.2.3 the Company and the Subsidiaries may enter into Permitted Restructurings.

10.3 Sale of Assets.

The Company will not, nor will it permit any other Credit Party to, lease, sell or otherwise dispose of its Property to any other Person, except:

10.3.1 sales of Receivables in the ordinary course of business;

10.3.2 a disposition or transfer of assets by a Credit Party to another Credit Party or a

Person that becomes a Credit Party prior to such disposition or transfer;

10.3.3 a disposition of obsolete Property, Property no longer used in the business of the Company or the other Credit Parties or other assets in the ordinary course of business of the Company or any other Credit Party, but excluding in each case Property (other than fixtures and personal Property) subject to a Lien under a Mortgage;

10.3.4 leases, sales or other dispositions of its Property that, together with all other Property of the Company and the Credit Parties previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 10.3) as permitted by this Section during any fiscal year of the Company do not exceed one percent (1%) of Consolidated Tangible Assets in the aggregate;

10.3.5 sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed, during the term of this Agreement, $10,000,000; and

10.3.6 any lease, transfer or other disposition of its Property that constitutes a permitted Investment under Section 10.4.8.

10.4 Investments and Acquisitions.

The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, or other Investments in, Subsidiaries), or commitments therefor, or create any Subsidiary or become or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

10.4.1 (i) Cash Equivalent Investments, (ii) any Permitted Indebtedness Hedge, and (iii) other Investments described in Schedule 10.4.1;

10.4.2 existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 10.4.2;

10.4.3 Acquisitions meeting the following requirements or otherwise approved by the Required Holders (each such Acquisition constituting a “Permitted Acquisition”):

(i) as of the date of the consummation of such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Permitted Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Permitted Acquisition;

(ii) such Permitted Acquisition is consummated pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Permitted Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(iii) the business to be acquired in such Permitted Acquisition is similar or related to one or more of the lines of business in which the Company and its Subsidiaries are engaged on the Closing Date;

(iv) as of the date of the consummation of such Permitted Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

(v) the aggregate Purchase Price for all such Permitted Acquisitions during the term of this Agreement shall not exceed $100,000,000, provided that the Purchase Price for any single Permitted Acquisition during the term of this Agreement shall not exceed $50,000,000;

(vi) prior to the consummation of such Permitted Acquisition, the Company shall have delivered to the holders of Notes a pro forma consolidated balance sheet, income statement and cash flow statement of the Company and its Subsidiaries (the “Acquisition Pro Forma”), based on the Company’s most recent financial statements delivered pursuant to Section 7.1.1 (using, to the extent available, historical financial statements for such entity provided by the seller(s)) which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Company and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all extensions of credit in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Company would have been in compliance with the financial covenants set forth in Sections 10.12 and 10.13 for the period of four fiscal quarters reflected in the compliance certificate most recently delivered to the holders of Notes pursuant to Section 7.1.3 prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all extensions of credit funded in connection therewith as if made on the first day of such period); provided, however, that no such compliance with Section 10.12 is required to be demonstrated in such Acquisition Pro Forma for an Acquisition which is either (x) solely a purchase of assets or (y) an acquisition of an entity or a going business for which no financial statements are available; and

(vii) prior to each such Permitted Acquisition, the Company shall deliver to the holders of Notes a documentation, information and certification package in form reasonably acceptable to the Required Holders and demonstrating conformity with the applicable Acquisition Pro Forma and sufficient to describe the assets and Persons being acquired, including, without limitation:

(A) a near-final version (with no further material amendments to be made thereto) of the acquisition agreement for such Permitted Acquisition together with drafts of the material schedules thereto;

(B) a near-final version (with no further material amendments to be made thereto) of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Permitted Acquisition; and

(C) such other documents or information as shall be reasonably requested by the Required Holders in connection with such Permitted Acquisition;

10.4.4 a Permitted Restructuring;

10.4.5 creation of, or investment in, a Subsidiary and in respect of which the Company has otherwise complied with Sections 9.7 and 9.8, provided that the foregoing shall not permit investments the purpose of which is the acquisition of receivables owed by a Person subject to bankruptcy or similar proceedings;

10.4.6 Investments constituting Indebtedness permitted by Section 10.5.5;

10.4.7 Investments by a Credit Party in another Credit Party;

10.4.8 creation of, or investment in, one or more JV Entities so long as the aggregate amount invested in such JV Entities does not exceed $10,000,000; and

10.4.9 Investments constituting Permitted Foreign Subsidiary Investments/Loans.

10.5 Indebtedness.

The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

10.5.1 the Secured Obligations;

10.5.2 Indebtedness existing on the date hereof and described in Schedule 10.5;

10.5.3 Indebtedness arising under Rate Management Transactions;

10.5.4 secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Company or any of its Subsidiaries after February 8, 2010 to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Company and its Subsidiaries taken together incurred on or after February 8, 2010, when aggregated with the Indebtedness permitted under Section 10.5.9, shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding, (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (4) any Lien securing such Indebtedness is permitted under Section 10.6 (such Indebtedness being referred to herein as “Permitted Purchase Money Indebtedness”);

10.5.5 Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to any Credit Party, (ii) made by the Company to any other Credit Party; provided that the Company agrees that all such Indebtedness shall be expressly subordinated to the Secured Obligations pursuant to subordination provisions reasonably acceptable to the Required Holders or (iii) made by the Company or any Subsidiary to any Subsidiary solely for the purpose of facilitating, in the ordinary course of business consistent with past practice as of the Closing Date (and excluding, for the avoidance of doubt, any business relating to the acquisition of receivables owed by a Person subject to bankruptcy or similar proceedings), the payment of fees and expenses in connection with collection actions or proceedings;

10.5.6 guaranty obligations of the Company of any Indebtedness of any Subsidiary permitted under Section 10.5.2;

10.5.7 guaranty obligations of any Subsidiary of the Company that is a Guarantor with respect to any Indebtedness of the Company or any other Subsidiary permitted under this Section 10.5, other than the Permitted Foreign Subsidiary Non-Recourse Indebtedness;

10.5.8 [Intentionally Omitted];

10.5.9 additional unsecured Indebtedness of the Company or any Domestic Subsidiary, to the extent not otherwise permitted under this Section 10.5; provided, however, that the aggregate principal amount of such additional Indebtedness, when aggregated with the Indebtedness permitted under Section 10.5.4 shall not exceed $12,500,000 at any time outstanding;

10.5.10 bonds or other Indebtedness required by collections licensing laws in the ordinary course of the Credit Parties’ business;

10.5.11 Indebtedness, liabilities and contingent obligations incurred or assumed in connection with a Permitted Acquisition; provided, however, that any such Indebtedness incurred or assumed by a Person that is a Foreign Subsidiary after giving effect to the consummation of such Permitted Acquisition shall be permitted only to the extent such Indebtedness constitutes Permitted Foreign Subsidiary Non-Recourse Indebtedness;

10.5.12 Indebtedness under the Existing Unsecured Notes and the guarantee by the Company and the Guarantors of such Indebtedness;

10.5.13 Indebtedness of Domestic Subsidiaries in an aggregate amount of not more than $15,000,000 and Permitted Foreign Subsidiary Non-Recourse Indebtedness;

10.5.14 Indebtedness constituting Permitted Foreign Subsidiary Investments/Loans; and

10.5.15 additional unsecured or subordinated Indebtedness of the Company or any of its Domestic Subsidiaries, to the extent not otherwise permitted under this Section 10.5; provided, however, that (i) the aggregate principal amount of such additional Indebtedness shall not exceed $100,000,000, and (ii) if such Indebtedness is subordinated, the terms of such subordination shall be reasonably acceptable to the Required Holders.

10.6 Liens.

The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

10.6.1 Liens securing all Secured Obligations;

10.6.2 Liens for taxes, assessments or governmental charges or levies on its Property if the same (i) shall not at the time be delinquent or thereafter can be paid without penalty, (ii) are disclosed on Schedule 5.6, or (iii) are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

10.6.3 Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

10.6.4 Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

10.6.5 Liens as described in Schedule 10.6;

10.6.6 deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

10.6.7 deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

10.6.8 easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Company and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Company or such Subsidiary conducted at the property subject thereto;

10.6.9 purchase money Liens securing Permitted Purchase Money Indebtedness (as defined in Section 10.5); provided, that such Liens shall not apply to any property of the Company or its Subsidiaries other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness;

10.6.10 Liens existing on any asset of any Subsidiary of the Company at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event;

10.6.11 Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof;

10.6.12 Liens existing on any asset of any Subsidiary of the Company at the time such Subsidiary is merged or consolidated with or into the Company or any Subsidiary and not created in contemplation of such event;

10.6.13 Liens existing on any asset prior to the acquisition thereof by the Company or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other Property or assets; and

10.6.14 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections 10.6.9 through 10.6.13; provided that

(a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased.

In addition, no Credit Party shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its Properties or other assets in favor of the Collateral Agent for the benefit of the Secured Parties; provided, however, that any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the assets or Property obtained with the proceeds of such Indebtedness.

10.7 Affiliates.

The Company will not, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Company and the other Credit Parties) except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm’s length transaction, and (ii) the Permitted Restructuring.

10.8 Hedging Contracts.

The Company will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes.

10.9 Subsidiary Covenants.

The Company will not, nor will it permit any Credit Party to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Credit Party (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary, (iii) to make loans or advances or other Investments in the Company or any other Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary, other than (A) customary restrictions on transfers, business changes or similar matters relating to earn out obligations in connection with Permitted Acquisitions, (B) pursuant to the Existing Unsecured Notes, and (C) as provided in this Agreement and the Credit Agreement.

10.10 Contingent Obligations.

The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the reimbursement obligations in respect of letters of credit issued under the Credit Agreement, (iii) any guaranty of the Secured Obligations, (iv) any liability of the Company or the Guarantors under the Transaction Documents or the

Loan Documents (as defined in the Credit Agreement), (v) Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets, (vi) customary corporate indemnification obligations under charter documents, indemnification agreements with officers and directors and underwriting agreements, and (vii) any liability under any Indebtedness permitted by Section 10.5 (it being acknowledged and agreed that none of the Company, the Guarantors or the Domestic Subsidiaries shall make or shall suffer to exist any Contingent Obligation in respect of Indebtedness of Foreign Subsidiaries).

10.11 Subordinated Indebtedness and Amendments to Subordinated Note Documents.

The Company will not, nor will it permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness. Furthermore, the Company will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

(i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

(ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

(iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

(iv) increases the rate of interest accruing on such Indebtedness;

(v) provides for the payment of additional fees or increases existing fees or changes any profit sharing arrangements to the detriment of the Company or any other Credit Party;

(vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Company or such Subsidiary or which is otherwise materially adverse to the Company, its Subsidiaries and/or the holders of Notes or, in the case of any such covenant, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with more restrictive financial ratios or which requires the Company to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or

(vii) amends, modifies or adds any affirmative covenant in a manner which (a) when taken as a whole, is materially adverse to the Company, its Subsidiaries and/or the holders of

Notes, or (b) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

10.12 Leverage Ratios.

10.12.1 Cash Flow Leverage Ratio. The Company will not at any time permit the ratio (the “Cash Flow Leverage Ratio”) of (i) Consolidated Funded Indebtedness of the Company at such time to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.00 to 1.00.

The Cash Flow Leverage Ratio shall be calculated: (i) based upon (a) for Consolidated Funded Indebtedness at the applicable time of determination, and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; and (ii) giving pro forma effect to any Material Acquisition and Material Disposition. For purposes of this Section 10.12.1, “Material Acquisition” means any Acquisition or series of related Acquisitions that involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Asset Sale or series of related Asset Sales that yields gross proceeds to the Company or any of its Subsidiaries in excess of $10,000,000.

10.12.2 Minimum Net Worth. The Company will not permit its Consolidated Net Worth to be less than the sum of (i) a dollar amount equal to $166,506,500, plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending March 31, 2009 (without deduction for losses), plus (iii) 100% of the amount by which the Company’s “total stockholders’ equity” is increased after February 8, 2010 as a result of the issuance or sale by the Company or any of its Subsidiaries of, or the conversion of any Indebtedness of such Person into, any equity interests (including warrants and similar investments) in such Person, minus (iv) amounts expended by the Company to repurchase its capital stock to the extent such amounts are permitted under Section 10.1(v)(A).

10.13 Interest Coverage Ratio.

The Company will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently completed four fiscal quarters, of (i) Consolidated EBIT of the Company, to (ii) Consolidated Interest Expense, in each case as of the end of such period, to be less than 2.00 to 1.00.

10.14 Capital Expenditures.

The Company will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of an aggregate of $12,500,000 for Capital Expenditures of the Company and its Subsidiaries during any fiscal year of the Company.

10.15 Rentals.

The Company will not permit, nor will it permit any Subsidiary to, create, pay or incur Consolidated Rentals in excess of $12,500,000 for any fiscal year during the term of this Agreement on a consolidated basis for the Company and its Subsidiaries.

10.16 Sale and Leaseback Transactions.

The Company will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction.

10.17 Acquisitions of Receivables Portfolios.

The Company will not, nor will it permit any other Credit Party to, acquire any single Receivables Portfolio with a purchase price in excess of the lesser of (i) 50% of Consolidated Tangible Net Worth as of the Company’s most recently ended fiscal quarter and based on the financial statements of the Company for such fiscal quarter and (ii) $100,000,000.

10.18 Liquidity.

The Company shall not permit Liquidity to be less than $5,000,000.

10.19 Acquisition of Foreign Receivables.

The Company will not, nor will it permit any Subsidiary to, (i) acquire any Receivable denominated in a currency other than Dollars, (ii) acquire any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, (iii) acquire any Person which owns any Receivable denominated in a currency other than Dollars or any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, or (iv) acquire any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof, if, after giving effect to such acquisition, the aggregate outstanding book value (without duplication) of all such Receivables (in the case of clauses (i) and (ii)), all such Receivables owned by such Person (in the case of clause (iii)) and any and all Receivables owned by such Person (in the case of clause (iv)) would exceed in the aggregate (a) 20% of the total book value of all Receivables of the Company and its Subsidiaries at any time from the date hereof until the first anniversary of the date hereof, (b) 30% of the total book value of all Receivables of the Company and its Subsidiaries at any time from the first anniversary of the date hereof until the second anniversary of the date hereof, or (c) 40% of the total book value of all Receivables of the Company and its Subsidiaries at any time from or after the second anniversary of the date hereof.

10.20 Terrorism Sanctions Regulations.

The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order, or (b) knowingly engage in any dealings or transactions with any such Person in violation of such foreign assets control regulations or anti-terrorism orders.

11	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) The Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 8.6, 8.7, 9.7, 9.8, 9.9, 9.10 or 10; or

(d) any Credit Party defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other Transaction Document and such default is not remedied within thirty (30) days after the earlier of (i) an Authorized Officer obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) any representation or warranty made in writing by or on behalf of any Credit Party or by any officer of any Credit Party in this Agreement or in any other Transaction Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any outstanding Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; provided that the aggregate principal amount of all Indebtedness to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000 (or its equivalent in other currencies); or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) the Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or its equivalent in other currencies) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s) or order(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith or otherwise not covered by a creditworthy insurer or indemnitor which has acknowledged in writing coverage thereof; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of the Pension Funding Rules for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under the Pension Funding Rules, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000 (or its equivalent in other currencies), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (vii) the aggregate accumulated funding deficiency or other unfunded liability (excluding the accrued funding liability for the then current fiscal year) with respect to all benefit plans (other than pension plans) maintained by the Company and the Subsidiaries exceeds $5,000,000 (or its equivalent in other currencies), (viii) the accumulated funding deficiency or other unfunded liability with respect to any pension plan maintained by the Company or any Subsidiary exceeds the maximum amount prescribed by any applicable laws or regulations of any Governmental Authority, or (ix) the Company or any Subsidiary shall otherwise fail to comply with any laws, regulations or orders in the establishment, administration or maintenance of any pension plan or shall fail to pay or accrue any premiums, contributions or other amounts required by applicable pension plan documents or applicable laws; and any such event or events described in clauses (i) through (ix) above, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(k) nonpayment by the Company or any Subsidiary of any Rate Management Obligation, when due or the breach by the Company or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions”; or

(l) the Company or any of its Subsidiaries shall violate any Environmental Law, which has resulted in liability to the Company or any of its Subsidiaries in an amount equal to $5,000,000 or more (or its equivalent in other currencies), which liability is not paid, bonded or otherwise discharged within 45 days or which is not stayed on appeal and being appropriately contested in good faith; or

(m) this Agreement (including amendments, supplements or other modifications hereto), the Multiparty Guaranty Agreement (including amendments, supplements or other modifications thereto) or any Collateral Document (including amendments, supplements or other modifications thereto) shall fail to remain in full force or effect or any action shall be taken to assert the invalidity or unenforceability of, or which results in the invalidity or unenforceability of, any such Transaction Document, or any Collateral Document shall, other than as permitted thereby, fail to create or maintain for any reason a valid and perfected security interest in any collateral purported to be covered thereby.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12	REMEDIES ON DEFAULT, ETC.

12.1 Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, in addition to any action that may be taken pursuant to Section 12.1(c), any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

(c) If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate), and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from prepayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2 Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3 Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4 No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Transaction Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of such Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

12.5 Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to Section 12.1 or any such declaration shall be rescinded and annulled pursuant to Section 12.3, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

13	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1 Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2 Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more replacement Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such replacement Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note so surrendered. Each such replacement Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000 (or its equivalent if denominated in another currency); provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000 (or its equivalent if denominated in another currency). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3 Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $5,000,000 or a Qualified Institutional Investor, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14	PAYMENTS ON NOTES.

14.1 Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction. The holder of a Note may at any time, by notice to the Company, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2 Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a replacement Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchaser has made in this Section 14.2.

15	EXPENSES, ETC.

15.1 Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel, local counsel and, if reasonably required by the Required Holders, other counsel) incurred by the Purchasers, any holder of a Note or the Collateral Agent in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), and the Company will, in addition, pay: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Transaction Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders.

15.2 Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in any of the other Transaction Documents shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate delivered by or on behalf of the Company or any other Credit Party pursuant to this Agreement or any of the other Transaction Documents shall be deemed representations and warranties of the Company or such other Credit Party under this Agreement or such other Transaction Document. Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17	AMENDMENT AND WAIVER.

17.1 Requirements.

(a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

(b) Notwithstanding the foregoing provisions of Section 17.1(a), if: (1) the Company and the Administrative Agent under the Credit Agreement have notified the holders of Notes in writing that the Required Lenders (as defined in the Credit Agreement on the date hereof) have approved the amendment of the corresponding provision(s) in the Credit Agreement; (2) the Majority of the Combined Banks and Noteholders (calculated on a date which is no more than 5 Business Days after such written notification with such calculation made as of the date of such notification) have consented to such amendment for purpose of the Credit Agreement and this Agreement; (3) no Default or Event of Default exists at such time (other than a Default or Event of Default existing solely as the result of a breach of the provision(s) of this Agreement which correspond to such provision(s) of the Credit Agreement which the Required Lenders have approved for amendment as described in the immediately preceding clause (1)); (4) no repayment of principal of the debt facilities under the Credit Agreement is required as consideration for such proposed amendment; and (5) no fee or other remuneration is required to be paid to or for the benefit of any party to the Credit Agreement as consideration for such proposed amendment unless the holders of Notes are paid their ratable share of such remuneration (based on the principal amount outstanding as of such notification date of the Notes and of the bank facilities under the Credit Agreement), then each Purchaser agrees (and each holder of a Note, by its acceptance of a Note, will be deemed to have agreed) to amend the following provisions in a substantially similar manner (except as expressly provided in the immediately succeeding clauses (iv)), to be effective concurrent with the effectiveness of the corresponding amendment to the corresponding provision of the Credit Agreement:

(i) Section 9.2 (Conduct of Business);

(ii) Section 10.4.3 (Permitted Acquisitions);

(iii) the dollar limitation set forth in each of Section 10.5.4(1) (Permitted Purchase Money Indebtedness) and Section 10.5.9 (Additional Unsecured Indebtedness), but, in each case, only to the extent that the aggregate amount of such permitted Indebtedness does not exceed $25,000,000;

(iv) Section 10.5.13, but only so long as conditions (a), (b) and (c) of the definition of the term “Permitted Foreign Subsidiary Non-Recourse Indebtedness” are not amended;

(v) Section 10.14;

(vi) Section 10.15;

(vii) Section 10.17; and

(viii) Section 10.19.

17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3 Binding Effect. etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4 Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Person at the address specified for such communications in Schedule A, or at such other address as such Person or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed to have been given only when actually received.

19	REPRODUCTION OF DOCUMENTS.

This Agreement, and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section

19 shall not prohibit the Company or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21	MISCELLANEOUS.

21.1 Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

21.2 Payments Due on Non-Business Days; Payment Currency.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

21.3 Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with Agreement Accounting Principals. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with Agreement Accounting Principals, and (ii) all financial statements shall be prepared in accordance with Agreement Accounting Principals.

21.4 Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.5 Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

21.6 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

21.7 Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

21.8 Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Transaction Documents. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 21.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 21.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

21.9 Transaction References. The Company agrees that Prudential Capital Group may (a) refer to its role in originating the purchase of the Notes from the Company, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium, and (b) display the Company’s corporate logo in conjunction with any such reference.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

ENCORE CAPITAL GROUP, INC.

By:	/s/ J. Brandon Black
Name: J. Brandon Black
Title: President & CEO

The foregoing is hereby agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Mathew Douglass
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Mathew Douglass
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., investment manager

By:	/s/ Mathew Douglass
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	Prudential Investment Management, Inc., investment manager

By:	/s/ Mathew Douglass
Vice President

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE A

PURCHASER SCHEDULE

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Name in Which Notes are to be Registered	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Note Registration Numbers; Original Principal Amounts	[*]

Payment on Account of Notes	Method: Federal Funds Wire Transfer Account Information: [*] Account No.: [*] Account No.: [*] Re: (See “Accompanying information” below)

Accompanying Information

Name of Company:                         Encore Capital Group, Inc.

Description of Security:                   7.75% Senior Secured Notes due 2017

PPN:         [*]

Each such wire transfer shall also set forth the due date and application (as among principal, interest, Make-Whole Amount, if any) of the payment being made.

Address for Notices Related to Payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn:       Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:        (973) 367-3141

Fax:        (800) 224-2278

Address for All Other Notices	The Prudential Insurance Company of America c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax: 415-421-6233

Other Instructions	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: ________________________________ Name: Title: Vice President

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Instructions re Delivery of Notes	Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: James F. Evert, Esq.

Tax Identification Number	[*]

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Purchaser Name	PRUCO LIFE INSURANCE COMPANY
Name in Which Notes are to be Registered	PRUCO LIFE INSURANCE COMPANY

Note Registration Numbers; Principal Amounts	[*]

Payment on Account of Note	Federal Funds Wire Transfer

Method	[*]
ABA No.: [*]
Account Information	Account No.: [*]
Account Name: [*]
Re: (see “Accompanying Information” below)

Accompanying Information

Name of Company:                 Encore Capital Group, Inc.

Description of Security:           7.75% Senior Secured Notes due 2017

PPN:     [*]

Each such wire transfer shall also set forth the due date and application (as among principal, interest, and Make-Whole Amount, if any) of the payment being made.

Address for Notices Related to Payments

Pruco Life Insurance Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn:     Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:      (973) 367-3141

Fax:      (800) 224-2278

Address for All Other Notices	The Prudential Insurance Company of America c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax: 415-421-6233

Other Instructions	PRUCO LIFE INSURANCE COMPANY By: ________________________________ Name: Title:

Instructions re Delivery of Notes	Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: James F. Evert, Esq.

Tax Identification Number	[*]

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Purchaser Name	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

Name in Which Notes are to be Registered	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

Note Registration Numbers; Principal Amounts	[*]

Payment on Account of Note

Method Account Information	Federal Funds Wire Transfer [*] Account No.: [*] Re: (See “Accompanying information” below)

Accompanying Information

Name of Company:           Encore Capital Group, Inc.

Description of Security:     7.75% Senior Secured Notes due 2017

PPN: [*]

Each such wire transfer shall also set forth the due date and application (as among principal, interest, Make-Whole Amount, if any) of the payment being made.

Address for Notices Related to Payments

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:  (973) 802-8107

Fax:  (888) 889-3832

Address for All Other Notices	Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax: 415-421-6233

Other Instructions	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: Prudential Investment Management, Inc., investment manager By: ________________________________ Name: Title:

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Purchaser Name	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Instructions re Delivery of Notes	Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: James F. Evert, Esq.

Tax Identification Number	[*]

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Purchaser Name	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
Note Registration Number; Principal Amount	[*]

Payment on Account of Note Method Account Information	Federal Funds Wire Transfer [*] ABA # [*] Acct. # [*] Acct Name: [*] Re: (See “Accompanying Information” below)

Accompanying Information

Name of Obligors: Encore Capital Group, Inc.

Description of Security:    7.75% Senior Secured Notes due 2017

PPN:                                   [*]

Due date and application (as among principal, Make-Whole Amount and interest) of the payment being made.

Address for Notices Related to Payments	The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

Address for All Other Notices	The Prudential Insurance Company of America c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: Managing Director Fax: 415-421-6233

Recipient of telephonic prepayment notices	Manager, Trade Management Group Tel: (973) 367-3141 Fax: (888) 889-3832

Instructions re Delivery of Notes	Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attn: James F. Evert, Esq.

Tax Identification Number	[*]

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accounts” means and includes all of the Company’s and each Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or such Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Acquisition” means any transaction or any series of related transactions, other than a Permitted Restructuring or purchases or acquisitions of Receivables Portfolios in the ordinary course of business, consummated on or after the Closing Date, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person; provided, however, that the following shall not be considered “Acquisitions”: (a) any asset purchase consisting solely of Receivables Portfolios, and (b) the purchase of stock of an entity (1) the assets of which consist solely of Receivables, (2) which has not engaged in the conduct of business and (3) which has no Indebtedness.

“Acquisition Pro Forma” is defined in Section 10.4.3(vi).

“Adjusted Available Aggregate Revolving Loan Commitment” has the meaning specified in the Credit Agreement as of the date hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Outstanding Revolving Credit Exposure” has the meaning specified in the Credit Agreement as of the date hereof.

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“Agreement” means this Senior Secured Note Purchase Agreement, dated as of September 20, 2010, between the Company, on the one hand, and the Purchasers, on the other hand, as it may from time to time be amended, supplemented or otherwise modified.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5.4; provided, that “Agreement Accounting Principles” shall exclude the effects of Accounting Standards Codification 825-10-25 (previously referred to as SFAS 159) or any successor or similar provision to the extent it relates to “fair value” accounting for liabilities.

“Amortized Collections” means, for any period, the aggregate amount of collections from receivable portfolios (including that portion attributable to sales of receivables) of the Company and its Subsidiaries calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles, that are not included in consolidated revenues by reason of the application of such collections to principal of such receivable portfolios (for purposes of illustration only, the Amortized Collections have been most recently identified in the amount of $187,726,000 as the aggregate of “Collections applied to investment of receivable portfolios, net” and “Provision for impairment on receivable portfolios, net” in the Company’s consolidated statement of cash flows for the period ended December 31, 2009 as reflected in the Company’s Form 10-K for such period).

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Pledge Percentage” means 100%, but 65% in the case of a pledge of capital stock of a Foreign Subsidiary to the extent a 100% pledge would cause a Deemed Dividend Problem or a Financial Assistance Problem.

“Asset Sale” means, with respect to the Company or any Subsidiary, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a Sale and Leaseback Transaction, and including the sale or other transfer of any of the capital stock or other equity interests of such Person or any Subsidiary of such Person) to any Person other than the Company or any of its Wholly-Owned Subsidiaries other than (i) the sale of Receivables in the ordinary course of business, (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business, (iii) leases of assets in the ordinary course of business consistent with past practice, and (iv) sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed, during the term of this Agreement, $10,000,000.

“Authorized Officer” means any of the President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, Assistant Treasurer or Controller of the Company, or such other officer of the Company as may be designated by the Company in writing to the holders of Notes from time to time, acting singly.

“Borrowing Base” means, as of any date of calculation, an amount, as set forth on the

2

most current Borrowing Base Certificate delivered to the holders of Notes on or prior to such date, equal to (i) the lesser of: (1) (x) 30% of Estimated Remaining Collections (exclusive of any Receivables in any Receivables Portfolio that are not Eligible Receivables) as of the last day of the month for which such Borrowing Base Certificate was provided minus (y) to the extent the Borrowing Base is being calculated on or after June 19, 2010 and so long as the Existing Unsecured Notes are outstanding, the aggregate outstanding principal amount of the Existing Unsecured Notes plus (z) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalent Investments (not to exceed the amount computed under the preceding clause (y)) maintained by the Company or any of its Subsidiaries as of the last day of the month for which such Borrowing Base Certificate was provided; and (2) the product of the net book value of all Receivables Portfolios acquired by any Credit Party on or after January 1, 2005 multiplied by 95%, minus (ii) the aggregate principal amount outstanding in respect of the Notes.

“Borrowing Base Certificate” means a certificate, in substantially the form of Exhibit E hereto, setting forth the Borrowing Base and the component calculations thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Toronto, Ontario are required or authorized to be closed.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Agreement Accounting Principles, but excluding, solely for the fiscal year in which each Acquisition is consummated, any such expenditures of any Person or business acquired pursuant to such Acquisition.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Cash Flow Leverage Ratio” is defined in Section 10.12.1.

“Change in Control” means: (i) the acquisition by any Person, or two or more Persons acting in concert (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the

3

Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company; (ii) other than pursuant to a transaction permitted hereunder, the Company shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances, all of the outstanding shares of voting stock of the Guarantors on a fully diluted basis; (iii) the majority of the Board of Directors of the Company fails to consist of Continuing Directors; or (iv) the acquisition by Red Mountain Capital Partners LLC, JCF FPK I LP and/or any affiliate of either of them and/or any other Persons acting in concert with any of the foregoing Persons described in this clause (iv) of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of greater than 50% of the outstanding shares of voting stock of the Company. No Permitted Restructuring shall constitute a Change of Control.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all Property and interests in Property now owned or hereafter acquired by the Company or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted (or is required to be granted pursuant to the terms hereof) in favor of the Collateral Agent pursuant to the Collateral Documents, on behalf of itself and the Secured Parties, to secure the Secured Obligations.

“Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as collateral agent for the Secured Parties and any successor collateral agent appointed pursuant to the terms of the Intercreditor Agreement.

“Collateral Documents” means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Collateral Agent, on behalf of itself and the Secured Parties to secure the Secured Obligations.

“Company” is defined in the introductory paragraph.

“Consolidated EBIT” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense (whether actual or contingent), (ii) expense for taxes paid or accrued and (iii) any extraordinary losses minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any JV Entity or any other Person (1) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, and (2) to the extent the Company or any of its Subsidiaries does not control the board of directors or other governing body of such JV Entity or Person or otherwise does not control the declaration of a dividend or other distribution by such JV Entity or Person,

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except in each case to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such JV Entity or Person during the relevant period, and (d) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, all calculated for the Company and its Subsidiaries on a consolidated basis.

“Consolidated EBITDA” means Consolidated Net Income plus, (1) to the extent not included in such revenue, Amortized Collections, and (2) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense (whether actual or contingent), (ii) expense for taxes paid or accrued, (iii) depreciation expense, (iv) amortization expense, (v) any extraordinary losses, and (vi) non-cash charges arising from compensation expense as a result of the adoption of amendments to Agreement Accounting Principles requiring certain stock based compensation to be recorded as an expense within the Company’s consolidated statement of operations, minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any JV Entity or any other Person (1) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, and (2) to the extent the Company or any of its Subsidiaries does not control the board of directors or other governing body of such JV Entity or Person or otherwise does not control the declaration of a dividend or other distribution by such JV Entity or Person, except in each case to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such JV Entity or Person during the relevant period, and (d) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, all calculated for the Company and its Subsidiaries on a consolidated basis.

“Consolidated Funded Indebtedness” means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

“Consolidated Indebtedness” means, at any time, the Indebtedness of the Company and its Subsidiaries that would be reflected on a consolidated balance sheet of the Company prepared in accordance with Agreement Accounting Principles as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense and contingent interest expense of the Company and its Subsidiaries (including that portion attributable to Capital Leases) calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles.

“Consolidated Net Income” means, with reference to any period, (i) the net income (or

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loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles, and (ii) without duplication with the net income (or loss) described in the foregoing clause (i), the actual amount of dividends or other distributions actually paid during such period to the Company or any of its Subsidiaries by a JV Entity.

“Consolidated Net Worth” means at any time, with respect to any Person, the consolidated stockholders’ equity of such Person and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

“Consolidated Rentals” means, with reference to any period, the Rentals of the Company and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

“Consolidated Tangible Assets” means Consolidated Total Assets minus any Intangible Assets.

“Consolidated Tangible Net Worth” means at any time, with respect to any Person, the consolidated stockholders’ equity of such Person and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles minus any Intangible Assets.

“Consolidated Total Assets” means the total assets of the Company and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated as of February 8, 2010, by and among the Company, the Lenders and the other Persons party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Credit Party” means, at any time, any of the Company and any Person which is a Guarantor at such time.

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“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Company or such parent Domestic Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (a) 9.75% per annum and (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York as its “base” or “prime” rate.

“Disqualified Stock” means any capital stock or other equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the final maturity of the Notes.

“Dollars” and “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary of any Person organized under the laws of a jurisdiction located in the United States of America.

“Eligible Receivables” of any Credit Party shall mean, as of any date of determination, (i) Receivables owned by a Credit Party as of the Closing Date, which Receivables were included in the Borrowing Base under the Credit Agreement as of the Closing Date, and (ii) Receivables purchased by a Credit Party on or after the Closing Date to the extent such Receivable is owned, or to be purchased by such Credit Party by applying the proceeds of an existing Credit Extension (as defined in the Credit Agreement as of the date hereof) within five (5) Business Days of the making of such Credit Extension, and in the case of both (i) and (ii) that is payable in Dollars and in which the Collateral Agent has, or upon purchase by such Credit Party, will have, for the benefit of the Secured Parties, a first-priority perfected security interest pursuant to the Collateral Documents, other than any such Receivable:

(a) that is not an existing obligation for which sufficient consideration has been given;

(b) with respect to which such Credit Party does not (or will not, upon the closing of the relevant purchase thereof) have good and marketable title pursuant to a legal, valid and binding bill of sale or purchase agreement entered into by such Credit Party or assignment to such Credit Party;

(c) that has been repurchased by, or returned or put back to, the Person from whom such Credit Party acquired such Receivable and such Receivable has not subsequently been replaced with a new Receivable of at least comparable value acquired from such Person;

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(d) all or any portion of which is subject to any Lien (except the Lien in favor of the Collateral Agent under the Collateral Documents);

(e) that is due from or has been originated by any Subsidiary or Encore Affiliate;

(f) that is not a type of collateral for which a security interest can be perfected by filing pursuant to Article 9 of the Uniform Commercial Code as then in effect in the State of New York; and

(g) that is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States of America unless such Receivable is backed by a letter of credit acceptable to the Required Holders which is in the possession of the Collateral Agent, or (ii) the government of the United States of America, or any department, agency, public corporation, or any agency or instrumentality thereof, including any agency or instrumentality which is obligated to make payment with respect to Medicare, Medicaid or other Receivables representing amounts owing under any other program established by federal, state, county, municipal or other local law which requires that payments for healthcare services be made to the provider of such services in order to comply with any applicable “anti-assignment” provisions, provider agreement or federal, state, county, municipal or other local law, rule or regulation.

“Encore Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with the Company. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person and possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equipment” means all of the Company’s and each Subsidiary’s present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

“Equipment Financing Transactions” means the secured equipment financing

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arrangements of the Credit Parties set forth on Schedule 10.5.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or a Subsidiary under section 414 of the Code.

“Estimated Remaining Collections” means, as of any date, the aggregate amount of gross remaining cash collections which any Credit Party anticipates to receive from a Receivables Portfolio or as otherwise referred to by the Company as the total amount of “Estimated Remaining Gross Collections”, determined and reported by the Company pursuant to its financial statements and other reporting to the holders of Notes as described in Section 7.1 (it being understood and agreed that (i) such amount shall be calculated by the Company in accordance with Agreement Accounting Principles and in a manner consistent with the Company’s past practice and with the methodology used in the reporting of Estimated Remaining Collections in the Company’s public filings with the SEC, (ii) the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith shall be explained to each holder of Notes in reasonably full detail upon such holder’s request, and (iii) any deviation from the current method and assumptions used in computing Estimated Remaining Collections is subject to approval by the Required Holders in their discretion).

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Excluded Subsidiaries” means the JV Entities and any other successor or transferee JV Entities created in connection with a Permitted Restructuring.

“Existing Unsecured Notes” means the Company’s existing 3.75% convertible senior unsecured notes due September 19, 2010 and any refinancing thereof in an amount, and on terms and conditions, reasonably satisfactory to the Required Holders.

“Financial Assistance Problem” means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Guarantor or to permit its capital stock from being pledged pursuant to a pledge agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction; provided that any Permitted

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Indebtedness Hedge shall not be a Financial Contract so long as such Permitted Indebtedness Hedge relates to capital stock of the Company.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding equity interests.

“Foreign Subsidiary” means any Subsidiary of any Person which is not a Domestic Subsidiary of such Person.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantor” means each Subsidiary of the Company which is a party to the Multiparty Guaranty, including each Subsidiary of the Company which becomes a party to the Multiparty Guaranty pursuant to a joinder or other supplement thereto.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hostile Tender Offer” means, with respect to the use of proceeds of any of the Notes, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity.

“including” means, unless the context clearly requires otherwise, “including without limitation.”

“Indebtedness” of a Person means, at any time, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such

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Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person, (viii) reimbursement obligations under letters of credit, bankers’ acceptances, surety bonds and similar instruments, (ix) Off-Balance Sheet Liabilities, (x) obligations under Sale and Leaseback Transactions, (xi) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (xii) Rate Management Obligations and (xiii) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

“Indemnity and Contribution Agreement” is defined in Section 4A.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets” means the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of: (1) all assets classified as intangible assets under Agreement Accounting Principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses; (2) loans or advances to, investments in, or receivables from (i) Encore Affiliates, officers, directors, employees or shareholders of the Company or any Subsidiary, or (ii) any Person if such loan, advance, investment or receivable is outside the Company’s or any Subsidiary’s normal course of business; and (3) prepaid expenses; provided that Intangible Assets shall not include deferred court costs, deferred tax assets, deposits under state workers compensation programs and assets of the Company’s excess deferred compensation plan.

“Intellectual Property Security Agreements” means the intellectual property security agreements as any Credit Party may from time to time make in favor of the Collateral Agent for the benefit of the Secured Parties, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” is defined in Section 4A.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees made in the ordinary course of business), extension of credit (other than Accounts arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or

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contracts owned by such Person. No Permitted Restructuring shall constitute an Investment.

“JV Entity” means (a) any Subsidiary (without giving effect to the proviso at the end of the definition of Subsidiary) of the Company that is (i) a joint venture with another Person, and (ii) designated as a “JV Entity” by the Company with the written consent of the Required Holders, and (b) any subsidiary of such Subsidiary.

“Lenders” means the several lenders from time to time party to the Credit Agreement in their capacities as such.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

“Liquidity” means, at any time the same is to be determined, the sum of (i) all unencumbered cash and Cash Equivalent Investments held by the Credit Parties free and clear of any Liens or claims other than Liens under the Collateral Documents or customary rights of set-off or similar rights of any financial institution holding deposit accounts or securities accounts of the Company or any of its Subsidiaries, and (ii) an amount equal to the lesser of (a) the Aggregate Revolving Loan Commitment (as defined in the Credit Agreement on the date hereof), and (b) the Borrowing Base, in each case minus the Aggregate Outstanding Revolving Credit Exposure.

“Majority of the Combined Banks and Noteholders” means, at any time of determination, greater than 50% of the aggregate principal amount outstanding of the Secured Obligations.

“Make-Whole Amount” is defined in Section 8.7.

“Mandatory Credit Agreement Prepayment” means any mandatory prepayment or repayment required under the Credit Agreement pursuant to terms or provisions thereof which become effective after the Closing Date.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” is defined in Section 10.12.1.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations or prospects of the Company, or the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any Subsidiary to perform its obligations under the Transaction Documents, or (iii) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Collateral Agent or the holders of Notes thereunder or their rights with respect to the Collateral.

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“Material Disposition” is defined in Section 10.12.1.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42. U.S.C. ss. 1396 ET SEQ.) and any successor or similar statutes, as in effect from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss. 1395 ET SEQ.) and any successor or similar statutes as in effect from time to time.

“Mortgage” means each of those certain mortgages and deeds of trust as are entered into by the Credit Parties pursuant hereto or in connection herewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Instruments” means such title reports, title insurance, opinions of counsel, surveys, appraisals and environmental reports as are requested by, and in form and substance reasonably acceptable to, the Required Holders from time to time.

“Mortgaged Properties” means each Credit Party’s real Property with a book value equal to or in excess of $1,000,000.

“Most Favored Covenants” is defined in Section 9.9.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Multiparty Guaranty” is defined in Section 4A.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Cash Proceeds” means, with respect to any sale or other disposition of Property of the Company or any Subsidiary by any Person, cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such disposition of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such disposition of Property), or conversion to cash of non-cash proceeds (whether principal or interest, release of escrow arrangements or otherwise) received from any such disposition of Property, in each case after (i) provision for all income or other taxes measured by or resulting from such disposition of Property, (ii) cash payment of all reasonable brokerage commissions and other fees and expenses related to such disposition of Property, and (iii) taking into account all amounts in cash used to repay Indebtedness secured by a Lien on any Property disposed of in such disposition of Property.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and

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“unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Notes” is defined in Section 1.

“Notice Event” means:

(i) the execution by the Company or any Subsidiary or Affiliate of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control; or

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control.

“Off-Balance Sheet Liability” of a Person means the principal component of (i) any repurchase obligation or liability of such Person (excluding any such obligation or liability for disposition of Receivables), with respect to Accounts or notes receivable sold by such Person, (ii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iii) all Operating Leases.

“Officer’s Certificate” means a certificate of an Authorized Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to certain Plans and set forth in, with respect to plan years ending prior to the effective date as to such Plan of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Permitted Acquisition” is defined in Section 10.4.

“Permitted Indebtedness” means Indebtedness permitted by Section 10.5.15 or any permitted refinancing of the Existing Unsecured Notes.

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“Permitted Foreign Subsidiary Investments/Loans” means (i) Investments by any Credit Party in any Foreign Subsidiary, and (ii) Indebtedness arising from intercompany loans and advances made by any Credit Party to any Foreign Subsidiary; provided, that (x) the purpose of such Investment or Indebtedness is the acquisition of receivables owed by a Person subject to bankruptcy or similar proceedings, and (y) the amount of such Investments and Loans, in the aggregate and on a combined basis, shall not exceed at any time ten percent (10%) of Consolidated Tangible Net Worth.

“Permitted Foreign Subsidiary Non-Recourse Indebtedness” means Indebtedness of Foreign Subsidiaries, provided that (a) no Default or Event of Default exists at the time of or immediately after giving effect to the incurrence of such Indebtedness, (b) such Indebtedness is non-recourse at all times to the Company, the Guarantors and the Domestic Subsidiaries, (c) such Indebtedness does not benefit at any time from any direct or indirect guaranties or other credit support from the Company, any Guarantor or any Domestic Subsidiary, and (d) the total principal amount outstanding of such Indebtedness does not exceed (i) 20% of Consolidated Tangible Net Worth at any time prior to the first anniversary of the date of this Agreement, (ii) 30% of Consolidated Tangible Net Worth at any time on and after the first anniversary of the date of this Agreement and prior to the second anniversary of the date of this Agreement, or (iii) 40% of Consolidated Tangible Net Worth at any time on and after the second anniversary of the date of this Agreement.

“Permitted Indebtedness Hedge” means any one or more derivative transactions (including the issuance by the Company of warrants on its capital stock and the purchase by the Company of an option on its capital stock) entered into concurrently with Permitted Indebtedness.

“Permitted Purchase Money Indebtedness” is defined in Section 10.5.4.

“Permitted Restructuring” means a transaction or series of transactions pursuant to which the Company or any Subsidiary sells, assigns or otherwise transfers Receivables and/or other assets between or among themselves, including transfers to or mergers or consolidations with, or voluntary dissolutions or liquidations into, newly created Wholly-Owned Subsidiaries of the Company or the Subsidiaries, subject to compliance with Sections 9.7 and 9.8; provided that (i) no Receivables or other assets of Excluded Subsidiaries shall be commingled with the assets of a Credit Party as a result of such Permitted Restructuring, (ii) no such transfers shall take place from a Credit Party to an Excluded Subsidiary or to a Subsidiary that is not a Credit Party, and (iii) such transactions are effected for tax planning and related general corporate purposes.

“Permitted Unsecured Indebtedness Repayment Event” means (i) any Indebtedness permitted pursuant to Section 10.5.14 that has a scheduled final maturity or is subject to scheduled mandatory prepayment, redemption or defeasance prior to the scheduled final maturity of the Notes, and (ii) if such Indebtedness has not been refinanced in its entirety in compliance with the terms of this Agreement on or before the date that is 10 Business days prior to the date that is three months prior to the earliest of the date of the scheduled final maturity or any scheduled mandatory prepayment, redemption or defeasance of such Indebtedness.

“Person” means an individual, partnership, corporation, limited liability company,

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association, trust, unincorporated organization, business entity or Governmental Authority.

“PIM” means Prudential Investment Management, Inc.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of September 20, 2010, by and between the Credit Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Pledge Subsidiary” means each Domestic Subsidiary and First Tier Foreign Subsidiary.

“Principal Credit Facility” means any loan agreement, credit agreement, note purchase agreement, indenture or similar document under which credit facilities in the aggregate original principal or commitment amount of at least $10,000,000 are provided for.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchase Price” means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Share” means, at any time, the aggregate principal amount of Notes outstanding at such time as a percentage of the sum of (x) the aggregate principal amount of Loans (as defined in the Credit Agreement as of the date hereof) outstanding at such time plus (y) the aggregate principal amount of Notes outstanding at such time.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with

16

respect thereto) now existing or hereafter entered into by the Company or a Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures; provided that any Permitted Indebtedness Hedge shall not be a Rate Management Transaction so long as such Permitted Indebtedness Hedge relates to capital stock of the Company.

“Receivable” of a Credit Party shall mean a right of such Credit Party to the payment of money arising out of a consumer transaction, and which right was acquired by such Credit Party with a group of similar rights.

“Receivables Portfolio” of a Credit Party means any group of Receivables of such Credit Party acquired by such Credit Party as part of a single transaction.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Rentals” of a Person means the aggregate rent expense incurred by such Person under any Operating Lease.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or variance from the minimum funding standard allowed under Section 412(c) of the Code.

“Required Holders” means, at any time, the holder or holders of a majority of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of their respective Affiliates).

17

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any equity interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in such Person’s capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any equity interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other equity interests of the Company (other than Disqualified Stock), and (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations (as defined in the Credit Agreement on the date hereof) and the obligations evidenced by the Notes and under the other Transaction Documents and the Equipment Financing Transactions.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Parties” shall have the meaning specified in the Intercreditor Agreement.

“Secured Obligations” shall have the meaning specified in the Intercreditor Agreement.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Subordinated Indebtedness” of a Person means any Indebtedness (other than Indebtedness arising from intercompany loans and advances) of such Person the payment of which is subordinated to payment of the Secured Obligations.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; provided that, for purposes of the Transaction Documents, each JV Entity shall be deemed to not be a Subsidiary. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

18

“SVO” means the Securities Valuation Office of the National Association of Insurance Commissioners (or any successor organization acceding to the authority thereof).

“Transaction Documents” means this Agreement, the Notes, the Multiparty Guaranty, the Indemnity and Contribution Agreement, the Collateral Documents, the Intercreditor Agreement and all other documents, instruments and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

19

SCHEDULE 5.6

TAXES

None

SCHEDULE 5.8

SUBSIDIARIES

Wholly-owned subsidiaries of Encore Capital Group, Inc:

Midland Credit Management, Inc., a Kansas corporation

Midland Credit Management (Mauritius) Ltd., a Mauritius private limited company

Wholly-owned subsidiaries of Midland Credit Management, Inc.:

Midland Portfolio Services, Inc., a Delaware corporation

Ascension Capital Group, Inc., a Delaware corporation

Midland International LLC, a Delaware limited liability company

Wholly-owned subsidiaries of Midland Portfolio Services, Inc.:

Midland Funding LLC, a Delaware limited liability company

Midland Funding NCC-2 Corporation, a Delaware corporation

MRC Receivables Corporation, a Delaware corporation

Wholly-owned subsidiaries of Midland International LLC:

Midland India LLC, a Minnesota limited liability company

Midland Credit Management India Private Limited, an India private limited company

(Subsidiary owned 99.999% by Midland India LLC and .001% by Midland International LLC)

SCHEDULE 5.12

MATERIAL AGREEMENTS

None

SCHEDULE 10.4.1

PERMITTED INVESTMENTS

1)	Maximum Maturity

a)	The maximum allowable maturity for any security is 24 months. For securities where the interest rate is adjusted periodically (e.g. floating rate securities), the reset date will be used to determine the maturity date.

2)	Eligible investments

a)	All investments will be held in US Dollars (other than investments held in Indian Rupees (INR), in an aggregate US Dollar equivalent amount not to exceed $5,000,000 at any time).

b)	Specific instruments are limited to:

i)	Direct obligations of the U.S. Treasury including Treasury Bills, Notes and Bonds.

ii)	Federal Agency Securities which carry the direct or implied guarantee of the U.S. Government including Government National Mortgage Association, Federal Home Loan Bank, Federal Farm Credit Bank, Federal National Mortgage Association, Student Loan Marketing Association, World Bank, and Tennessee Valley Authority, including Notes, Discount Notes, Medium Term Notes and Floating Rate Notes.

iii)	Bank Certificates of Deposit and Bankers’ Acceptances including Eurodollar denominated and Yankee issues. Investments will be limited to those institutions having capital and surplus in excess of $100,000,000 with total assets in excess of $2 billion and which carry a Moody’s and Standard and Poor’s rating of A1/P1 or better.

iv)	Corporate Debt Securities consisting of commercial paper, rated A1/P1 or better and medium term notes and floating rate notes issued by foreign or domestic corporations which pay in U.S. Dollars and carry a rating of AA or better.

v)	Short term Tax Exempt Securities including municipal notes rated A1/P1 or better; Municipal Notes rated SP-1/MIG-2 or better, and Bonds rated AA or better.

vi)	Pre-refunded municipal bonds escrowed to maturity and backed by U.S. Treasury securities.

vii)	Repurchase agreements with major banks and dealers which are recognized as Primary Dealers by the Federal Reserve Bank of New York. Collateral for these transactions must be U.S. Treasury or Agency (with the direct or implied guaranty of the U.S. Government) securities only and valued at 102% of market value,

viii)	Money-Market mutual funds which offer daily purchase and redemption and maintain a constant share price. The Borrower will invest only in ‘no-load’ funds, which have a constant $1.00 NAV.

ix)	Money-Market interest bearing deposit accounts with banks that are members of the Federal Reserve Bank having capital and surplus in excess of $100,000,000 and that maintain capital levels that are at or above federal banking regulators’ requirements for well capitalized institutions.

3)	Concentration Limits

a)	U.S. Government, Federal Agency Obligations and Repurchase Agreements, or Institutional Funds investing in same: no limit

b)	Corporate and bank debt not to exceed $10 million per issuer.

c)	Municipal bond debt not to exceed $10 million per issuer.

SCHEDULE 10.4.2

EXISTING INVESTMENTS

Wholly-owned subsidiaries of Encore Capital Group, Inc:

Midland Credit Management, Inc., a Kansas corporation

Midland Credit Management (Mauritius) Ltd., a Mauritius private limited company

Wholly-owned subsidiaries of Midland Credit Management, Inc.:

Midland Portfolio Services, Inc., a Delaware corporation

Ascension Capital Group, Inc., a Delaware corporation

Midland International LLC, a Delaware limited liability company

Wholly-owned subsidiaries of Midland Portfolio Services, Inc.:

Midland Funding LLC, a Delaware limited liability company

Midland Funding NCC-2 Corporation, a Delaware corporation

MRC Receivables Corporation, a Delaware corporation

Wholly-owned subsidiaries of Midland International LLC:

Midland India LLC, a Minnesota limited liability company

Midland Credit Management India Private Limited, an India private limited company

Other Investments:

Assets of the Midland Credit Management, Inc. Executive Nonqualified Excess Plan are invested in various securities (mutual funds, money market funds, & COLI) that match plan participants’ investments.

SCHEDULE 10.5

EXISTING INDEBTEDNESS

Amounts due pursuant to the following:

•	Note and Security Agreement between California First Leasing Corporation and Midland Credit Management, Inc. (guaranteed by Encore Capital Group, Inc.)

•	Capital Lease Agreement between US Bancorp and Midland Credit Management, Inc. (guaranteed by Encore Capital Group, Inc.)

•	Guaranty by Encore Capital Group, Inc. of the obligations of Midland Credit Management, Inc. under the lease for its San Diego facility

•	Capital Equipment Lease Agreement between Cisco and Midland Credit Management, Inc. (guaranteed by Encore Capital Group, Inc.)

•	Capital Equipment Lease Agreement between Dell and Midland Credit Management, Inc. (guaranteed by Encore Capital Group, Inc.)

•	Lease Agreement between Sundance III, LLC and Encore Capital Group, Inc. for St. Cloud.

•	Lease Agreement between Pranjiwan Lodhia and Lolita Lodhia and Encore Capital Group, Inc. for Phoenix.

•	Lease Agreement between Dinesh Kimar and Manmahan Gaind and Midland Credit Management India Private Limited

•	Lease Agreement between LBA Realty Fund-Holding Co. I, LLC. and Midland Credit Management, Inc for San Diego

•	Lease Agreement between Arbors, LLC and Midland Credit Management, Inc. for Arlington

•	Premium Finance Agreement between AFCO and Encore Capital Group, Inc.

•	Insurance Policy Agreement between CNA and Encore Capital Group, Inc.

•	Repurchase and putback obligations pursuant to agreements for the-sale of Receivables.

•	Obligations to participants in the Midland Credit Management, Inc. Executive Nonqualified Excess Plan (deferred compensation plan).

•	Obligations to participants in the Midland Credit Management, Inc. self-insured health insurance plans through Cigna and life insurance through Lincoln Financial.

•

Capital Equipment Lease Agreement between IBM Global Finance and Midland Credit Management, Inc. (guaranteed by Encore Capital Group, Inc.) Premium Finance Agreement between First Insurance Funding Corp and Encore Capital Group, Inc.

•	Master Lease Agreement between Religare Finvest Limited and Midland Credit Management India Pvt. Ltd.

SCHEDULE 10.6

EXISTING LIENS

Debtor	State	Original File Date and Number	Secured Party	Collateral Description
ASCENSION CAPITAL GROUP, INC.	TX	05-0027807281 9/6/05	JPMorgan Chase Bank, N.A.	Equipment: Minolta EP1030 Lease #3961140

ASCENSION CAPITAL GROUP, INC.	TX	05-0027807403 9/6/06	JPMorgan Chase Bank, N.A.	Equipment: Lease #007320570-005

MIDLAND CREDIT MANAGEMENT, INC.	KS	93861350 9/26/05	Xerox Corporation	Equipment: Xerox 411OCPC, WC265HC, WC275HC and WC245HC

MIDLAND CREDIT MANAGEMENT, INC.	KS	93996751 11/18/05	IBM Credit LLC	Equipment: Type 7310 7316 999 BCN422

MIDLAND CREDIT MANAGEMENT, INC.	KS	6289888 12/7/06	Sherman Acquisition LLC	Accounts identified on Accounts Schedule attached thereto, together with the right to collect all principal interest or other proceeds

MIDLAND CREDIT MANAGEMENT, INC.	KS	6422299 11/1/07	EMCC Investment Ventures, LLC	Evidences sale from time to time of certain non-performing consumer or credit card accounts by Debtor to Secured Party as described in and pursuant to Terminated of Forward Flow Purchase Agreement dated 10/30/2007

MIDLAND CREDIT MANAGEMENT, INC.	KS	70546051 2/11/08	Key Equipment Finance Inc.	Equipment: Notice filing, Collateral defined therein is covered by financing statement only to the extent such collateral is provided to or obtained by Debtor in connection with present or future leases, loans, conditional sale agreements or other agreements with Secured Party and obligations funded by Secured Party

MIDLAND CREDIT MANAGEMENT, INC.	KS	70609719 10/31/08	Key Equipment Finance Inc.	Equipment: Notice filing, Collateral defined therein is covered by financing statement only to the extent such collateral is provided to or obtained by Debtor in connection with present or future leases, loans, conditional sale agreements or other agreements with Secured Party and obligations funded by Secured Party

MIDLAND CREDIT MANAGEMENT, INC.	KS	6549976 12/8/08	CSI Leasing, Inc.	Equipment: various items of leased computer equipment under Master Lease 246720

Debtor	State	Original File Date and Number	Secured Party	Collateral Description
MIDLAND CREDIT MANAGEMENT, INC.	KS	6566608 2/6/09	Roundup Funding, L.L.C.	Certain consumer loans accounts which are believed to have at least one obligor in a Bankruptcy Proceeding under the U.S. Bankruptcy Code pursuant to an agreement between the Seller and the Buyer, and proceeds arising therefrom

MIDLAND CREDIT MANAGEMENT, INC.	KS	6572085 2/20/09	Roundup Funding, L.L.C.	Certain consumer loans accounts which are believed to have at least one obligor in a Bankruptcy Proceeding under the U.S. Bankruptcy Code pursuant to an agreement between the Seller and the Buyer, and proceeds arising therefrom

MIDLAND CREDIT MANAGEMENT, INC.	KS	6579189 3/20/09	Roundup Funding, L.L.C.	Certain consumer loans accounts which are believed to have at least one obligor in a Bankruptcy Proceeding under the U.S. Bankruptcy Code pursuant to an agreement between the Seller and the Buyer, and proceeds arising therefrom

MIDLAND CREDIT MANAGEMENT, INC.	KS	70650044 5/7/09	US Bancorp Equipment Finance, Inc.	Equipment: Software and other personal property under certain Equipment Schedule No. 2 to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	6608780 6/24/09	Cisco Systems Capital Corporation	Equipment: items of leased equipment described on Schedule thereto

MIDLAND CREDIT MANAGEMENT, INC.	KS	70669655 8/14/09	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70675785 9/15/09	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70681056 10/9/09	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by

Debtor	State	Original File Date and Number	Secured Party	Collateral Description
Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70682237 10/16/09	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70689760 11/24/09	US Bancorp Equipment Finance, Inc.	For Informational Purposes Only: 1 5520CT CSI914057; 1 5520CT CS1914057C

MIDLAND CREDIT MANAGEMENT, INC.	KS	70690933 12/1/09	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	6668172 2/1/10	Cisco Systems Capital Corporation	Equipment: items of leased equipment described on Schedule thereto

MIDLAND CREDIT MANAGEMENT, INC.	KS	70713826 2/3/10	DELL Financial Services L.L.C.	All computer equipment, peripherals, and other equipment and all of Lessee’s rights, title and interest in and to use any software and services that are financed under and described in Master Lease Agreement between Lessor and Lessee

MIDLAND CREDIT MANAGEMENT, INC.	KS	70727362 3/4/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70727370 3/4/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70727388 3/4/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

Debtor	State	Original File Date and Number	Secured Party	Collateral Description
MIDLAND CREDIT MANAGEMENT, INC.	KS	6693329 4/29/10	Cisco Systems Capital Corporation	Equipment: items of leased equipment described on Schedule thereto

MIDLAND CREDIT MANAGEMENT, INC.	KS	70759563 5/6/10	US Bancorp Equipment Finance, Inc.	For Informational Purposes Only: 1 455 CQD022671BW; 1 MR3022 MPC037087; 1 MJ1101 MWC092838; 1 FAX BOARD GD1250; 1 455 CQD022707BW; 1 MR3022 MPC036976; 1 MJ1101 MWC092840; 1 FAX BOARD GD1250; 1 523 CZK726576; 1 283 CUL736642; 1 283 CUL736662; 1 TE3500C CCJ718207; 1 283 CUL624837; 1 603 CQI827587; 1 453 CIH846926; 1 453 CIH846921; 1 283 CUF845329; 1 723 CRI819855; 1 723 CRI819854; 1 523 CZI831367; 1 TE167 CWH858154

MIDLAND CREDIT MANAGEMENT, INC.	KS	97854301 5/10/10	Velocity Investments, LLC	All Debtor’s right, title and interest in and to all Loans purchased under that certain Account Purchase Agreement dated as of 12/11/06

MIDLAND CREDIT MANAGEMENT, INC.	KS	70770081 5/28/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70770727 5/28/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70770735 5/28/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70783084 6/24/10	US Bancorp Equipment Finance, Inc.	For Informational Purposes Only: 1 MR3018 MSD092332; 1 MJ1101 MWE094948; 1 FAX BOARD GD1250; 1

Debtor	State	Original File Date and Number	Secured Party	Collateral Description
4520C CAE020101; 1 MR3018 MSD092331; 1 MJ1101 MWE094947; 1 FAX BOARD GD1250; 1 4520C CAE020027CLR; 1 4520C CAE020101CLR; 1 523 CZK726576; 1 283 CUL736642; 1 283 CUL736662; 1 TE3500C CCJ718207CLR; 1 283 CUL624837; 1 603 CQI827587; 1 453 CIH846926; 1 453 CIH846921; 1 283 CUF845329; 1 723 CRI819855; 1 723 CRI819854; 1 4520C CAE020027; 1 523 CZI831367; 1 TEI67 CWH858154

MIDLAND CREDIT MANAGEMENT, INC.	KS	70785329 6/29/10	IBM Credit LLC	Equipment: All the equipment together with all related software listed thereto

MIDLAND CREDIT MANAGEMENT, INC.	KS	70807214 8/17/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70807222 8/17/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	KS	70807305 8/17/10	US Bancorp Equipment Finance, Inc.	Equipment: all equipment, software and other personal property that is financed by Lessor under certain Equipment Schedule to Master Lease Agreement dated as of 6/9/03

MIDLAND CREDIT MANAGEMENT, INC.	CA	0417861155 6/22/04	Portfolio Recovery Associates, LLC	All accounts, contract rights, chosen in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	05-7043415605 9/26/05	Portfolio Recovery Associates	All accounts, contract rights, chosen in action, accounts receivables and general

Debtor	State	Original File Date and Number	Secured Party	Collateral Description
intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	06-7076079517 6/30/06	Portfolio Recovery Associates	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	07-7098601038 1/12/07	Portfolio Recovery Associates, LLC	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	07-7113358378 5/9/07	Portfolio Recovery Associates, LLC	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and . Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	07-7119448900 6/26/07	Portfolio Recovery Associates, LLC	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	07-7120593377 7/3/07	Portfolio Recovery Associates, LLC	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	07-7127800335 8/31/07	Portfolio Recovery Associates, LLC	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

Debtor	State	Original File Date and Number	Secured Party	Collateral Description
MIDLAND CREDIT MANAGEMENT, INC.	CA	07-7132050500 10/3/07	Portfolio Recovery Associates, LLC	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MIDLAND CREDIT MANAGEMENT, INC.	CA	09-7211674825 10/20/09	Noble Systems Corporation	150 Agent Stations - Enterprise Contact Center

MIDLAND FUNDING LLC	DE	20081650207 5/13/08	Senex Funding, LLC	All accounts receivables sold and assigned pursuant to certain Account Purchase Agreement dated as of 4/4/2008, all proceeds thereof

MIDLAND FUNDING NCC-2 CORPORATION	CA	0417861185 6/22/04	Portfolio Recovery Associates, LLC	All accounts, contract rights, chosen in action, accounts receivables and general intangibles owned or acquired and purchased by the Secured Party and sold . by the Debtor under specified Purchase and Sale Agreement

MRC RECEIVABLES CORPORATION	CA	0407660973 3/9/04	PRA III, LLC	All accounts, contract rights, choses in action, accounts receivables and general intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

MRC RECEIVABLES CORPORATION	CA	0417861158 6/22/04	Portfolio Recovery Associates, LLC	All accounts, contract rights, chores in action, accounts receivables and general . intangibles owned or acquired and purchased by the Purchaser and sold by the Seller under specified Purchase and Sale Agreement

Obligations with respect to collected funds on third-party accounts pursuant to the Servicing Agreement dated as of December 27, 2000 among CCS Receivables Management, LLC, Daiwa Finance Corporation and Midland Credit Management, Inc., as amended (Service Agreement assigned to by CCS Receivables Management, LLC to Arrow Financial Services LLC effective March 31, 2005).

Obligations with respect to collected funds on third-party accounts pursuant to servicing agreements between Ascension Capital Group, Inc. and its clients.

EXHIBIT A

[FORM OF NOTE]

ENCORE CAPITAL GROUP, INC.

7.75% SENIOR SECURED NOTE DUE SEPTEMBER 17, 2017

No. [ ]	[Date]
$[ ]	[*]

FOR VALUE RECEIVED, the undersigned, ENCORE CAPITAL GROUP, INC. (herein called the “Company”), a company organized and existing under the laws of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on September 17, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7.75% per annum from the date hereof, payable at maturity and quarterly, on the 17th day of each March, June, September and December in each year, commencing with the March 17, June 17, September 17 or December 17 next succeeding the date hereof until the principal hereof shall have become due and payable, and (b) at a rate per annum from time to time equal to the greater of (i) 9.75% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate (A) on any overdue payment of interest, and (B) following the occurrence and during the continuance of an Event of Default on the unpaid principal balance, any overdue payment of interest and any overdue payment of any Make-Whole Amount, in the case of this clause (b), payable at maturity and quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, New York, New York or at such other place as the holder hereof shall designate to the Company in writing as provided in the Agreement referred to below.

This Note is one of a series of senior secured notes (herein called the “Notes”) issued pursuant to a Senior Secured Note Purchase Agreement, dated as of September 20, 2010 (as from time to time amended, amended and restated, supplemented or otherwise modified, the “Agreement”), between the Company, on the one hand, and the other Persons party thereto, on the other hand, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) made the representation set forth in Section 6.2 of the Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a replacement Note for a like principal amount will be issued to, and registered in the

[*]	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Exhibit A-1

name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

This Note is secured by, and entitled to the benefits of, the Collateral Documents. Reference is made to the Collateral Documents for the terms and conditions governing the collateral security for the obligations of the Company hereunder.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect, provided in the Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

ENCORE CAPITAL GROUP, INC.

By:
Name:
Title:

Exhibit A-2

Exhibit B-1

[FORM OF] MULTIPARTY GUARANTY

This MULTIPARTY GUARANTY (“Guaranty”), dated as of September 20, 2010, is made jointly and severally by each of the Persons listed on the signature pages hereof as Guarantors and each of the other Persons that from time to time becomes an Additional Guarantor pursuant to the terms of Section 14 hereof (each a “Guarantor” and collectively the “Guarantors”), in favor of each of the holders from time to time of the Notes as defined in the below-defined Note Agreement (each a “Beneficiary” and collectively as the “Beneficiaries”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Agreement (as defined below).

RECITALS

A.     Encore Capital Group, Inc., a Delaware corporation (the “Company”), has entered into that certain Senior Secured Note Purchase Agreement, dated concurrently herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), between the Company, on the one hand, and the Purchasers named therein, on the other hand.

B.     Each Guarantor is a member of an affiliated group of companies that includes the Company and each of the Guarantors, and the proceeds from the issuance and sale of the Notes will be used, in part, to enable the Company and the Guarantors to make transfers amongst themselves in connection with their respective operations. Each Guarantor will receive direct and indirect benefits from the issuance of the Notes and the other transactions contemplated by the Note Agreement.

C.     The Note Agreement requires that Persons which become Subsidiaries of the Company after the date of the execution and delivery of the Note Agreement shall execute and deliver this Guaranty (or a counterpart signature page to this Guaranty pursuant to Section 14).

GUARANTY

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

1.  GUARANTY.

(a)     Unconditional Guaranty.     Each Guarantor hereby unconditionally, absolutely and irrevocably guarantees to each of the Beneficiaries the complete payment when due (whether at stated maturity, by acceleration or otherwise) and due performance of all Guaranteed Obligations. The term “Guaranteed Obligations” means all loans, advances, debts, liabilities and obligations for monetary amounts and otherwise from time to time owing by the Company to the Beneficiaries in connection with the Note Agreement, the Notes and the other Transaction Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or instrument, arising under or in respect of the Note Agreement, the Notes or the other Transaction Documents. This term includes all principal, interest (including interest that accrues after the commencement with respect to the Company of any action under applicable bankruptcy law), Make-Whole Amount, if any, or other prepayment consideration, if any, overdue interest, indemnification payments, fees (including non-usage fees), expenses, costs or other sums (including, without limitation, all reasonable and documented fees and disbursements of any law firm or other external counsel to the Beneficiaries) chargeable to the Company under the Note Agreement, the Notes or the other Transaction Documents.

(b)     Reimbursement of Expenses by Guarantors.     Each Guarantor also agrees to pay upon demand all costs and expenses of the Beneficiaries (including, without limitation, all reasonable and documented fees and disbursements of any law firm or other external counsel to the Beneficiaries) incurred by the Beneficiaries in enforcing any rights under this Guaranty or any other Transaction Documents to which such Guarantor is a party.

(c)     Guaranteed Obligations Unaffected.     No payment or payments made by any other Guarantor, guarantor or by any other Person, or received or collected by any of the Beneficiaries from any other Guarantor, guarantor or from any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each of the Guarantors hereunder which shall, notwithstanding any such payments, remain liable for the Guaranteed Obligations, subject to Section 7 below, until the Guaranteed Obligations are paid in full.

(d)     Joint and Several Liability.     All Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations and the expenses required to be reimbursed to the Beneficiaries pursuant to Section 1(b) above, notwithstanding any relationship or contract of co-obligation by or among the Guarantors or their successors and assigns.

(e)     Enforcement of Guaranteed Obligations.     Each Guarantor hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a)), that the Guarantors will upon demand pay, or cause to be paid, in cash, the unpaid amount of all Guaranteed Obligations owing to the Beneficiary or Beneficiaries making such demand an amount equal to all of the Guaranteed Obligations then due to such Beneficiary or Beneficiaries.

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(f)     Notice of Payment Under Guaranty.     Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any of the Beneficiaries on account of its liability hereunder, it will notify such Beneficiary in writing that such payment is made under this Guaranty for such purpose.

2.  SUBROGATION.

Notwithstanding any payment or payments made by any Guarantor hereunder, each Guarantor hereby irrevocably waives, solely with respect to such payment or payments, any and all rights of subrogation to the rights of the Beneficiaries against the Company and, except to the extent otherwise provided in the Indemnity and Contribution Agreement, any and all rights of contribution, reimbursement, repayment, assignment, indemnification or implied contract or any similar rights against the Company, any endorser or other guarantor of all or any part of the Guaranteed Obligations, in each case until such time as the Guaranteed Obligations shall have been paid in full in cash (subject to Section 7 below). In furtherance of the foregoing, for so long as any Guaranteed Obligations shall remain outstanding, no Guarantor shall take any action or commence any proceeding against the Company or any other guarantor of the Guaranteed Obligations (or any of their respective successors, transferees or assigns, whether in connection with a bankruptcy proceeding or otherwise), to recover any amounts in respect of payments made under this Guaranty to the Beneficiaries.

If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation or other rights at any time when all of the Guaranteed Obligations shall not have been paid in full in cash (subject to Section 7 below), such amount shall be held by such Guarantor in trust for the Beneficiaries, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over (i) to each Beneficiary (ratably based on the principal amount outstanding of Notes held by such Beneficiary at such time as a percentage of the aggregate principal amount outstanding of Notes held by all the Beneficiaries at such time) in the exact form received by such Guarantor (duly endorsed by such Guarantor to such Beneficiary if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Beneficiary may determine, or (ii) as a court of competent jurisdiction may otherwise direct.

3.  AMENDMENTS, ETC., WITH RESPECT TO THE GUARANTEED OBLIGATIONS.

Each Guarantor shall remain obligated hereunder notwithstanding: (a) that any demand for payment of any of the Guaranteed Obligations made by any Beneficiary may be rescinded by such Beneficiary, and any of the Guaranteed Obligations continued; (b) that any of the Note Agreement, the Notes, the other Transaction Documents or any other document executed in connection with any of them may be renewed, extended, amended, modified, supplemented or terminated, in whole or in part (and each Guarantor expressly waives, any and all of its rights to consent to any of the foregoing actions described in this clause (b) and agrees that no such action, absent such Guarantor’s consent, will result in the exoneration of such Guarantor under applicable law); (c) that any guaranty, collateral or right of setoff at any time held by any Person for the payment of the Guaranteed Obligations may be obtained, sold, exchanged, waived, surrendered or released; (d) any loss or impairment of any rights of subrogation, reimbursement,

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repayment, contribution, indemnification or other similar rights of any Guarantor against the Company, any other Guarantor or any other Person with respect to all or any part of the Guaranteed Obligations; (e) any assignment or other transfer by any holder of the Notes of any part of the Guaranteed Obligations or the Notes; (f) any impossibility of performance, impracticability, frustration of purpose or illegality under the Note Agreement, the Notes or any other Transaction Document or any force majeure or act of any governmental authority; or (g) any reorganization, merger, amalgamation or consolidation of the Company or any Guarantor with or into any other Person. Each Guarantor hereby waives, any and all defenses, counterclaims or offsets which such Guarantor might or could have by reason of any of the foregoing and any other defense or objection which such Guarantor might or could have to the absolute, primary and continuing nature, or the validity, enforceability or amount of this Guaranty (other than any defense based upon the final payment in full in cash and performance in full of the Guaranteed Obligations).

4.  GUARANTY ABSOLUTE AND UNCONDITIONAL.

Each Guarantor waives any and all notice of the creation, renewal, extension, amendment, modification or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty. The Note Agreement, the Notes, the other Transaction Documents and the Guaranteed Obligations in respect of any of them shall conclusively be deemed to have been created, contracted for or incurred in reliance upon this Guaranty; and all dealings between the Company or the Guarantors, on the one hand, and any of the Beneficiaries, on the other, shall likewise conclusively be presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, the other Guarantors, any other guarantor or itself with respect to the Guaranteed Obligations. This Guaranty shall be construed as a continuing, irrevocable, absolute and unconditional guaranty of payment, performance and compliance when due (and not of collection) and is a primary obligation of each Guarantor without regard to (a) the validity or enforceability of the Note Agreement, the Notes, the other Transaction Documents, any of the Guaranteed Obligations or any other guaranty or right of setoff with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any one or more of the other Guarantors against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any other Guarantor or guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company, the other Guarantors or any other guarantor of the Guaranteed Obligations, in bankruptcy or in any other instance.

When pursuing its rights and remedies hereunder against any of the Guarantors, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Guarantor or any other Person under a guaranty of the Guaranteed Obligations or any right of setoff with respect thereto, and any failure by such Beneficiary to pursue such other rights or remedies or to collect any payments from any such other Guarantor or Person or to realize upon any such guaranty or to exercise any such right of setoff, or any release of any such other Guarantor or Person or any such guaranty or right of setoff, shall not relieve

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the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of each of the Beneficiaries against the Guarantors.

Without limiting the generality of the foregoing, to the fullest extent permitted by law, each Guarantor waives any rights and defenses which are or may become available to such Guarantor by reason of California Civil Code §§2787 through 2855, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726. Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because the Company’s debt is secured by real property. This means, among other things: (A) the Beneficiaries may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by the Company; and (B) if the Collateral Agent forecloses on any real property Collateral pledged by the Company: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Beneficiaries may collect from such Guarantor even if the Collateral Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Company’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights of defenses based upon §§580a, 580b, 580d or 726 of the California Code of Civil Procedure. Further, each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure §580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing is included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty or the Guaranteed Obligations.

5.  DUTY OF GUARANTORS TO STAY INFORMED.

Each of the Guarantors hereby agrees that it has complete and absolute responsibility for keeping itself informed of the business, operations, properties, assets, condition (financial or otherwise) of the Company, the other Guarantors, any and all endorsers and any and all guarantors of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the obligations evidenced by the Notes or the Guaranteed Obligations, and each of the Guarantors further agrees that the Beneficiaries shall have no duty, obligation or responsibility to advise it of any such facts or other information, whether now known or hereafter ascertained, and each Guarantor hereby waives any such duty, obligation or responsibility on the part of the Beneficiaries to disclose such facts or other information to any Guarantor.

6.  REPRESENTATIONS AND WARRANTIES.

Each Guarantor hereby represents and warrants to each of the Beneficiaries that, as of the date such Person becomes a party hereto:

(a)     Such Guarantor, if it is a corporation, limited partnership or limited liability company, has all requisite organizational power and authority to own its

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properties and to carry on its business as currently conducted and as proposed to be conducted, and to execute and deliver this Guaranty and to perform its obligations hereunder;

(b)     Such Guarantor, if it is a general partnership, has all requisite partnership power and authority to conduct its business, to own and lease its property or assets, to execute and deliver this Guaranty and to perform its obligations hereunder;

(c)     The execution, delivery and performance by such Guarantor of this Guaranty have been duly authorized by all necessary corporate, limited liability company or partnership action;

(d)     This Guaranty constitutes a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity;

(e)     Such Guarantor has made its appraisal of and investigation into the business, prospects, operations, property or assets, condition (financial or otherwise) and creditworthiness of the Company and the other Guarantors and has made its decision to enter into this Guaranty independently based on such documents and information as it has deemed appropriate and without reliance upon any of the Beneficiaries or any of their partners, directors, trustees, members, officers, agents, designees or employees, and such Guarantor has established adequate means of obtaining from the Company and the other Guarantors, on a continuing basis, financial or other information pertaining to the business, prospects, operations, property, assets, condition (financial or otherwise) of the Company and the other Guarantors;

(f)     Neither such Guarantor nor its properties or assets have any immunity from jurisdiction of any court or from any legal process (whether through service of process or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law; and

(g)     Each of the representations and warranties set forth in Section 5 of the Note Agreement, to the extent it pertains to such Guarantor given its status as a Subsidiary of the Company, is true and correct.

7.  TERMINATION; REINSTATEMENT.

This Guaranty shall remain in full force and effect until all Guaranteed Obligations shall have been satisfied by irrevocable payment in full in cash, upon the occurrence of which this Guaranty shall, subject to the immediately succeeding sentence, terminate. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise must be restored or returned by any Beneficiary in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Guarantor or in connection with the

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application of applicable fraudulent conveyance or fraudulent transfer law, all as though such payments had not been made.

8.  PAYMENTS.

Each Guarantor hereby agrees that upon demand the Guaranteed Obligations will be paid to each of the Beneficiaries without setoff or counterclaim in U.S. dollars in immediately available funds at the location specified by such Beneficiary pursuant to the Note Agreement.

9.  SEVERABILITY.

Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Guaranty being prohibited or invalid.

10. HEADINGS.

Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

11. APPLICABLE LAW.

THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

12. ENTIRE AGREEMENT.

This Guaranty constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes any and all prior or contemporaneous commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the Guarantors, on the one hand, and the Beneficiaries, on the other hand. There are no oral agreements between the Guarantors, on the one hand, and the Beneficiaries, on the other hand.

13. CONSTRUCTION.

Each of the Guarantors and the Beneficiaries acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Guaranty with such legal counsel.

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14. ADDITIONAL GUARANTORS.

The initial Guarantors hereunder shall be those Subsidiaries of the Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Persons may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), in accordance with the terms of Section 9.7 of the Note Agreement by executing a counterpart of this Guaranty. Upon delivery of any such executed counterpart, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor under this Guaranty with the same force and effect, and subject to the same agreements, representations, guaranties, indemnities, liabilities and obligations as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Beneficiaries not to cause any Person otherwise obligated to become a Guarantor hereunder pursuant to the terms of the Note Agreement to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder. The execution of a counterpart of this Guaranty by any Person shall not require the consent of any other Guarantor and all of the Guaranteed Obligations of each Guarantor under this Guaranty shall remain in full force and effect notwithstanding the addition of any Additional Guarantor to this Guaranty.

15. COUNTERPARTS; EFFECTIVENESS.

This Guaranty and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

This Guaranty shall become effective as to each Guarantor upon the execution and delivery of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Person) and receipt of written or telephonic notification of such execution and authorization of delivery thereof.

Delivery of an executed counterpart hereof by any Guarantor by facsimile or electronic pdf shall be as effective as delivery of a manually executed counterpart hereof and shall be considered a representation that an original executed counterpart hereof will be delivered.

16. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS.

No amendment or waiver of any term or provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same is in writing and signed by the Required Holders, and in the case of an amendment, the Required Holders and the Guarantors; provided, however, that no such amendment reducing any payment obligations under this Guaranty shall be effective unless signed by each Beneficiary. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns; provided, however, that no Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of the Required

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Holders. This Guaranty shall inure to the benefit of each of the Beneficiaries and its successors, assigns and transferees.

17. ADDRESS FOR NOTICES.

All notices and communications provided for hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser or its nominee, addressed as specified for such communications in the Purchaser Schedule attached to the Note Agreement, or at such other address as such Purchaser or its nominee shall have specified to the Company, on behalf of each of the Guarantors, in writing, (ii) if to any other Beneficiary, addressed to such Person at such address as it shall have specified in writing to the Company or, if any such Person shall not have so specified an address, then addressed to such Person in care of the last holder of Notes held by such Person which shall have so specified an address to the Company, and (iii) if to any Guarantor, addressed to such Guarantor care of the Company at 8875 Aero Drive, Suite 200, San Diego, California 92123, Attention: Chief Financial Officer.

18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

No failure or delay on the part of any Beneficiary in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Guaranty are cumulative to, and not exclusive of, any rights or remedies otherwise available.

19. PERSONAL JURISDICTION.

Each Guarantor irrevocably agrees that any legal action or proceeding with respect to this Guaranty, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith shall be brought in the courts of the State of New York or the United States of America for the Southern District of New York as the Required Holders may elect, and, by execution and delivery hereof, each Guarantor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by such Guarantor against any Beneficiary. Each Guarantor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

20. WAIVER OF JURY TRIAL.

THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

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THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

ASCENSION CAPITAL GROUP, INC., a Delaware corporation

By:
Name:
Title:

MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation

By:
Name:
Title:

MIDLAND FUNDING LLC, a Delaware limited liability company

By:
Name:
Title:

MIDLAND FUNDING NCC-2 CORPORATION,
a Delaware corporation

By:
Name:
Title:

MIDLAND INTERNATIONAL LLC, a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO MULTIPARTY GUARANTY]

MIDLAND PORTFOLIO SERVICES, INC., a Delaware corporation

By:
Name:
Title:

MRC RECEIVABLES CORPORATION, a Delaware corporation

By:
Name:
Title:

MIDLAND INDIA LLC, a Minnesota limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO MULTIPARTY GUARANTY]

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Multiparty Guaranty to be duly executed and delivered as of _____________ _____, _______.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o the Company as provided in the Note Agreement

[SIGNATURE PAGE TO MULTIPARTY GUARANTY]

Exhibit B-2

[FORM OF] INDEMNITY AND CONTRIBUTION AGREEMENT

This INDEMNITY AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of September 20, 2010, is entered into among each of the Persons identified on the signature pages hereof as Guarantors, and such other Persons who from time to time become parties hereto in accordance with Section 9 of this Agreement (collectively, the “Guarantors” and each, individually, a “Guarantor”) and Encore Capital Group, Inc., a Delaware corporation (the “Company”). The Company and the Guarantors are sometimes referred to herein as the “Credit Parties”. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Note Agreement (as defined below).

The Company has entered into that certain Senior Secured Note Purchase Agreement, dated concurrently herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), among the Company, on the one hand, and the Purchasers named therein, on the other hand.

The Guarantors include certain Subsidiaries of the Company, and the proceeds from the issuance and sale of the Notes will be used, in part, by the Company and the Guarantors in connection with their respective operations.

Pursuant to the Transaction Documents, the Credit Parties are jointly and severally liable for all obligations (the “Obligations”) under such documents. Each Credit Party acknowledges that it has received and expects to receive financial and other support, directly or indirectly, from the other Credit Parties (including, without limitation, in the form of existing liquidity provided to the Credit Parties by the extension of credit from the issuance and sale of the Notes); accordingly, each Credit Party has determined that it is in its interest and to its financial benefit to execute and deliver an agreement in the form hereof.

Accordingly, the Credit Parties agree as follows:

SECTION 1.  INDEMNITY AND CONTRIBUTION.

A.     Definitions.   The following defined terms are used in this Section 1:

“Claiming Credit Party” shall mean any Credit Party which has made an Excess Payment, until the amount thereof has been reduced to zero through reimbursements to such Credit Party hereunder or otherwise.

“Excess Payment” shall mean, with respect to any payment made by a Credit Party to any holder of a Note pursuant to the terms of the Note Agreement, the Notes, the Multiparty Guaranty or any other Transaction Document on or after any Payment Date, the amount by which such payment exceeds the aggregate amount of proceeds of the Notes received, directly or indirectly, by such Credit Party as of such Payment Date as a result of the credit provided from the issuance and sale of the Notes. For purposes of this definition of “Excess Payment”, the amount of any payment made by a Credit Party shall include an amount equal to the gross proceeds from any sale of such Credit Party’s assets pursuant to the Transaction Documents to which such Credit Party is a party to satisfy all or any part of the Obligations.

“First Round Contributing Credit Party” shall mean each Credit Party as to which a Payment Deficiency exists.

“Net Worth” shall mean the difference between the following: (1) the aggregate value of all assets (including contingent assets) of a Credit Party (at fair valuation and present fair saleable value), less (2) the aggregate amount of all liabilities (including contingent liabilities) of that Credit Party. Net Worth shall be measured, in the case of each Credit Party, as of the date of this Agreement, subject to adjustment in accordance with the provisions of Sections 1C and/or 1D below. In the event that the Net Worth of any Credit Party is less than zero, the Net Worth of such Credit Party shall be zero for purposes of any computation pursuant to Section 1C and/or 1D below.

“Payment Date” shall mean the maturity date (or the date of any required prepayment) of any of the Notes or the date of any notice of acceleration delivered by any holder of the Notes to the Company pursuant to Section 12.1 of the Note Agreement with respect to any of the Notes.

“Payment Deficiency” shall mean, with respect to any Credit Party as of any Payment Date, the amount by which the aggregate amount of proceeds of the Notes received by such Credit Party, directly or indirectly, from the issuance and sale of the Notes as of such Payment Date exceeds the payments made by such Credit Party under the Note Agreement, the Notes, the Multiparty Guaranty or any other Transaction Documents as of such Payment Date.

“Second Round Contributing Credit Party” shall mean each Credit Party having a positive Net Worth after giving effect to payments made or received by that Credit Party pursuant to Section 1B below.

B.     First Round Contributions.   Each Credit Party agrees (subject to Section 3 hereof) that in the event a payment shall be made by any other Credit Party under any of the Transaction Documents, or assets of any other Credit Party shall be sold pursuant to any mortgage, security agreement or similar instrument or agreement to satisfy any Obligations at any time on or after a Payment Date, each First Round Contributing Credit Party shall be responsible, by way of contribution, for the reimbursement to the Claiming Credit Parties of an amount equal to the Excess Payment of each Claiming Credit Party; provided that the aggregate amount owed by any First Round Contributing Credit Party shall not exceed the Payment Deficiency of such First Round Contributing Credit Party. The aggregate amounts so reimbursed by all First Round Contributing Credit Parties shall be allocated, among all Claiming Credit Parties, in proportion to the Excess Payment made by each such Claiming Credit Party as compared to the aggregate Excess Payments made by all such Claiming Credit Parties.

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C.     Second Round Contributions.   In the event that an Excess Payment made by a Claiming Credit Party is not completely reimbursed pursuant to Section 1B above, and such Claiming Credit Party has a negative Net Worth after giving effect to such prior reimbursements (but without giving effect to any other reimbursement right under this Section 1), then there shall be a second contribution round for the benefit of that Claiming Credit Party in accordance with this Section 1C. The Second Round Contributing Credit Parties shall reimburse, to such Claiming Credit Parties, an aggregate amount equal to the total remaining Excess Payments of such Claiming Credit Parties; provided, however, that in no event shall the amount so paid by any Second Round Contributing Credit Party exceed the amount of its Net Worth (before giving effect to the contribution made by such party under this Section 1C). Subject to the foregoing proviso, the amount so contributed by each Second Round Contributing Credit Party shall be equal to such total remaining Excess Payments multiplied by a fraction, the numerator of which is the Net Worth of such Second Round Contributing Credit Party, and the denominator of which is the aggregate Net Worth of all Second Round Contributing Credit Parties. The aggregate amount of such contributions under this Section 1C shall, in turn, be allocated among such Claiming Credit Parties in proportion to the remaining Excess Payment of each.

D.     Subsequent Round Contributions.   In the event that an Excess Payment made by a Claiming Credit Party pursuant to Section 1C above is not completely reimbursed pursuant thereto (or pursuant to any subsequent round of contribution payments made under this Section 1D), then there shall be a further contribution round in which each Credit Party which made a contribution in the immediately preceding round and continues to have a positive Net Worth after giving effect thereto shall be responsible, by way of contribution, for its pro rata share of such remaining unreimbursed Excess Payments. The calculation of such further pro rata contribution obligations as between such contributing Credit Parties, and the allocation of such contributions among such Claiming Credit Parties, shall proceed in each such subsequent round in accordance with the respective proration and allocation provisions generally set forth in Section 1C. Nothing in this Section 1 shall affect any Credit Party’s joint and several liability for all Obligations.

SECTION 2.  No Waiver of Other Rights.   All rights of each Credit Party under Section 1 shall be in addition to and not in derogation of any and all other rights of indemnity, contribution, reimbursement or subrogation which such Credit Party may have under applicable law in respect of the Note Agreement, the Notes, the Multiparty Guaranty or any other Guaranty, as applicable, but in all events subject to the subordination provisions in Section 3. However, such Credit Party shall be entitled to only a single satisfaction of any claim giving rise to any rights under Section 1 and applicable law in respect of the Transaction Documents to which such Person is a party, and any such other rights of indemnity, contribution, reimbursement or subrogation shall be expressly subordinate (in time and right of payment) to the contractual rights of each Credit Party under Section 1.

SECTION 3.  Subordination.   Each Credit Party (i) subordinates all present and future indebtedness owing to it from any of the other Credit Parties (including, without

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limitation, under Section 1 and under such Credit Party’s rights of indemnity, contribution, reimbursement or subrogation under applicable law) to the final payment in full in cash of all of the Obligations, (ii) agrees that it will not accelerate, or make a claim in respect of, such indebtedness or otherwise attempt to enforce any of its rights under Section 1 until all Obligations have been indefeasibly paid in full in cash and (iii) agrees that it will not assign or pledge to any Person all or any part of such indebtedness, except for any Liens permitted under Section 10.6 of the Note Agreement. If, notwithstanding the foregoing, any Credit Party shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Credit Party as trustee for the holders of the Notes, and shall promptly be paid over (x) to the holders of the Notes for application to the Obligations in accordance with the terms of the Note Agreement and the other Transaction Documents, without affecting in any manner the liability of the other Credit Parties to such Credit Party hereunder, or (y) as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary in this Section 3, any Credit Party may make payments to any other Credit Party in respect of indebtedness owing by such Credit Party to any such other Credit Party during such times as no Event of Default has occurred and is continuing.

SECTION 4.  Waivers.

A.     Each of the Credit Parties waives any right to require a Claiming Credit Party to: (i) proceed against any Person, including another Credit Party; (ii) proceed against or exhaust any collateral held from another Credit Party or any other Person; (iii) pursue any other remedy in the Claiming Credit Party’s power; or (iv) make any presentments, demands for performance, or give any notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the payments required under this Agreement.

B.     Each of the Credit Parties waives any defense arising by reason of: (i) any disability or other defense of, any other Credit Party or any other Person; (ii) the cessation from any cause whatsoever, other than payment in full, of any liability of any Credit Party or any other Person; (iii) any act or omission by a Claiming Credit Party which directly or indirectly results in or aids the discharge of a Credit Party from the obligation to make payments required by this Agreement by operation of law or otherwise; and (iv) any modification of the obligations, in any form whatsoever, including any modification made after revocation hereof to any obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of the obligations, or other change in the terms of the obligations or any part thereof, including increase or decrease of the rate of interest thereon.

C.     Each of the Credit Parties waives all rights and defenses arising out of an election of remedies by a Claiming Credit Party, even though that election of remedies, might prejudice the Credit Party’s rights of subrogation and reimbursement against another Credit Party.

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SECTION 5.   Termination.   This Agreement shall survive and remain in full force and effect so long as any part of the Obligations has not been paid in full in cash, and shall continue to be effective or be reinstated, as the case may be, if at any time any part of a payment of the Obligations is rescinded or must otherwise be restored by any holder of Notes or any Credit Party upon the bankruptcy or reorganization of any Credit Party, or otherwise.

SECTION 6.   No Waiver.   No failure on the part of any Credit Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any Credit Party preclude any other or further exercise or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by law. No Credit Party shall be deemed to have waived any rights under this Agreement unless the waiver is in writing and signed by the party or parties affected.

SECTION 7.   Binding Agreement.   Whenever in this Agreement any of the parties is referred to, the reference shall include the successors and assigns of the party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. This Agreement shall not be amended or terminated, nor any provision herein waived, and no Credit Party may assign or delegate any of its obligations under this Agreement (and any attempted assignment or delegation shall be void), without in each case the prior written consent of the Required Holders. Each Credit Party acknowledges and agrees that the holders from time to time of Notes are intended indirect beneficiaries of the benefits created in favor of each Credit Party by the indemnification and contribution provisions of this Agreement.

SECTION 8.   Severability.   To the extent that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party shall be required to comply with the provision for so long as the provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.   Additional Credit Parties.   From time to time subsequent to the date hereof, additional Persons may become parties hereto as Guarantors in accordance with the terms of Section 9.7 of the Note Agreement. Each such Person shall become a party to this Agreement by executing and delivering to the holders of the Notes, with a copy to the other parties hereto, a counterpart of this Agreement and, thereupon, shall be deemed a Guarantor for all purposes hereunder with the same force and effect as if originally named as a Guarantor herein. The addition of any new Guarantor as a party to this Agreement shall not require the consent of any other Credit Party hereunder.

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SECTION 10.  Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one instrument. The counterpart signature pages may be detached and assembled to form a single original document. This Agreement shall be effective with respect to any Credit Party when a counterpart bearing the signature of such Credit Party shall have been executed and delivered to all parties. In the event that any Person shall become a Credit Party after the date hereof, that Person may become a party to this Agreement by executing and delivering to all parties a counterpart of this Agreement. Upon execution and delivery of the counterpart, such Person shall be a Credit Party for purposes of this Agreement.

SECTION 11.     Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally blank; signature pages follow.]

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The parties have caused this Agreement to be duly executed as of the date hereof.

GUARANTORS:

ASCENSION CAPITAL GROUP, INC., a Delaware corporation

By:
Name:
Title:

MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation

By:
Name:
Title:

MIDLAND FUNDING LLC, a Delaware limited liability company

By:
Name:
Title:

MIDLAND FUNDING NCC-2 CORPORATION,
a Delaware corporation

By:
Name:
Title:

MIDLAND INTERNATIONAL LLC, a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO INDEMNITY, CONTRIBUTION AND SUBORDINATION AGREEMENT]

MIDLAND PORTFOLIO SERVICES, INC., a Delaware corporation

By:
Name:
Title:

MRC RECEIVABLES CORPORATION, a Delaware corporation

By:
Name:
Title:

MIDLAND INDIA LLC, a Minnesota limited liability company

By:
Name:
Title:

COMPANY:

ENCORE CAPITAL GROUP, INC., a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO INDEMNITY, CONTRIBUTION AND SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned additional Guarantor has caused this Indemnity and Contribution Agreement to be duly executed and delivered as of _____________ _____, _______.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o the Company as provided in the Note Agreement

[SIGNATURE PAGE TO INDEMNITY, CONTRIBUTION AND SUBORDINATION AGREEMENT]

EXECUTION COPY

EXHIBIT C

[ FORM OF] INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of September 20, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is entered into by and among JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent (collectively with its successors and assigns, the “Agent”) for the “Lenders” under the Bank Credit Agreement (as defined below) (such Lenders, collectively with their respective successors and assigns, the “Banks”) and the holders of the Pru Notes (as defined below) listed on Annex II attached hereto or becoming bound by this Agreement as provided in Section 38 hereof (collectively with their respective successors and assigns, the “Pru Noteholders”) (the Banks, the relevant Affiliates of the Banks (in respect of Banking Services Obligations and Rate Management Obligations), the Pru Noteholders and the Agent, together with their respective successors and assigns, are herein sometimes collectively called the “Secured Parties” and individually called a “Secured Party”), and JPMorgan, in its capacity as contractual representative for the Secured Parties hereunder (the “Collateral Agent”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the “Bank Credit Agreement” (as defined below) as in effect on the date hereof.

RECITALS:

WHEREAS, Encore Capital Group, Inc. (herein called the “Borrower”), the Banks party thereto, and the Agent entered into that certain Credit Agreement dated as of February 8, 2010 (as used herein, the term “Bank Credit Agreement” means the foregoing Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time);

WHEREAS, the Pru Noteholders listed on Annex II attached hereto are the holders of the 7.75% Senior Secured Notes, due 2017 in an aggregate principal amount of $50,000,000 (collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Initial Pru Notes”), issued pursuant to a Senior Secured Note Purchase Agreement, dated as of September 20, 2010 between the Borrower, on the one hand, and the Pru Noteholders listed on Annex II attached hereto and such other noteholders as may acquire notes thereunder as therein provided, on the other hand (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pru Note Agreement”) pursuant to which the Borrower may from time to time issue one or more additional series of its senior notes in an aggregate principal amount not to exceed $25,000,000 (each as may be amended, restated, supplemented or otherwise modified from time to time, the “Additional Pru Notes” and, collectively with the Initial Pru Notes, the “Pru Notes”);

WHEREAS, pursuant to the terms of the Collateral Documents, each of the Borrower and the entities set forth on Annex III hereto (such entities together with all other parties which guaranty any Secured Obligations from time to time, collectively, the “Guarantors”) that have guaranteed the repayment of all amounts due and payable under the Secured Creditor Documents, may from time to time grant a security interest in certain of its assets to the Collateral Agent;

WHEREAS, the Secured Parties desire to agree to the relative priority of the application of payments received pursuant to the terms of the Collateral Documents and all Guaranties and certain other payments with respect to the Secured Obligations (as defined below), and certain other rights and interests; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Secured Parties and the Collateral Agent hereby agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings, in addition to the terms defined in the Recitals:

“Actionable Default” means, under the Bank Credit Agreement or the Pru Note Agreement, (a) a Default shall have occurred thereunder as a result of (i) the nonpayment of amounts owing thereunder or under any note issued thereunder after expiration of any applicable cure or grace period provided thereunder, (ii) noncompliance with Sections 6.4, 6.10, 6.11, 6.12. 6.13, 6.14, 6.15, 6.21, 6.22 or 6.30 of the Bank Credit Agreement or Sections 9.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.12, 10.13 or 10.18 of the Pru Note Agreement, (iii) the bankruptcy or insolvency of the Borrower or any of its subsidiaries, including, without limitation, the Guarantors or (iv) the occurrence of a Change of Control under the Bank Credit Agreement or the occurrence of a “Change of Control” under the Pru Note Agreement, (b) a notice shall have been delivered to the Borrower by the Agent under the Bank Credit Agreement or a Pru Noteholder under the Pru Note Agreement indicating that an Event of Default (as defined therein) has occurred and is continuing and the Secured Obligations due under any such Secured Creditor Document are immediately due and payable, to the extent provided for in the applicable Secured Creditor Document, (c) a default shall have occurred under any Collateral Document or Guaranty (defined below) and the Agent, the Collateral Agent, or a Secured Party, as applicable, shall have caused the amounts owing thereunder to become immediately due and payable, to the extent provided for in the applicable Collateral Document or Guaranty or (d) any other Default that is caused by any Rate Management Transaction (as defined in the Bank Credit Agreement) with a Secured Party being terminated by such Secured Party prior to the stated termination date of such Rate Management Transaction, and the Borrower or any Guarantor is required to make a payment to such Secured Party as a result of such termination.

“Collateral” means all property of the Borrower or any Guarantor in which the Collateral Agent shall have been granted a security interest or lien under any of the Collateral Documents.

“Collateral Account” means the collateral account established and maintained by the Collateral Agent pursuant to Section 8.

“Collateral Agent’s Expenses” means all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement and each Collateral Document, if not previously reimbursed, or the enforcement (whether in the context of a civil action, adversarial proceeding, workout or otherwise) of any of the provisions hereof or thereof, or (ii) incurred or required to be advanced in connection with the sale or other disposition or the custody, preservation or protection of the Collateral pursuant to any Collateral Document and the exercise or enforcement of the Collateral Agent’s rights under this Agreement and in and to the Collateral.

“Collateral Documents” means any and all security agreements, pledge agreements, mortgages, deeds of trust, financing statements, and other similar instruments executed by the Borrower or any Guarantor in favor of the Collateral Agent from time to time pursuant hereto, in each case as such agreements, documents and instruments may be amended, modified, supplemented and/or restated, and together in each case with any other agreements, instruments and documents incidental thereto.

“Default” means (a) any “Default” (as defined in the Bank Credit Agreement) or (b) any “Event of Default” (as defined in the Pru Note Agreement).

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“Distribution Date” means the second business day in each calendar week, commencing with the first such business day following receipt by the Collateral Agent of a Notice of Actionable Default.

“Guaranty” means any guaranty entered into in favor of the Agent, the Collateral Agent, and/or any other Secured Party guaranteeing the repayment of the Secured Obligations due and payable under a Secured Creditor Document.

“L/C Interests” means, with respect to any Bank, such Bank’s direct or participation interests in all unpaid reimbursement obligations with respect to Letters of Credit and such Bank’s direct obligations or risk participations with respect to undrawn amounts of all outstanding Letters of Credit, provided that the undrawn amounts of outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent at any time as provided in Section 9(b) hereof.

“Notice of Actionable Default” means a written notice to the Collateral Agent from any Secured Party or Secured Parties stating that it is a “Notice of Actionable Default” hereunder and certifying that an Actionable Default has occurred and is continuing. A Notice of Actionable Default may be included in a written direction to the Collateral Agent from the Requisite Secured Parties pursuant to Section 5.

“Notice of Default” means a written notice to the Collateral Agent from any Secured Party or Secured Parties stating that it is a “Notice of Default” hereunder and certifying that a Default has occurred and is continuing.

“Principal Exposure” means, with respect to any Secured Party at any time (i) if such Secured Party is a Bank under the Bank Credit Agreement, the aggregate amount of such Secured Party’s Commitment under the Bank Credit Agreement, or, if the Banks shall then have terminated the Commitments under the Bank Credit Agreement, the sum of (x) the outstanding principal amount of such Secured Party’s Loans thereunder and (y) the outstanding face and/or principal amount of such Secured Party’s L/C Interests thereunder at such time and (ii) if such Secured Party is a Pru Noteholder, the outstanding principal amount of such Secured Party’s Pru Notes at such time.

“Pro Rata Share” means, with respect to any Secured Party at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Secured Party’s Principal Exposure at such time, and the denominator of which is the aggregate amount of the Principal Exposure of all of the Secured Parties at such time.

“Requisite Secured Parties” means, at any time, (i) Banks under the Bank Credit Agreement whose Pro Rata Shares exceed fifty percent of the aggregate Pro Rata Shares of the Banks under the Bank Credit Agreement (provided that the Pro Rata Share of any Defaulting Lender shall not be included in the foregoing calculation) and (ii) Pru Noteholders whose Pro Rata Shares exceed fifty percent of the aggregate Pro Rata Shares of the Pru Noteholders.

“Secured Creditor Documents” means the Bank Credit Agreement, the Pru Note Agreement and the Pru Notes.

“Secured Obligations” means all of the monetary obligations owed by the Borrower or any Guarantor to the Secured Parties or the Agent under the Bank Credit Agreement, the Pru Note Agreement, the Pru Notes, any other Secured Creditor Document, the Guaranties, the Collateral Documents, and related agreements, documents, and instruments, including, without limitation, (1) the

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“Obligations” (as defined in the Bank Credit Agreement), (2) the outstanding principal amount of, accrued and unpaid interest on, and any unpaid Make-Whole Amount (as defined in the Pru Note Agreement) or other breakage or prepayment indemnification due with respect to, the Loans and the Pru Notes, (3) any unpaid reimbursement obligations with respect to any Letters of Credit, (4) any undrawn amounts of any outstanding Letters of Credit and (5) any other unpaid amounts (including amounts in respect of Banking Services Obligations (as defined in the Bank Credit Agreement), Rate Management Obligations (as defined in the Bank Credit Agreement), fees, expenses, indemnification and reimbursement) due from the Borrower or any Guarantor under any of the Pru Note Agreement, the Pru Notes, the Bank Credit Agreement, any other Secured Creditor Document, the Guaranties or the Collateral Documents; provided that (x) the undrawn amounts of any outstanding Letters of Credit shall be considered to have been reduced to the extent of any amount on deposit with the Agent at any time as provided in Section 9(b) hereof or Sections 2.2 or 8.1 of the Bank Credit Agreement and (y) Banking Services Obligations and Rate Management Obligations (or any similar terms defined in the Bank Credit Agreement) shall only constitute Secured Obligations under this Agreement and the Collateral Documents to the extent that the holders of such Banking Services Obligations or Rate Management Obligations (or such similar terms), as the case may be, have agreed to be bound by the provisions of this Agreement.

2. Appointment; Nature of Relationship. Subject to the terms and conditions contained in this Agreement, the Agent (on behalf of the Banks) and the Pru Noteholders hereby designate and appoint JPMorgan as their Collateral Agent under this Agreement and the Collateral Documents, and each of them hereby authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Collateral Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are incidental thereto. The Collateral Agent agrees to act as such on the express terms and conditions contained in this Agreement. Notwithstanding the use of the defined term “Collateral Agent,” it is expressly understood and agreed that the Collateral Agent shall not have any fiduciary responsibilities to any Secured Party by reason of this Agreement and that the Collateral Agent is merely acting as the representative of the Secured Parties with only those duties as are expressly set forth in this Agreement and the Collateral Documents. In its capacity as the Secured Parties’ contractual representative, the Collateral Agent (i) does not assume any fiduciary duties to any of the Secured Parties and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the Collateral Documents. The Agent (on behalf of the Banks) and the Pru Noteholders agree to assert no claim against the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each of them hereby waives.

3. Powers and Duties. Subject to the provisions of Section 6 hereof, the Collateral Agent shall have and may exercise such powers under the Collateral Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Collateral Agent shall have no implied duties to the Secured Parties, or any obligation to the Secured Parties to take any action hereunder or under any of the Collateral Documents, except any action specifically required by this Agreement or any of the Collateral Documents to be taken by the Collateral Agent or directed by the Requisite Secured Parties in accordance with the terms hereof. The Collateral Agent shall not take any action which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document.

4. Authorization to Execute Collateral Documents. If the Collateral Agent receives written notice from either the Agent or a Pru Noteholder at any time or from time to time hereunder that Collateral Documents are required pursuant to the Bank Credit Agreement or the Pru Note Agreement in connection with the grant of a security interest in and lien against the assets of the Borrower and/or a Guarantor, the Collateral Agent is authorized to and shall execute and deliver such Collateral Documents as the Agent or such Pru Noteholder shall direct requiring execution and delivery by it and is authorized

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to and shall accept delivery from the Borrower of such Collateral Documents as the Agent or the Pru Noteholder shall direct which do not require execution by the Collateral Agent, provided, however, that the Collateral Agent shall not execute a Collateral Document providing for a lien on real property without the approval of the Requisite Secured Parties.

5. Direction by Requisite Secured Parties. Except as otherwise provided in this Section 5, the Collateral Agent shall take any action with respect to the Collateral and the Collateral Documents directed in writing by the Requisite Secured Parties. Notwithstanding the foregoing, the Collateral Agent shall not be obligated to take any such action (i) which is in conflict with any provisions of applicable law or of this Agreement or any Collateral Document or (ii) with respect to which the Collateral Agent, in its opinion, shall not have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it as a result of compliance with such direction. Under no circumstances shall the Collateral Agent be liable for following the written direction of the Requisite Secured Parties. In each instance in which the Requisite Secured Parties deliver a written direction to the Collateral Agent pursuant hereto, the Collateral Agent shall promptly send a copy of such written direction to each Secured Party that is not included in such Requisite Secured Parties.

6. Notice of Actionable Default. Any Secured Party or Secured Parties may give the Collateral Agent a Notice of Default or a Notice of Actionable Default in the manner provided in Section 31 and shall give a copy of such Notice of Default or Notice of Actionable Default to each of the other Secured Parties. If and only if the Collateral Agent shall have received a Notice of Actionable Default, the Collateral Agent shall, if and only if directed in writing by the Requisite Secured Parties, exercise the rights and remedies provided in this Agreement and in any of the Collateral Documents.

7. Remedies. Each of the Secured Parties hereby irrevocably agrees that the Collateral Agent shall be authorized, after the occurrence and during the continuance of an Actionable Default and at the direction of the Requisite Secured Parties or incidental to any such direction, for the purpose of carrying out the terms of this Agreement and any of the Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes hereof and thereof, including, without limiting the generality of the foregoing, to the extent permitted by applicable law, to do the following:

(i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral (except that, without the consent of all Secured Parties, the Collateral Agent shall not accept any Secured Obligations in whole or partial consideration from the disposition of any Collateral),

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Collateral Agent in connection with this Agreement or any of the Collateral Documents,

(iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Collateral Documents, and

(v) to do, at its option and at the expense and for the account of the Secured Parties (to the extent the Collateral Agent shall not be reimbursed by the Borrower) at

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any time or from time to time, all acts and things which the Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

8. The Collateral Account. (a) Upon receipt by the Collateral Agent of a Notice of Actionable Default, and until such time as the Actionable Default described therein is cured or waived, the Collateral Agent shall establish and maintain at its principal office an interest-bearing account that shall be entitled the “Encore Capital Collateral Account.” All moneys received by the Collateral Agent with respect to Collateral after receipt of a Notice of Actionable Default and until such time as the Actionable Default described therein is cured or waived shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9. In addition, (i) any other payments received, directly or indirectly, by any Secured Party of or with respect to any of the Secured Obligations from the Borrower or any Guarantor after the occurrence and during the continuance of an Actionable Default (including, without limitation, any amount of any balances held by any Secured Party for the account of the Borrower or any Guarantor or any other property held or owing by it to or for the credit or for the account of the Borrower or any Guarantor which has been set off or appropriated by it and any payments received upon the termination of any Rate Management Transaction prior to its stated termination date), (ii) any payment received by any Secured Party with respect to any of the Secured Obligations in an insolvency or reorganization proceeding or otherwise with respect to the Borrower or any Guarantor or (iii) any payment from a Guarantor received by any Secured Party with respect to any Secured Obligations, shall, in each case, promptly be delivered to the Collateral Agent and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with Section 9, provided, that the foregoing clauses (i), (ii) and (iii) shall not apply to distributions by the Collateral Agent under Section 9. The Collateral Account at all times shall be subject to the exclusive dominion and control of the Collateral Agent. Each of the Borrower and each Guarantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the Collateral Account and all funds which may from time to time be on deposit therein to secure the prompt and complete payment and performance of the Secured Obligations.

(b) Notwithstanding the foregoing, with respect to any collections or payments received by any Secured Party on or after the occurrence and during the continuance of an Actionable Default but prior to the date of the occurrence of an event described in clauses (a)(iii) or (b) of the definition of Actionable Default (such event, an “Acceleration”), (1) such collections and payments shall be delivered to the Collateral Agent pursuant to the foregoing provisions, only to the extent that the principal amount of the Secured Obligations owed to such Secured Party on the date of such Acceleration is less than the principal amount of the Secured Obligations owed to such Secured Party on the date of such Actionable Default, and (2) the amount of any such collections and payments subject to the foregoing provisions shall not be so delivered until the date of the occurrence of such Acceleration. For the purposes of the preceding sentence, any collection or payment received by the Agent on behalf of the Banks shall be considered to have been received by the Banks, and applied to pay the Secured Obligations owed to the Banks, to which such payment or collection relates whether or not distributed by the Agent to the Banks.

(c) Any re-allocations of any payments or distributions initially made or received on any Secured Obligations due to payments and transfers among the Secured Parties and the Collateral Agent under Section 8(b) shall be deemed to reduce the Secured Obligations of any Secured Party receiving any such payment or other transfer under Section 8(b) and shall be deemed to restore and reinstate the Secured Obligations of any Secured Party making any such payment or other transfer under Section 8(b), in each case by the amount of such payment and other transfer; provided that if for any reason such restoration and reinstatement shall not be binding against the Borrower or any Guarantor, the Secured Parties agree to take actions as shall have the effect of placing them in the same relative positions as they would have been if such restoration and reinstatement had been binding against the Borrower and the Guarantors.

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9. Application of Moneys. (a) All moneys held by the Collateral Agent in the Collateral Account shall be distributed by the Collateral Agent on each Distribution Date as follows:

FIRST: To the Collateral Agent in an amount equal to the Collateral Agent’s Expenses that are unpaid as of such Distribution Date, and to any Secured Party that has theretofore advanced or paid any such Collateral Agent’s Expenses in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;

SECOND: To the Secured Parties pro rata in proportion to the respective amounts of the Secured Obligations owed to the Secured Parties under the Secured Creditor Documents as of such Distribution Date; and

THIRD: Any surplus remaining after payment in full in cash of all Collateral Agent’s Expenses and all of the Secured Obligations shall be paid to the Borrower, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, provided that if any Secured Party shall have notified the Collateral Agent in writing that a claim is pending for which such Secured Party is entitled to the benefits of an indemnification, reimbursement or similar provision under which amounts are not yet due but with respect to which the Borrower continues to be contingently liable, and amounts payable by the Borrower with respect thereto are secured by the Collateral, the Collateral Agent shall continue to hold the amount specified in such notice in the Collateral Account until the Borrower’s liability with respect thereto is discharged or released to the satisfaction of such Secured Party.

Notwithstanding the foregoing, except for any surplus under clause THIRD above, the Collateral Agent shall not be required (unless directed by the Requisite Secured Parties) to make a distribution on any Distribution Date if the balance in the Collateral Account available for distribution on such Distribution Date is less than $10,000. The Collateral Agent shall not be responsible for any Secured Party’s application (or order of application) of payments received by such Secured Party from the Collateral Agent hereunder to the Secured Obligations owing to such Secured Party. For the purpose of determining the amounts to be distributed pursuant to clause SECOND of subsection (a) above with respect to the undrawn amounts of the outstanding Letters of Credit, such undrawn amounts shall be reduced by any amounts held as collateral pursuant to subsection (b) of this Section 9.

(b) Any distribution pursuant to clause SECOND of subsection (a) above with respect to the undrawn amount of any outstanding Letter of Credit shall be paid to the Agent to be held as collateral for the Banks and disposed of as provided in this subsection (b). On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Agent shall distribute to the Banks from the amounts held pursuant to this subsection (b) for application to the payment of the reimbursement obligation due to such Banks with respect to such draw an amount equal to the product of (1) the total amount then held pursuant to this subsection (b), and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such draw. On each date on which a reduction in the undrawn amount of any outstanding Letter of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on such Letter of Credit, the Agent shall distribute to the Collateral Agent from the amounts held pursuant to this subsection (b) an amount equal to the product of (1) the total amount then held pursuant to this subsection (b) and (2) a fraction the numerator of which is the amount of such reduction and the

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denominator of which is the aggregate undrawn amount of all outstanding Letters of Credit immediately prior to such reduction, which amount shall be distributed by the Collateral Agent as provided in clause SECOND of subsection (a) above. At such time as no Letters of Credit are outstanding, any remaining amount held pursuant to this subsection (b), after the distribution therefrom as provided above, shall be distributed to the Collateral Agent for application as provided in clause SECOND of subsection (a) above.

(c) The Borrower and each Guarantor, by its acknowledgment hereto, agrees that in the event any payment is made with respect to any Secured Obligations, as between the Borrower, each Guarantor and each Secured Party, the Secured Obligations discharged by such payment shall be the amount or amounts of the Secured Obligations with respect to which such payment is distributed pursuant to this Section 9 notwithstanding the payment may have initially been made by the Borrower or a Guarantor with respect to other Secured Obligations.

10. Information from Secured Parties. Each of the Secured Parties hereby agrees, promptly upon request by the Collateral Agent, to provide to the Collateral Agent in writing such information regarding the Secured Obligations held by such Secured Party as may be reasonably required by the Collateral Agent at any time to determine such Secured Party’s Pro Rata Share or to calculate distributions to such Secured Party from the Collateral Account. Each Secured Party shall notify the Collateral Agent in writing promptly following the repayment in full of all Secured Obligations owing to such Secured Party.

11. Limitation on Collateral Agent’s Duties in Respect of Collateral. Other than the Collateral Agent’s duties set forth in this Agreement and the Collateral Documents as to the custody of Collateral and the proceeds thereof received by the Collateral Agent hereunder and thereunder and all other monies received by the Collateral Agent pursuant to Section 8 and the accounting to the Borrower, the Guarantors, and the Secured Parties therefor, the Collateral Agent shall have no duty to the Borrower, the Guarantors, or the Secured Parties with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the preservation of rights against prior parties or any other rights pertaining thereto.

12. Secured Party Credit Decision. Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on the financial information provided by the Borrower and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Collateral Documents.

13. Exculpation. Neither the Collateral Agent nor any of its directors, officers, affiliates, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made by the Borrower or any Guarantor in connection with any Collateral Document or Guaranty; (ii) the performance or observance of any of the covenants or agreements of the Borrower, or any Guarantor under any Collateral Document or Guaranty; (iii) the satisfaction or observance of any condition or covenant specified in any of the Secured Creditor Documents; (iv) the existence or possible existence of any default under any of the Secured Creditor Documents or any Actionable Default; (v) the validity, enforceability, effectiveness or genuineness of any Collateral Document, Guaranty or any other instrument or writing furnished in connection herewith; (vi) the validity, perfection or priority of any security interest or lien created under any Collateral Document; or (vii) the financial condition of the Borrower or any of its Subsidiaries.

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14. Employment of Agents and Counsel. The Collateral Agent may execute any of its duties as the Collateral Agent hereunder and under any Collateral Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Secured Parties, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Collateral Agent and the Secured Parties and all matters pertaining to the Collateral Agent’s duties hereunder and under the Collateral Documents.

15. Reliance on Documents and Counsel. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Collateral Agent, which may be employees of the Collateral Agent.

16. Collateral Agent’s Reimbursement and Indemnification. The Secured Parties agree to reimburse and indemnify the Collateral Agent ratably in proportion to their respective Pro Rata Shares as of the date of the occurrence of the event as to which such reimbursement or indemnification is being made (i) for any costs or expenses not reimbursed by the Borrower, or any Guarantor, under its Collateral Documents or Guaranty, as applicable, (ii) for any other expenses incurred by the Collateral Agent, on behalf of the Secured Parties, in connection with the preservation or protection of the Collateral or the validity, perfection or priority of the Collateral Agent’s interest therein or the enforcement of the Collateral Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Secured Party shall be liable for any of the foregoing to the extent any of the foregoing is found by a court of competent jurisdiction by final and nonappealable judgment to have arisen from the gross negligence or willful misconduct of the Collateral Agent. The agreements in this Section 16 shall survive the repayment of the Secured Obligations and the termination of the other provisions of this Agreement.

17. Rights as a Secured Party. Notwithstanding that JPMorgan is acting as the Collateral Agent hereunder, JPMorgan in its individual capacity shall have the same rights and powers hereunder as any Secured Party and may exercise the same as though it were not the Collateral Agent, and the term “Secured Party” or “Secured Parties” shall include JPMorgan in its individual capacity.

18. Successor Collateral Agent. The Collateral Agent may resign at any time by giving not less than thirty days’ prior written notice thereof to the Secured Parties, the Borrower and the Guarantors and, only to the extent the Collateral Agent is an Insolvent Entity, may be removed at any time by the Requisite Secured Parties. Upon any such resignation or removal, the Requisite Secured Parties shall have the right to appoint, on behalf of the Secured Parties, a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Requisite Secured Parties or if no successor Collateral Agent shall have accepted its appointment by the Requisite Secured Parties within thirty days after the retiring Collateral Agent’s giving notice of resignation or its removal by the Requisite Secured Parties, then the retiring or removed Collateral Agent may appoint, on behalf of the Secured Parties, a successor Collateral Agent, so long as such successor Collateral Agent is not a Secured Party or an affiliate of a Secured Party or an Insolvent Entity. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from its

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duties and obligations hereunder and under the Collateral Documents. No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents. Any replacement Collateral Agent shall be a bank or trust company having capital, surplus, and undivided profits of at least $250,000,000. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder and under the Collateral Documents. As used herein, “Insolvent Entity” means any entity that has (i) become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

19. Release. If the Collateral Agent receives written notice from the Agent and the Required Holders under the Pru Note Agreement that the lien on any Collateral granted pursuant to any Collateral Document may be released pursuant to a transaction permitted by both the terms of the Bank Credit Agreement and the Pru Note Agreement, the Collateral Agent shall promptly release such Collateral in accordance with the directions of the Agent and the Required Holders under the Pru Note Agreement. The Collateral Agent shall not otherwise release or subordinate any lien on any Collateral except pursuant to Section 7 or Section 20.

20. Release and Termination. All of the Collateral shall be released and this Agreement shall be terminated on the earlier of:

(a) the date on which (i) the Collateral Agent shall have received from each of the Secured Parties written notice that all Secured Obligations (other than contingent indemnity obligations) owing to such Secured Party have been paid in full and (ii) all Collateral Agent’s Expenses shall have been paid in full; or

(b) the date on which (i) the Collateral Agent shall have received written notice from (1) the Agent and (2) the Pru Noteholders directing the Collateral Agent to release the Collateral, and (ii) all Collateral Agent’s Expenses shall have been paid in full.

21. Amendments and Waivers of Collateral Documents. The Collateral Agent shall not execute or deliver any amendment or waiver, other than any amendments or waivers which are of a technical nature, with respect to any Collateral Document except at the direction or with the consent of the Requisite Secured Parties.

22. Notices With Respect to Secured Creditor Documents. Each of the Agent and each Pru Noteholder agrees to use its best efforts to give to the other (a) copies of any notice of the occurrence or existence of any default in payment of the Secured Obligations sent to the Borrower and/or any Subsidiary of the Borrower, simultaneously with the sending of such notice to the Borrower and/or such Subsidiary, and (b) notice of any acceleration of the Loans or the Pru Notes, promptly upon such acceleration, but the failure to give any of the foregoing notices shall not affect the validity of such notice of default or such acceleration or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.

23. No Other Security. Neither the Agent nor any Secured Party shall take or receive a security interest in or lien upon any of the property or assets of the Borrower or any of its Subsidiaries as security for the Secured Obligations other than pursuant to this Agreement and the Collateral Documents or as security for any other obligations of the Borrower or any of its Subsidiaries other than

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the Secured Obligations. The existence of a common law lien and setoff rights on deposit accounts shall not be prohibited by the provisions of this Section 23 provided that any realization on such lien or setoff rights and the application of the proceeds thereof shall be subject to the provisions of this Agreement. Each Secured Party agrees that it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the Secured Obligations, except that, upon the direction of the Requisite Secured Parties, any Secured Party may set off any amount of any balances held by it for the account of the Borrower or any Guarantor or any other property held or owing by it to or for the credit or for the account of the Borrower or any Guarantor provided that the amount set off is delivered to the Collateral Agent for application pursuant to Section 8 hereof. Without such direction, no Secured Party shall set off any such amount.

24. Accounting; Invalidated Payments. (a) The Agent and each Secured Party agrees to render an accounting to any of the others of the outstanding amounts of the Secured Obligations, of receipts of payments from the Borrower, any Subsidiary of the Borrower and any Guarantor and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request.

(b) To the extent that any payment received by any Secured Party pursuant to a distribution under Section 9(a) hereof is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each other Secured Party that received a payment pursuant to such distribution shall purchase from the Secured Party whose payment was invalidated (the “Affected Secured Party”), at such time as the Affected Secured Party is required to return or repay such payment, an undivided participation interest in the Affected Secured Parties’ Secured Obligations in an amount such that after such purchase the amount of such distribution (after deduction of the invalidated payment) shall have been shared ratably among the Secured Parties as contemplated by Section 9(a) hereof.

25. Continuing Agreement. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until terminated in accordance with Section 20. Without limiting the generality of the foregoing, this Agreement shall survive the commencement of any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding involving the Borrower, a Subsidiary of the Borrower or a Guarantor. The Collateral Agent and each Secured Party agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Secured Obligations pursuant to any distribution hereunder is rescinded or must otherwise be restored by the Collateral Agent or any Secured Party, upon the insolvency, bankruptcy or reorganization of the Borrower, a Subsidiary of the Borrower or a Guarantor or otherwise, as though such payment had not been made.

26. Representations and Warranties. Each of the parties hereto severally represents and warrants to the other parties hereto that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

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27. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Collateral Agent, the Secured Parties and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, if any Secured Party assigns or otherwise transfers (in whole or in part) to any other person or entity the Secured Obligations to such Secured Party under the Bank Credit Agreement or the Pru Note Agreement, such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Secured Party under this Agreement.

28. No Reliance by Borrower. None of the Borrower, any Subsidiary of the Borrower, or any Guarantor shall have any rights under this Agreement or be entitled, in any manner whatsoever, to rely upon or enforce, or to raise as a defense, the provisions of this Agreement or the failure of the Collateral Agent, the Agent or any Secured Party to comply with such provisions.

29. Other Proceedings. Nothing contained herein shall limit or restrict the independent right of any Secured Party to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or to be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any questions concerning the post-petition usage of collateral and post-petition financing arrangement; provided that neither the Collateral Agent nor any Secured Party shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any of the Secured Obligations.

30. Amendments and Waivers. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Secured Party, the Agent or the Collateral Agent herefrom, shall in any event be effective unless the same shall be in writing and signed by the “Required Holders” (as defined in and under the Pru Note Agreement), the Agent (on behalf of the Banks), and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition to the foregoing, Sections 8 and 9 and this Section 30 shall not be amended or waived directly or indirectly without the consent of the Collateral Agent and all Secured Parties. No consent of the Borrower or a Guarantor shall be required for any such amendment, waiver or departure to provisions of this Agreement unless such amendment, waiver or departure relates to a provision of this Agreement expressly binding upon the Borrower or such Guarantor.

31. Notices. All notices and other communications provided to any party under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth (a) in the case of the Agent, the Collateral Agent and each of the Banks, on Annex I hereto, (b) in the case of the Pru Noteholders listed on Annex II hereto, on Annex II hereto, (c) in the case of the Borrower or any Guarantor, on Annex III hereto, or (d) in any case, at such other address or facsimile number as may be designated by such party in a notice (which complies with the other requirements of this Section 31) to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; and notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden or proving receipt shall be on the transmitting party.

32. No Waiver. No failure or delay on the part of any Secured Party, the Agent or the Collateral Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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33. Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

34. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

35. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

36. Counterparts. This Agreement may be separately executed and delivered in counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute one and the same Agreement. Facsimile transmission of the signature of any party hereto shall be effective as an original signature.

37. Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

38. Additional Pru Noteholders. Any purchaser of Additional Pru Notes pursuant to the Pru Note Agreement not a party to this Agreement may become a “Pru Noteholder” hereunder, provided that such purchaser shall sign the Addendum to Intercreditor Agreement in the form of Exhibit A attached hereto by which such purchaser agrees to be bound by the terms of this Agreement. Accordingly, upon the execution and delivery of the Addendum to Intercreditor Agreement by any such purchaser, such purchaser shall become a Secured Party for all purposes of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

JPMORGAN CHASE BANK, N.A., as Agent for itself and on behalf of the Banks

By:
Name:	Anna Araya
Title:	Vice President

Signature Page to

Intercreditor Agreement

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Pru Noteholder

By:
Vice President

PRUCO LIFE INSURANCE COMPANY, as a Pru Noteholder

By:
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a Pru Noteholder

By: Prudential Investment Management, Inc., investment manager

By:
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION, as a Pru Noteholder

By: Prudential Investment Management, Inc., investment manager

By:
Vice President

Signature Page to

Intercreditor Agreement

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:	Anna Araya
Title:	Vice President

Signature Page to

Intercreditor Agreement

The provisions of the last two sentences of Section 8(a) and all of Section 8(c) and Section 9(c) agreed to, by:

ENCORE CAPITAL GROUP, INC.		ASCENSION CAPITAL GROUP, INC.

By:		By:
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President & CEO	Title:	President

MIDLAND CREDIT MANAGEMENT, INC.		MIDLAND FUNDING LLC

By:		By:
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President & CEO	Title:	President

MIDLAND FUNDING NCC-2 CORPORATION		MIDLAND INTERNATIONAL LLC

By:		By:
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President	Title:	President

MIDLAND PORTFOLIO SERVICES, INC.		MRC RECEIVABLES CORPORATION

By:		By:
Name:	J. Brandon Black	Name:	J. Brandon Black
Title:	President	Title:	President

MIDLAND INDIA LLC

By:
Name:	Ronald E. Naves, Jr.
Title:	Secretary

Signature Page to

Intercreditor Agreement

ANNEX I

NOTICE INFORMATION: Any notice or other information required to be delivered hereunder to the Agent, the Banks and/or the Collateral Agent shall be delivered to the following:

JPMorgan Chase Bank, N.A.

Mid-Corporate Banking

650 Town Center Drive, Suite 1000

Costa Mesa, CA 92626

Attention: Anna C. Ruiz

Telecopy No.: 310-975-1353

anna.c.ruiz@jpmorgan.com

ANNEX II

PRU NOTEHOLDERS: The following are the “Pru Noteholders”:

The Prudential Insurance Company Of America

Pruco Life Insurance Company

Prudential Retirement Insurance And Annuity Company

Prudential Annuities Life Assurance Corporation

NOTICE INFORMATION: Any notice or other information required to be delivered hereunder to any Pru Noteholder shall be delivered to the following:

c/o Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, CA 94111

Attention: Managing Director

Telefacsimile: (415) 421-6233

ANNEX III

GUARANTORS: The following are “Guarantors” on the date hereof:

Ascension Capital Group, Inc.

Midland Credit Management, Inc.

Midland Funding LLC

Midland Funding NCC-2 Corporation

Midland International LLC

Midland Portfolio Services, Inc.

MRC Receivables Corporation

Midland India LLC

NOTICE INFORMATION: Any notice or other information required to be delivered hereunder to the Borrower and/or any Guarantor shall be delivered to the following:

Encore Capital Group, Inc.

8875 Aero Drive, Suite 200

San Diego, California 92123

Attention: General Counsel

Telephone: (858) 309-6964

FAX: (858) 309-6995

EXHIBIT A

ADDENDUM TO INTERCREDITOR AGREEMENT

The undersigned hereby acknowledges receipt of a copy of the Intercreditor Agreement dated as of September 20, 2010 (the “Intercreditor Agreement”) and agrees to the terms of the Intercreditor Agreement and executes and delivers this Addendum to Intercreditor Agreement and agrees hereby to become a party to the Intercreditor Agreement with all the rights, benefits and obligations of a Pru Noteholder and Secured Party (in each case as defined in the Intercreditor Agreement).

The undersigned purchasers have purchased the following Additional Pru Notes [insert description of Additional Pru Notes].

Dated:

[PRU NOTEHOLDERS]

By:
Its

Acknowledged and Agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Its

Exhibit A to

Intercreditor Agreement

Exhibit D-1

FORM OF OPINION OF

SPECIAL COUNSEL TO THE CREDIT PARTIES

(Encore Capital Group, Inc. and the Guarantors)

Matters to be Covered In the Opinion of Special Counsel to the Credit Parties

Reference is made to the Senior Secured Note Purchase Agreement, by and between Encore Capital Group, Inc., a Delaware corporation (the “Company”), on the one hand, and the Purchasers named therein, on the other hand (the “Note Agreement”). Capitalized terms used herein and not defined herein have the respective meanings specified for such terms in the Note Agreement.

The closing opinion of PILLSBURY WINTHROP SHAW PITTMAN LLP, special counsel for the Company and the Guarantors (the Guarantors, together with the Company, are referred to as the “Credit Parties”), required pursuant to Section 4A(d) of the Note Agreement, shall be dated the Closing Date and shall be to the effect that:

1.     Each of the Credit Parties: (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or in which it maintains an office and where any statutory fines or penalties or any corporate or similar disability imposed for the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

2.     Each of the Credit Parties: (a) has the power and authority to (i) execute and deliver each of the Transaction Documents to which it is a party (and, in the case of the Company, to issue the Notes), and (ii) perform its obligations, and carry out the transactions under the Transaction Documents to which it is a party on the terms and conditions set forth therein; and (b) has taken all necessary action to duly authorize the execution and delivery of each of the Transaction Documents to which it is a party (and, in the case of the Company, the issuance of the Notes), and the performance of each of the Transaction Documents to which it is a party.

3.     Each Credit Party has duly executed and delivered each of the Transaction Documents to which it is party. Each of the Transaction Documents to which any Credit Party is a party constitutes a valid and binding agreement and obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

4.     No authorization, consent or approval of, or registration, declaration or other filing with, any Governmental Authority is required on the part of any of the Credit Parties for the execution and delivery of the Transaction Documents to which it is a party (and, in the case

1.

of the Company, the issuance of the Notes) or the performance by such Credit Party of its obligations under the Transaction Documents.

5.     Each of the (a) execution and delivery by each of the Credit Parties of each of the Transaction Documents to which it is a party (and, in the case of the Company, the issuance of the Notes), and (b) performance by each of the Credit Parties of its obligations under the Transaction Documents do not: (i) violate or contravene any provision of any law, statute, rule or regulation of the United States of America or the State of New York, State of Delaware or the State of California, in each case applicable to the such Credit Party; (ii) to the best of our knowledge, violate or contravene any order, writ, judgment, decree, determination or award of any Governmental Authority as presently in effect applicable to any of the Credit Parties; (iii) conflict with or result in a breach of or constitute a default under the articles or certificate of incorporation (or similar charter document), or the bylaws (or similar document), of any of the Credit Parties; (iv) violate or result in a breach of or constitute any default under any contract to which any of the Credit Parties or their respective direct or indirect subsidiaries is a party or by which any of them or their respective property is bound, in each case which contract is material to the operations of the Credit Parties, taken as a whole, a list of which contracts has been certified to you by the Credit Parties and is set forth on Exhibit A hereto (the “Material Contracts”); or (v) result in or require the creation or imposition of any lien or other encumbrance on any of the property or revenues of any of the Credit Parties or any of their respective direct or indirect subsidiaries pursuant to any provision of any Material Contract, or any such law, rule, or regulation.

6.     The provisions of the Pledge and Security Agreement are effective under the Uniform Commercial Code of the State of New York (the “New York UCC”) to create a valid, attached security interest in favor of the Collateral Agent, for the benefit of itself and the Secured Parties, in all right, title and interest of the Credit Parties in those items and types of Collateral described in the Security Agreement to which Article 9 of the New York UCC is applicable.

7.     Upon the proper filing (as defined in Section 9-516 of the Uniform Commercial Code of the State of Delaware (the “Delaware UCC”)) of the financing statement naming the Company as debtor in the applicable filing office in the State of Delaware listed on Exhibit B hereto, including the payment of any requisite filing or recording fees, the Collateral Agent, for the benefit of itself and the Secured Parties, will have a perfected security interest under Article 9 of the Delaware UCC in so much of the Collateral described in the Pledge and Security Agreement and indicated on such financing statement as constitutes personal property of such Credit Party in which a security interest can be perfected by the filing of UCC financing statements in the State of Delaware under Article 9 of the Delaware UCC [SIMILAR OPINIONS FOR FINANCING STATEMENTS OF EACH OTHER CREDIT PARTY].

8.     After giving effect to the delivery (within the meaning given such term by the California UCC) by the applicable Grantors under the Pledge and Security Agreement to the Collateral Agent pursuant to the Pledge and Security Agreement in pledge, within the State of California, of each of the stock certificates representing the shares of capital stock of the entities whose names are set forth in item A of Exhibit D to the Pledge and Security Agreement (the “Pledged Shares”), together with properly completed and effective stock powers endorsing the Pledged Shares and duly executed by such Grantors in blank, and assuming the continued

2.

possession of the Pledged Shares and of such stock powers by the Collateral Agent within the State of California, the Collateral Agent shall acquire a valid security interest, for the benefit of itself and the Secured Parties, in all right, title and interest of such Grantors in the Pledged Shares pursuant to the Pledge and Security Agreement, to the extent that a security interest therein may be created pursuant to Article 9 of the New York UCC, and such security interest will be perfected, with the consequences of perfection by control with respect to the Pledged Shares accorded by the California UCC.

9.     It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers in the manner contemplated by the Note Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

10.     None of the Credit Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended. None of the Credit Parties is a “public utility” as that term is defined under the Federal Power Act, as amended, and the regulations publicly promulgated by the Federal Energy Regulatory Commission (“FERC”) thereunder. None of the Credit Parties is a “public-utility company” or a “holding company” of a “public-utility company”, as those terms are defined under the Public Utility Holding Company Act of 2005, and the regulations promulgated by the FERC thereunder.

11.     The extension, arranging and obtaining of the credit represented by the Notes do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

This opinion is intended solely for your benefit and the benefit of any transferee and is not to be made available to or relied upon by any other Person, firm, or entity without our prior written consent; provided, however, that this opinion may be made available to Persons with regulatory authority over you, including, without limitation, the National Association of Insurance Commissioners.

Very truly yours,

PILLSBURY WINTHROP SHAW PITTMAN LLP

3.

EXHIBIT D-2

[FORM OF MIDLAND CREDIT MANAGEMENT, INC.’S SPECIAL KANSAS COUNSEL’S OPINION]

September 20 2010

Purchasers listed on Annex A hereto under the

Note Purchase Agreement, as hereinafter defined.

Re:	Note Purchase Agreement, dated as of September 20, 2010 (the “Note Purchase Agreement”) by and among the Encore Capital Group, Inc., a Delaware corporation (“Borrower”), and those certain purchasers listed on Exhibit A hereto (the “Purchasers”).

Ladies and Gentlemen:

We have acted as special local counsel to Midland Credit Management, Inc., a Kansas corporation (“Kansas Subsidiary”), in the State of Kansas in connection with the transactions (the “Transactions”) contemplated by the Note Purchase Agreement.

A.	Documents Reviewed.

In rendering the opinions expressed in this letter, we have examined and relied solely upon executed originals or copies of the following documents:

Company Records

(i) Kansas Subsidiary’s Articles (the “Kansas Subsidiary’s Articles”), which have been certified to us as of September 16, 2010 by the Secretary of State of Kansas;

(ii) a Certificate of Good Standing regarding Kansas Subsidiary dated September 16, 2010 and obtained by us from the website of the Secretary of State of the State of Kansas;

(iii) Kansas Subsidiary’s bylaws (the “Kansas Subsidiary’s Bylaws”), which have been certified by the Secretary of Kansas Subsidiary as of the Closing Date to be correct and complete;

(iv) a Certificate of the Secretary of Kansas Subsidiary dated as of the Closing Date (the “Secretary’s Certificate”) and the exhibits or addenda thereto (including a copy of consent resolutions of the directors of Kansas Subsidiary duly authorizing the Transactions, which copy is certified by the Secretary of Kansas Subsidiary to be true and correct resolutions of the directors of Kansas Subsidiary and in full force and effect as of the Closing Date);

(v) a Certificate of the Secretary of Kansas Subsidiary dated as of the Closing Date and attached hereto as Exhibit A (the “Officer’s Certificate”);

Transaction Documents

(vi) the Note Purchase Agreement;

(vii) an Amended and Restated Pledge and Security Agreement executed by Borrower, Kansas Subsidiary and certain other subsidiaries of Borrower in favor of Collateral Agent (“Security Agreement”);

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September 20, 2010

(viii) a Multiparty Guaranty executed by Kansas Subsidiary and certain other subsidiaries of Borrower in favor of Purchasers; and

(ix) an Indemnity and Contribution Agreement executed by the Kansas Subsidiary, the Borrower and certain other subsidiaries of Borrower.

The documents listed in clauses (i) through (v) above are collectively referred to in this letter as the “Company Records,” and the documents listed in clauses (vi) through (ix) above are collectively referred to in this letter as the “Transaction Documents.” Capitalized terms used in this letter without definition have the meanings set forth in the Note Purchase Agreement.

We have also reviewed the Uniform Commercial Code financing statement (the “Financing Statement”) naming Kansas Subsidiary as debtor and JP Morgan Chase Bank, N.A. (“Collateral Agent”) as collateral agent as secured party, to be filed with the office of the Secretary of State of the State of Kansas. Unless otherwise indicated, references in this letter to the “UCC” mean the Uniform Commercial Code as in effect on the Closing Date in the State of Kansas.

B.	Limitations, Qualifications & Assumptions.

We call your attention to the fact that we did not conduct an investigation that independently confirms the assumptions or facts upon which we render this opinion and, with your permission, we have relied upon the representations and warranties as to factual matters contained in and made by Kansas Subsidiary in the Transaction Documents and the Company Records together with certain representations and statements made to us by Kansas Subsidiary and its officers and public officials as to factual matters material to the opinions expressed in this letter. We have no independent knowledge that any of such facts, representations or statements are untrue. Specifically, but without limitation, we have made no inquiries of securities holders or employees of Kansas Subsidiary (other than obtaining representations in officer’s certificates from certain officers of Kansas Subsidiary as described above). No inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our limited representation of Kansas Subsidiary in connection with the Transactions. We have not, for purposes of the opinions in this letter, (i) searched computerized or electronic databases for the docket or records of any court, governmental agency, regulatory body or other filing office in any jurisdiction, or (ii) undertaken any further inquiry other than as stated in this letter.

In rendering our opinions set forth in Paragraphs 1, 2 and 3(a) below, we have relied exclusively on the Company Records, we have not obtained tax good standing certificates, and no opinion is provided with respect to tax good standing.

The opinions and statements expressed in this letter are subject to the following assumptions, comments, conditions, exceptions, qualifications and limitations:

(a) Our opinions and statements expressed in this letter are restricted to matters governed by United States federal law and the laws of the State of Kansas. We assume the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto, enforceable against the parties thereto in accordance with their terms.

(b) We express no opinion with respect to: (i) any federal or state securities laws; (ii) the statutes, administrative decisions, rules or regulations of any county, municipality or any other political subdivision.

(c) We have assumed and relied upon the accuracy of all factual information set forth in the Transaction Documents, Company Records, instruments and certificates referred to in this letter. In reviewing the Transaction Documents, Company Records, instruments and certificates, we have assumed the genuineness of all signatures and initials thereon (including those of Kansas Subsidiary), the

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September 20, 2010

genuineness of all notaries contained thereon, conformance of all copies with the original thereof and originals to all copies thereof, and the accuracy of all statements, representations and warranties contained therein. We have further assumed that all certificates, documents and instruments dated prior to the Closing Date (including those of Kansas Subsidiary) remain accurate and correct on the Closing Date.

(d) We have not reviewed any agreements, documents or transactions described or referred to in the Company Records, and we express no opinion as to the effect of such agreements, documents and transactions upon the Transaction Documents or the matters discussed in this letter.

(e) We have assumed (i) the due execution and delivery of the Transaction Documents by all parties, the corporate or other existence of all parties (excluding Kansas Subsidiary), and the authorization, power and full legal right of all parties (excluding Kansas Subsidiary) under all applicable laws and regulations (without approvals, or authorizations, consents or other orders of any public or private body or board other than those previously obtained) to execute, and deliver, and perform all of such parties’ respective obligations under, the Transaction Documents, (ii) all natural persons who have executed the Transaction Documents had or have sufficient legal capacity to enter into and perform the obligations described in such documents, and (iii) in the case of any acknowledged document, the execution thereof has been duly acknowledged by a notary public, commissioner of deeds or other person necessary under the law of the applicable jurisdiction to authenticate such document.

(f) We have assumed that: (i) there is no agreement, or instrument (whether written or oral), or any course of dealing or performance, trade practice, or usage of trade, defining, supplementing, amending, modifying, waiving or qualifying the terms of any of the Transaction Documents, (ii) the Transaction Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder, and (iii) the terms and conditions of the Transactions as reflected in the Transaction Documents have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or any waiver of any of the material provisions of the Transaction Documents.

(g) We have assumed the absence of any circumstance (such as, but not limited to, fraud, inducement, duress, waiver, estoppel, unintentional or intentional mistake, criminal activity or failure of consideration) extrinsic to the Transaction Documents that might give rise to a defense against enforcement of the Transaction Documents. We have also assumed that the conduct of the parties has complied with any requirement of good faith, fair dealing and conscionability. We have further assumed that Purchasers, Collateral Agent and the other recipients of this letter have acted in good faith and without notice of any defense against enforcement of any rights created by, or any adverse claim to any property transferred or secured as a part of or contemplated by, the Transaction Documents.

(h) We have made no examination of, and we express no opinion with respect to: (i) title to, or the nature or extent of Kansas Subsidiary’s interest or rights in, any of the real or personal property constituting Collateral; (ii) any description of the Collateral in Financing Statement or any of the Transaction Documents; (iii) the existence or non-existence of liens, security interests, charges or encumbrances on or in the Collateral; (iv) the priority of any liens on any part of the Collateral; (v) the public records of any state or any county or other political subdivision thereof; (vi) the truth of any representation or warranty regarding the Collateral in any of the Transaction Documents; (vii) the existence, condition or location of any of the Collateral; or (viii) any other matter not expressly addressed in this letter. We have assumed that, to the extent that the assignment or encumbrance of any licenses, franchises, leases, plans, specifications, operating agreements, service contracts, accounts, contract rights, general intangibles, or other contracts, claims, property, rights, interests or other Collateral that any Transaction Document purports to assign or encumber requires the consent of another party, such consents have been obtained.

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September 20, 2010

(i) We assume that the Collateral described in the Financing Statement includes and is limited to certain personal property owned by Kansas Subsidiary (specifically excluding fixtures) described in the Security Agreement and in which a security interest may be perfected by the filing of a UCC financing statement (the “Financing Statement Collateral”). We render no opinion with respect to the perfection of a security interest with respect to any of the Financing Statement Collateral that must be perfected by a method other than the filing of the Financing Statement. We have assumed that the Financing Statement Collateral exists, Kansas Subsidiary has sufficient “rights” (as defined in the UCC) in the Financing Statement Collateral for the security interest granted by the Security Agreement to attach, and Purchasers have given Kansas Subsidiary “value” (as defined in the UCC) in accordance with the Security Agreement. We have also assumed that (i) neither Kansas Subsidiary nor any Purchaser uses any trade names or does business under any names other than the names indicated on the Financing Statement, and (ii) the addresses for Kansas Subsidiary and Collateral Agent appearing on the Financing Statement constitute their correct and complete mailing addresses. We have assumed the due recordation or filing of the Financing Statement with, and the acceptance for filing by, the Kansas Secretary of State and the payment of all filing and recording fees.

(j) We express no opinion regarding the perfection of any security interest in (i) any Financing Statement Collateral acquired by Kansas Subsidiary after the Closing Date, or (ii) proceeds (as defined in Section 9-102(a)(64) of the UCC) of the Financing Statement Collateral. Our opinion with respect to the perfection of a security interest in proceeds of the Financing Statement Collateral is limited by Section 9-315 of the UCC. We express no opinion regarding Collateral Agent’s security interests, on behalf of Purchasers, in any collateral that is or becomes an accession to, or commingled or processed with, other collateral to the extent that the security interest of Collateral Lender and Purchasers is limited by Section 9-335 or Section 9-336 of the UCC. We express no opinion regarding security interests in any collateral that is subject to a statute, regulation or treaty of the United States of America that provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or that specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest.

(k) We note that a security interest in the Collateral may be perfected either by taking possession of the Collateral or by filing the Financing Statement and that we have assumed that both courses of action will be taken with respect to Collateral consisting of money, instruments, certificated securities, tangible chattel paper, and negotiable documents (as such terms are defined in the UCC, collectively the “Possessory Collateral”). We note further that, with respect to perfection by possession, the local law of the jurisdiction where the related Collateral is located will govern (i) the perfection, the effect of perfection or non-perfection, and the priority of a possessory security interest in such Collateral, and (ii) the effect of perfection or non-perfection and the priority of a non-possessory security interest in such Collateral. We assume the Purchasers have taken possession of the Possessory Collateral in Kansas and that the Possessory Collateral is located, within the meaning of Sections 9-301 and 9-305 of the UCC, only in the State of Kansas.

(1) We express no opinion with respect to any security interest in any of the Collateral constituting “fixtures” under the UCC.

(m) We express no opinion as to any actions that may be required to be taken periodically under the UCC or other applicable law in order for the effectiveness of the Financing Statement, or the validity or perfection of any security interest, to be maintained. In addition, actions taken by Collateral Agent and Purchasers (e.g. releasing or assigning its security interest or delivering possession of any collateral to Kansas Subsidiary or another person) may affect the validity and perfection of its security interests, and there may be limitations on the exercise of Purchasers’ remedies arising out of any failure by Purchasers of Collateral Agent to comply with statutory requirements or judicial decisions in the actual exercise of its rights in connection with the foreclosure, sale or other enforcement of its security interests

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September 20, 2010

in any collateral granted pursuant to the Transaction Documents. Specifically, our opinion regarding the creation and perfection of Collateral Agent’s liens, on behalf of Purchasers in the Collateral should not be read or construed to include any opinion as to: (i) the obligation to account for any surplus arising from the sale or other disposition of collateral and the application of proceeds thereof to the satisfaction of indebtedness secured thereby; (ii) Collateral Agent’s or Purchasers’ retention or disposition of any collateral and equity of redemption; (iii) acceptance by Purchasers or Collateral Agent of any collateral in discharge of any obligation secured; (iv) the marshalling of any collateral; (v) Collateral Agent’s or Purchasers’ liability for failure to comply with Part 6 of Article 9 of the UCC; or (vi) to the extent not covered by the preceding clauses (i) through (v), any rights and remedies (and corresponding duties) prohibited pursuant to Section 9-602 of the UCC from being waived, varied or released.

(n) We express no opinion as to the priority of any Transaction Document or security interest, including (i) liens for the payment of federal, state or local taxes or charges that are given priority by operation of law, including under Sections 6321 and 6323(c)(2) and (d) of the Internal Revenue Code; (ii) claims of the United States of America under the federal priority statutes (31 U.S.C. Section 3713 et seq.); (iii) liens in favor of the United States of America, any state or local governmental authority or any agency or instrumentality thereof (including liens arising under Title IV of ERISA) that are given priority by operation of law; (iv) liens of a collecting bank under Section 4-210 of the UCC; (v) the rights of a “lien creditor” as defined in Section 9-102(52) of the UCC, which is entitled to priority under Section 9-323(b) of the UCC; (vi) security interests in respect of proceeds of collateral, to the extent that the applicable secured party has a perfected security interest in such proceeds under Section 9-315 and such interest is entitled to priority under Section 9-322 of the UCC; (vii) the rights of a “purchaser” of instruments, documents, and securities who is entitled to priority under Section 9-331 of the UCC; (viii) any other liens, claims or other interests that arise by operation of law and do not require any filing or possession in order to take priority over security interests perfected through the filing of a financing statement or the possession of collateral; (ix) a security interest that was perfected automatically upon attachment pursuant to Section 9-309 of the UCC prior to the perfection of Collateral Agent’s security interest in the Collateral under the Transaction Documents; (x) a security interest temporarily perfected without filing or possession under Section 9-312(e), (f) or (g) of the UCC; (xi) a security interest in deposit accounts, electronic chattel paper, investment property or letter-of-credit rights that is perfected by control under Section 9-314 of the UCC; and (xii) the rights of any person or entity to whom any of the Collateral has been released or reassigned or in whose favor the security interest of Collateral Agent, on behalf of Purchasers, has been subordinated.

(o) We express no opinion as to the enforceability or priority of future advances made pursuant to the Transaction Documents.

(p) We note specifically that Section 552 of the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of the case, and Section 547 of the United States Bankruptcy Code may render a security interest in such after-acquired property voidable to the extent it serves as collateral for any antecedent debt, subject to the exceptions provided in this letter.

(q) None of the opinions set forth in this letter include any implied opinion unless such implied opinion is both (i) essential to the legal conclusion reached by the express opinions set forth herein and (ii) based upon prevailing norms and expectations among experienced lawyers in the State of Kansas, reasonable under the circumstances. Moreover, unless explicitly addressed in this letter, the opinions set forth herein do not address any of the following legal issues, and we specifically express no opinion with respect thereto: (1) federal securities laws and regulations, state blue sky laws and regulations; (2) Federal Reserve Board margin regulations; (3) pension and employee benefit laws and regulations; (4) federal and state anti-trust and unfair competition laws and regulations; (5) federal and

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September 20, 2010

state laws and regulations concerning filing and notice requirements (e.g. Hart-Scott-Rodino and Exon-Florio); (6) federal and state environmental laws and regulations; (7) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws and regulations; (8) federal and state racketeering laws and regulations; (9) federal and state health and safely laws and regulations; and (10) federal and state labor laws and regulations.

C.	Opinions.

Based on the foregoing, and qualified in the manner and to the extent set forth in this letter, we are of the opinion that:

1. Kansas Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas.

2. Kansas Subsidiary has all requisite corporate power and authority to (a) own and encumber its properties and (b) execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance by Kansas Subsidiary of the Transaction Documents to which it is a party has been duly authorized by all necessary corporate action.

3. The execution and delivery by Kansas Subsidiary of each of the Transaction Documents to which it is a party, and the performance by Kansas Subsidiary of its obligations thereunder, do not: (a) conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under, Kansas Subsidiary’s Articles or Kansas Subsidiary’s Bylaws; or (b) violate any Kansas or federal statute or regulation known to us to be applicable to Kansas Subsidiary or its property.

4. The Financing Statement is in proper form for filing and upon the filing of the Financing Statement with the Kansas Secretary of State, Purchasers will have a perfected security interest in that part of the Financing Statement Collateral in which a security interest is perfected by filing a financing statement under the UCC.

5. The provisions of the Security Agreement are effective under the UCC to create a valid security interest in favor of Collateral Agent, on behalf of Purchasers, in so much of the collateral described in the Security Agreement as constitutes personal property to which Article 9 of the UCC is applicable, securing the obligations purported to be secured by the Security Agreement;

6. Upon execution of the Security Agreement and delivery to Collateral Agent, for the benefit of Purchasers, of the Possessory Collateral, Collateral Agent will have a perfected security interest in such Possessory Collateral, for the benefit of Purchasers.

This letter is furnished to you at your request and is intended solely for your information and use and the use of your successors and assigns in connection with the Transactions, and may not, without our prior written consent, be relied upon by any person or entity other than you and your successors and assigns or for any other purpose.

This letter is a confidential communication and is not to be quoted in whole or in part or otherwise referred to, furnished, used, reproduced, distributed or disclosed, nor is it to be filed with any governmental agency or any other person or entity other than those referenced in the preceding sentence without, in each instance, our prior written consent. Notwithstanding the foregoing, at your request, we hereby consent to delivery hereof to (but not reliance by) the Collateral Agent’s or any Purchaser’s auditors, advisors, counsels, any Governmental Authority, as such term is defined in the Note Purchase Agreement, or any other person, if requested or required, in the exercise of audit or regulatory oversight of the Collateral Agent or such Purchaser, including, without limitation, the NA1C.

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September 20, 2010

The information set forth in this letter is as of the Closing Date, and we undertake no obligation or responsibility to, after the Closing Date, update or supplement this opinion in response to or to make you aware of subsequent changes in the status of the law, future events occurring or information arising that, in any such case, affects or may affect the transactions contemplated by the Transaction Documents. The foregoing opinions should not be construed as relating to any matter other than the Transactions.

Very truly yours,

POLSINELLI SHUGHART PC

Exhibit A

OFFICER’S CERTIFICATE OF

MIDLAND CREDIT MANAGEMENT, INC.

POLSINELLI SHUGHART PC

September 20, 2010

Reference is hereby made to: (i) that certain Note Purchase Agreement dated as of September 20, 2010 (the “Note Purchase Agreement”) among the Encore Capital Group, Inc., a Delaware corporation (“Borrower”), certain purchasers party thereto (the “Purchasers”); (ii) an Amended and Restated Pledge and Security Agreement executed by Borrower, Midland Credit Management, Inc. (the “Company”) and certain other subsidiaries of Borrower in favor of Collateral Agent (the “Pledge Agreement”); (iii) a Multiparty Guaranty executed by the Company and certain other subsidiaries of Borrower in favor of Purchasers (the “Guaranty”), (iv) an Indemnity and Contribution Agreement executed by the Company, the Borrower and certain other subsidiaries of Borrower (the “Indemnity”, and together with the Note Purchase Agreement, the Pledge Agreement and the Guaranty, the “Transaction Documents”); and (iv) the transactions contemplated by the Transaction Documents (the “Transactions”).

In connection with and as a condition to the Transactions, Polsinelli Shughart PC (“PS”) has been requested to deliver certain legal opinions (the “Opinions”) to the Purchasers. Capitalized terms used in this certificate without definition have the meanings set forth in the Opinions.

The undersigned, being the duly appointed President of the Company, certifies to PS, after due inquiry and review of the Opinion and the Transaction Documents, on behalf of the Company, that:

1. The Company has the full power and authority to execute and deliver, and to perform all of its duties and obligations contemplated by the Transaction Documents.

2. Each person who, as an officer or representative of the Company, signed the Transaction Documents or any other document or certificate delivered by or on behalf of the Company prior hereto or on the date hereof in connection with the Transactions, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of each such person appearing on any such documents is his or her genuine signature.

3. The Company understands that PS is relying on this certificate in connection with delivery of the Opinions and that PS would be unwilling to deliver the Opinions but for the assurances by the Company contained herein.

4. Any actions on the part of the Company contemplated in the Opinions to have occurred on or prior to the date hereof have in fact so occurred.

5. The factual statements and assumptions made in the Opinions, insofar as they relate to the Company or the rights, duties, obligations, actions or financial conditions of the Company or to the Transaction Documents to which the Company is a party, are true and correct as of the date hereof.

6. The Company has no reason to believe that any statement or fact expressed in the Opinions is untrue, inaccurate, incomplete or misleading. The Company is not aware of the existence of any material fact omitted from the Opinions that could reasonably be expected to impact the legal opinions set forth in the Opinions.

7. The Company has no reason to believe that the representations and warranties made by the Company in the Transaction Documents and any other document or certificate related thereto are not true and correct as of the date hereof.

8. No assignment or encumbrance of any licenses, franchises, leases, plans, specifications, operating agreements, service contracts, accounts, contract rights, general intangibles, or other contracts, claims, property, rights or interests that any Transaction Document purports to assign or encumber requires the consent of another party or, if any such consent is required, such consent has been obtained.

9. The individual signing this certificate has been duly authorized to execute and deliver this certificate to PS on behalf of the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

MIDLAND CREDIT MANAGEMENT, INC.

By:
J. Brandon Black, President and CEO

Annex A

Purchasers

The Prudential Insurance Company Of America

Pruco Life Insurance Company

Prudential Retirement Insurance And Annuity Company

Prudential Annuities Life Assurance Corporation

EXHIBIT D-3

[FORM OF MIDLAND INDIA LLC’S SPECIAL MINNESOTA COUNSEL’S OPINION]

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH

CHARTERED

ATTORNEYS AT LAW

120 SOUTH SIXTH STREET

SUITE 2500

MINNEAPOLIS, MINNESOTA 55402

(612) 338-5815

FAX: (612) 338-6651

September 20, 2010

Purchasers listed on Annex A hereto under the

Note Purchase Agreement, as hereinafter defined.

Re:	Senior Secured Note Purchase Agreement, dated as of September 20, 2010 (the “Note Purchase Agreement”) by and among Encore Capital Group, Inc., a Delaware corporation (“Borrower”), and those certain purchasers listed on Exhibit A hereto (the “Purchasers”).

Ladies and Gentlemen:

We have acted as special local counsel to Midland India LLC, a Minnesota limited liability company (“Minnesota Subsidiary”), in the State of Minnesota in connection with the transactions (the “Transactions”) contemplated by the Note Purchase Agreement.

A.	Documents Reviewed.

In rendering the opinions expressed in this letter, we have examined and relied solely upon executed originals or copies of the following documents:

Company Records

(i) Minnesota Subsidiary’s Articles of Organization, as amended to date (collectively, the “Minnesota Subsidiary’s Articles”), which have been certified to us as of September 16, 2010 by the Secretary of State of the State of Minnesota;

(ii) a Certificate of Good Standing (the “Certificate of Good Standing”) regarding Minnesota Subsidiary issued on September 16, 2010 by the Secretary of State of the State of Minnesota;

(iii) Minnesota Subsidiary’s Operating Agreement (the “Minnesota Subsidiary’s Operating Agreement”), which have been certified by the Secretary of Minnesota Subsidiary as of the Closing Date to be correct and complete;

(iv) a Certificate of the Secretary of Minnesota Subsidiary dated as of the Closing Date (the “Secretary’s Certificate”) and the exhibits or addenda thereto (including a copy of resolutions of the governors of Minnesota Subsidiary duly authorizing the Transactions, which copy is certified by the Secretary of Minnesota Subsidiary to be true and correct resolutions of the governors of Minnesota Subsidiary and in full force and effect as of the Closing Date);

(v) a Certificate of the President of Minnesota Subsidiary dated as of the Closing Date and attached hereto as Exhibit A (the “Officer’s Certificate”);

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH

CHARTERED

Transaction Documents

(vi) the Note Purchase Agreement;

(vii) an Amended and Restated Pledge and Security Agreement executed by Borrower, Minnesota Subsidiary and certain other subsidiaries of Borrower in favor of Collateral Agent (“Security Agreement”);

(viii) a Multiparty Guaranty executed by Minnesota Subsidiary and certain other subsidiaries of Borrower in favor of Purchasers; and

(ix) an Indemnity and Contribution Agreement executed by Minnesota Subsidiary, the Borrower and certain other subsidiaries of Borrower.

The documents listed in clauses (i) through (v) above are collectively referred to in this letter as the “Company Records,” and the documents listed in clauses (vi) through (ix) above are collectively referred to in this letter as the “Transaction Documents.” Capitalized terms used in this letter without definition have the meanings set forth in the Note Purchase Agreement.

We have also reviewed the Uniform Commercial Code financing statement no. 201019088181 filed with the Secretary of State of the State of Minnesota (“Filing Office”) on February 9, 2010, as amended by the UCC Financing Statement Amendment to be filed with the Filing Office (collectively the “Financing Statement”) naming Minnesota Subsidiary as debtor and JP Morgan Chase Bank, N.A. (“Collateral Agent”) as collateral agent as secured party. Unless otherwise indicated, references in this letter to the “UCC” mean the Uniform Commercial Code as in effect on the Closing Date in the State of Minnesota.

B.	Limitations, Qualifications & Assumptions.

We call your attention to the fact that we did not conduct an investigation that independently confirms the assumptions or facts upon which we render this opinion and, with your permission, we have relied upon the representations and warranties as to factual matters contained in and made by Minnesota Subsidiary in the Transaction Documents and the Company Records together with certain representations and statements made to us by Minnesota Subsidiary and its officers and public officials as to factual matters material to the opinions expressed in this letter. We have no independent knowledge that any of such facts, representations or statements are untrue. Specifically, but without limitation, we have made no inquiries of securities holders or employees of Minnesota Subsidiary (other than obtaining representations in officer’s certificates from certain officers of Minnesota Subsidiary as described above). No inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our limited representation of Minnesota Subsidiary in connection with the Transactions. We have not, for purposes of the opinions in this letter, (i) searched computerized or electronic databases for the docket or records of any court, governmental agency, regulatory body or other filing office in any jurisdiction, or (ii) undertaken any further inquiry other than as stated in this letter.

In rendering our opinions set forth in Paragraphs 1, 2 and 3(a) below, we have relied exclusively on the Company Records. In rendering the opinion in Paragraph 3(b) below, such opinion is limited to such laws, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Transaction Documents.

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH

CHARTERED

The opinions and statements expressed in this letter are subject to the following assumptions, comments, conditions, exceptions, qualifications and limitations:

(a) Our opinions and statements expressed in this letter are restricted to matters governed by United States federal law and the laws of the State of Minnesota. We assume the Transaction Documents with a governing law provision other than Minnesota constitute the legal, valid and binding obligations of the parties thereto, enforceable against the parties thereto in accordance with their terms.

(b) We express no opinion with respect to: (i) any federal or state securities laws; or (ii) the statutes, administrative decisions, rules or regulations of any county, municipality or any other political subdivision of the State of Minnesota.

(c) We have assumed and relied upon the accuracy of all factual information set forth in the Transaction Documents, Company Records, instruments and certificates referred to in this letter. In reviewing the Transaction Documents, Company Records, instruments and certificates, we have assumed the genuineness of all signatures and initials thereon (including those of Minnesota Subsidiary), the genuineness of all notaries contained thereon, conformance of all copies with the original thereof and originals to all copies thereof, and the accuracy of all statements, representations and warranties contained therein. We have further assumed that all certificates, documents and instruments dated prior to the Closing Date (including those of Minnesota Subsidiary) remain accurate and correct on the Closing Date.

(d) We have not reviewed any agreements, documents or transactions described or referred to in the Company Records, and we express no opinion as to the effect of such agreements, documents and transactions upon the Transaction Documents or the matters discussed in this letter.

(e) We have assumed (i) the due execution and delivery of the Transaction Documents by all parties, the corporate or other existence of all parties (excluding Minnesota Subsidiary), and the authorization, power and full legal right of all parties (excluding Minnesota Subsidiary) under all applicable laws and regulations (without approvals, or authorizations, consents or other orders of any public or private body or board other than those previously obtained) to execute, and deliver, and perform all of such parties’ respective obligations under, the Transaction Documents, (ii) all natural persons who have executed the Transaction Documents had or have sufficient legal capacity to enter into and perform the obligations described in such documents, and (iii) in the case of any acknowledged document, the execution thereof has been duly acknowledged by a notary public, commissioner of deeds or other person necessary under the law of the applicable jurisdiction to authenticate such document.

(f) We have assumed that: (i) there is no agreement, or instrument (whether written or oral), or any course of dealing or performance, trade practice, or usage of trade, defining, supplementing, amending, modifying, waiving or qualifying the terms of any of the Transaction Documents, (ii) the Transaction Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder, and (iii) the terms and conditions of the Transactions as reflected in the Transaction Documents have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or any waiver of any of the material provisions of the Transaction Documents.

(g) We have assumed the absence of any circumstance (such as, but not limited to, fraud, inducement, duress, waiver, estoppel, unintentional or intentional mistake, criminal activity or failure of consideration) extrinsic to the Transaction Documents that might give rise to a defense against enforcement of the Transaction Documents. We have also assumed that the conduct of the parties has complied with any requirement of good faith, fair dealing and conscionability. We have further assumed that Purchasers, Collateral Agent and the other recipients of this letter have acted in good faith and without notice of any defense against enforcement of any rights created by, or any adverse claim to any property transferred or secured as a part of or contemplated by, the Transaction Documents.

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH

CHARTERED

(h) We have made no examination of, and we express no opinion with respect to: (i) title to, or the nature or extent of Minnesota Subsidiary’s interest or rights in, any of the real or personal property constituting Collateral; (ii) any description of the Collateral in Financing Statement or any of the Transaction Documents; (iii) the existence or non-existence of liens, security interests, charges or encumbrances on or in the Collateral; (iv) the priority of any liens on any part of the Collateral; (v) the public records of any state or any county or other political subdivision thereof; (vi) the truth of any representation or warranty regarding the Collateral in any of the Transaction Documents; (vii) the existence, condition or location of any of the Collateral; or (viii) any other matter not expressly addressed in this letter. We have assumed that, to the extent that the assignment or encumbrance of any licenses, franchises, leases, plans, specifications, operating agreements, service contracts, accounts, contract rights, general intangibles, or other contracts, claims, property, rights, interests or other Collateral that any Transaction Document purports to assign or encumber requires the consent of another party, such consents have been obtained.

(i) We assume that the Collateral described in the Financing Statement includes and is limited to certain personal property owned by Minnesota Subsidiary (specifically excluding fixtures) described in the Security Agreement and in which a security interest may be perfected by the filing of a UCC financing statement in the Filing Office (the “Financing Statement Collateral”). We render no opinion with respect to the perfection of a security interest with respect to any of the Financing Statement Collateral that must be perfected by a method other than the filing of the Financing Statement in the Filing Office. We have assumed that the Financing Statement Collateral exists, Minnesota Subsidiary has sufficient “rights” (as defined in the UCC) in the Financing Statement Collateral for the security interest granted by the Security Agreement to attach, and Purchasers have given Minnesota Subsidiary “value” (as defined in the UCC) in accordance with the Security Agreement. We have also assumed that (i) neither Minnesota Subsidiary nor any Purchaser uses any trade names or does business under any names other than the names indicated on the Financing Statement, and (ii) the addresses for Minnesota Subsidiary and Collateral Agent appearing on the Financing Statement constitute their correct and complete mailing addresses. We have assumed the due recordation or filing of the Financing Statement with, and the acceptance for filing by, the Minnesota Secretary of State and the payment of all filing and recording fees.

(j) We express no opinion regarding the perfection of any security interest in (i) any Financing Statement Collateral acquired by Minnesota Subsidiary after the Closing Date, or (ii) proceeds (as defined in Section 9-102(a)(64) of the UCC) of the Financing Statement Collateral. Our opinion with respect to the perfection of a security interest in proceeds of the Financing Statement Collateral is limited by Section 9-315 of the UCC. We express no opinion regarding Collateral Agent’s security interests, on behalf of Purchasers, in any collateral that is or becomes an accession to, or commingled or processed with, other collateral to the extent that the security interest of Collateral Lender and Purchasers is limited by Section 9-335 or Section 9-336 of the UCC. We express no opinion regarding security interests in any collateral that is subject to a statute, regulation or treaty of the United States of America that provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or that specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest.

(k) We note that a security interest in the Collateral may be perfected either by taking possession of the Collateral or by filing the Financing Statement and that we have assumed that both courses of action will be taken with respect to Collateral consisting of money, instruments, certificated securities, tangible chattel paper, and negotiable documents (as such terms are defined in the UCC, collectively the “Possessory Collateral”). We note further that, with respect to perfection by possession, the local law of the jurisdiction where the related Collateral is located will govern (i) the perfection, the effect of perfection or non-perfection, and the priority of a possessory security interest in such Collateral, and (ii) the effect of perfection or non-perfection and the priority of a non-possessory security interest in such Collateral. We assume the Purchasers have taken possession of the Possessory Collateral in Minnesota and that the Possessory Collateral is located, within the meaning of Sections 9-301 and 9-305 of the UCC, only in the State of Minnesota.

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH

CHARTERED

(l) We express no opinion with respect to any security interest in any of the Collateral constituting fixtures, as-extracted collateral, timber to be cut, or farm products under the UCC, any property or transactions excluded from the UCC by virtue of Section 336.9-109, or any motor vehicles, mobile homes or other property where the ownership is evidenced by a certificate of title.

(m) We express no opinion as to any actions that may be required to be taken periodically under the UCC or other applicable law in order for the effectiveness of the Financing Statement, or the validity or perfection of any security interest, to be maintained. In addition, actions taken by Collateral Agent and Purchasers (e.g. releasing or assigning its security interest or delivering possession of any collateral to Minnesota Subsidiary or another person) may affect the validity and perfection of its security interests, and there may be limitations on the exercise of Purchasers’ remedies arising out of any failure by Purchasers of Collateral Agent to comply with statutory requirements or judicial decisions in the actual exercise of its rights in connection with the foreclosure, sale or other enforcement of its security interests in any collateral granted pursuant to the Transaction Documents. Specifically, our opinion regarding the creation and perfection of Collateral Agent’s liens, on behalf of Purchasers in the Collateral should not be read or construed to include any opinion as to: (i) the obligation to account for any surplus arising from the sale or other disposition of collateral and the application of proceeds thereof to the satisfaction of indebtedness secured thereby; (ii) Collateral Agent’s or Purchasers’ retention or disposition of any collateral and equity of redemption; (iii) acceptance by Purchasers or Collateral Agent of any collateral in discharge of any obligation secured; (iv) the marshalling of any collateral; (v) Collateral Agent’s or Purchasers’ liability for failure to comply with Part 6 of Article 9 of the UCC; or (vi) to the extent not covered by the preceding clauses (i) through (v), any rights and remedies (and corresponding duties) prohibited pursuant to Section 9-602 of the UCC from being waived, varied or released.

(n) We express no opinion as to the priority of any Transaction Document or security interest, including (i) liens for the payment of federal, state or local taxes or charges that are given priority by operation of law, including under Sections 6321 and 6323(c)(2) and (d) of the Internal Revenue Code; (ii) claims of the United States of America under the federal priority statutes (31 U.S.C. Section 3713 et seq.); (iii) liens in favor of the United States of America, any state or local governmental authority or any agency or instrumentality thereof (including liens arising under Title IV of ERISA) that are given priority by operation of law; (iv) liens of a collecting bank under Section 4-210 of the UCC; (v) the rights of a “lien creditor” as defined in Section 9-102(52) of the UCC, which is entitled to priority under Section 9-323(b) of the UCC; (vi) security interests in respect of proceeds of collateral, to the extent that the applicable secured party has a perfected security interest in such proceeds under Section 9-315 and such interest is entitled to priority under Section 9-322 of the UCC; (vii) the rights of a “purchaser” of instruments, documents, and securities who is entitled to priority under Section 9-331 of the UCC; (viii) any other liens, claims or other interests that arise by operation of law and do not require any filing or possession in order to take priority over security interests perfected through the filing of a financing statement or the possession of collateral; (ix) a security interest that was perfected automatically upon attachment pursuant to Section 9-309 of the UCC prior to the perfection of Collateral Agent’s security interest in the Collateral under the Transaction Documents; (x) a security interest temporarily perfected without filing or possession under Section 9-312(e), (f) or (g) of the UCC; (xi) a security interest in deposit accounts, electronic chattel paper, investment property or letter-of-credit rights that is perfected by control under Section 9-314 of the UCC; and (xii) the rights of any person or entity to whom any of the Collateral has been released or reassigned or in whose favor the security interest of Collateral Agent, on behalf of Purchasers, has been subordinated.

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH

CHARTERED

(o) We express no opinion as to the enforceability or priority of future advances made pursuant to the Transaction Documents.

(p) We note specifically that Section 552 of the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of the case, and Section 547 of the United States Bankruptcy Code may render a security interest in such after-acquired property voidable to the extent it serves as collateral for any antecedent debt, subject to the exceptions provided in this letter.

(q) None of the opinions set forth in this letter include any implied opinion unless such implied opinion is both (i) essential to the legal conclusion reached by the express opinions set forth herein and (ii) based upon prevailing norms and expectations among experienced lawyers in the State of Minnesota, reasonable under the circumstances. Moreover, unless explicitly addressed in this letter, the opinions set forth herein do not address any of the following legal issues, and we specifically express no opinion with respect thereto: (1) federal securities laws and regulations, state blue sky laws and regulations; (2) Federal Reserve Board margin regulations; (3) pension and employee benefit laws and regulations; (4) federal and state anti-trust and unfair competition laws and regulations; (5) federal and state laws and regulations concerning filing and notice requirements (e.g. Hart-Scott-Rodino and Exon-Florio); (6) federal and state environmental laws and regulations; (7) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws and regulations; (8) federal and state racketeering laws and regulations; (9) federal and state health and safety laws and regulations; (10) federal and state labor laws and regulations; or (11) your compliance with any federal or state law relating to your legal or regulatory status or the nature of your business.

C.	Opinions.

Based on the foregoing, and qualified in the manner and to the extent set forth in this letter, we are of the opinion that:

1. Minnesota Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota.

2. Minnesota Subsidiary has all requisite limited liability company power and authority to (a) own and encumber its properties and (b) execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance by Minnesota Subsidiary of the Transaction Documents to which it is a party has been duly authorized by all necessary limited liability company action.

3. The execution and delivery by Minnesota Subsidiary of each of the Transaction Documents to which it is a party, and the performance by Minnesota Subsidiary of its obligations thereunder, do not: (a) conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under, Minnesota Subsidiary’s Articles or Minnesota Subsidiary’s Operating Agreement; or (b) violate any Minnesota or federal statute or regulation known to us to be applicable to Minnesota Subsidiary or its property.

4. The Financing Statement is in proper form for filing and upon the filing of the Financing Statement with the Filing Office, Purchasers will have a perfected security interest in that part of the Financing Statement Collateral in which a security interest is perfected by filing a financing statement under the UCC in the Filing Office.

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH

CHARTERED

5. The provisions of the Security Agreement are effective under the UCC to create a valid security interest in favor of Collateral Agent, on behalf of Purchasers, in so much of the collateral described in the Security Agreement as constitutes personal property to which Article 9 of the UCC is applicable, securing the obligations purported to be secured by the Security Agreement.

6. Upon execution of the Security Agreement and delivery to Collateral Agent, for the benefit of Purchasers, of the Possessory Collateral, Collateral Agent will have a perfected security interest in such Possessory Collateral, for the benefit of Purchasers.

This letter is furnished to you at your request and is intended solely for your information and use and the use of your successors and assigns in connection with the Transactions, and may not, without our prior written consent, be relied upon by any person or entity other than you and your successors and assigns or for any other purpose.

This letter is a confidential communication and is not to be quoted in whole or in part or otherwise referred to, furnished, used, reproduced, distributed or disclosed, nor is it to be filed with any governmental agency or any other person or entity other than those referenced in the preceding sentence without, in each instance, our prior written consent. Notwithstanding the foregoing, at your request, we hereby consent to delivery hereof to (but not reliance by) the Collateral Agent’s or any Purchaser’s auditors, advisors, counsels, any Governmental Authority, as such term is defined in the Note Purchase Agreement, or any other person, if requested or required, in the exercise of audit or regulatory oversight of the Collateral Agent or such Purchaser, including, without limitation, the National Association of Insurance Commissioners.

The information set forth in this letter is as of the Closing Date, and we undertake no obligation or responsibility to, after the Closing Date, update or supplement this opinion in response to or to make you aware of subsequent changes in the status of the law, future events occurring or information arising that, in any such case, affects or may affect the transactions contemplated by the Transaction Documents. The foregoing opinions should not be construed as relating to any matter other than the Transactions.

Very truly yours,

LAPP, LIBRA, THOMSON, STOEBNER & PUSCH, CHARTERED

Lapp, Libra, Thomson, Stoebner & Pusch, Chtd.

By
David A. Libra
Vice President

Exhibit A

OFFICER’S CERTIFICATE OF

MIDLAND INDIA LLC

LAPP, LIBRA, THOMSON, STOEBNER

& PUSCH, CHARTERED

September 20, 2010

Reference is hereby made to: (i) that certain Note Purchase Agreement dated as of September 20, 2010 (the “Note Purchase Agreement”) among the Encore Capital Group, Inc., a Delaware corporation (“Borrower”), certain purchasers party thereto (the “Purchasers”); (ii) an Amended and Restated Pledge and Security Agreement executed by Borrower, Midland India LLC (the “Company”) and certain other subsidiaries of Borrower in favor of Collateral Agent (the “Pledge Agreement”); (iii) a Multiparty Guaranty executed by the Company and certain other subsidiaries of Borrower in favor of Purchasers (the “Guaranty”), (iv) an Indemnity and Contribution Agreement executed by the Company, the Borrower and certain other subsidiaries of Borrower (the “Indemnity”, and together with the Note Purchase Agreement, the Pledge Agreement and the Guaranty, the “Transaction Documents”); and (v) the transactions contemplated by the Transaction Documents (the “Transactions”).

In connection with and as a condition to the Transactions, Lapp, Libra, Thomson, Stoebner & Pusch, Chartered (“LLTSP”) has been requested to deliver certain legal opinions (the “Opinions”) to the Purchasers. Capitalized terms used in this certificate without definition have the meanings set forth in the Opinions.

The undersigned, being the duly appointed President of the Company, certifies to LLTSP, after due inquiry and review of the Opinion and the Transaction Documents, on behalf of the Company, that:

1. The Company has the full power and authority to execute and deliver, and to perform all of its duties and obligations contemplated by the Transaction Documents.

2. Each person who, as an officer or representative of the Company, signed the Transaction Documents or any other document or certificate delivered by or on behalf of the Company prior hereto or on the date hereof in connection with the Transactions, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of each such person appearing on any such documents is his or her genuine signature.

3. The Company understands that LLTSP is relying on this certificate in connection with delivery of the Opinions and that LLTSP would be unwilling to deliver the Opinions but for the assurances by the Company contained herein.

4. Any actions on the part of the Company contemplated in the Opinions to have occurred on or prior to the date hereof have in fact so occurred.

5. The factual statements and assumptions made in the Opinions, insofar as they relate to the Company or the rights, duties, obligations, actions or financial conditions of the Company or to the Transaction Documents to which the Company is a party, are true and correct as of the date hereof.

6. The Company has no reason to believe that any statement or fact expressed in the Opinions is untrue, inaccurate, incomplete or misleading. The Company is not aware of the existence of any material fact omitted from the Opinions that could reasonably be expected to impact the legal opinions set forth in the Opinions.

7. The Company has no reason to believe that the representations and warranties made by the Company in the Transaction Documents and any other document or certificate related thereto are not true and correct as of the date hereof.

8. No assignment or encumbrance of any licenses, franchises, leases, plans, specifications, operating agreements, service contracts, accounts, contract rights, general intangibles, or other contracts, claims, property, rights or interests that any Transaction Document purports to assign or encumber requires the consent of another party or, if any such consent is required, such consent has been obtained.

9. The individual signing this certificate has been duly authorized to execute and deliver this certificate to LLTSP on behalf of the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

MIDLAND INDIA LLC

By:
J. Brandon Black, President and CEO

Annex A

Purchasers

The Prudential Insurance Company of America

Pruco Life Insurance Company

Prudential Retirement Insurance and Annuity Company

Prudential Annuities Life Assurance Corporation

Exhibit E

Form of Borrowing Base Certificate

Encore Capital Group, Inc.

Borrowing Base Certificate

As of:            (the “Calculation Date”)

Pursuant to, and in accordance with, the terms and provisions of that certain Senior Secured Note Purchase Agreement (the “Agreement”), between Encore Capital Group, Inc. (the “Company”), on the one hand, and the Purchasers named therein, on the other hand, the Company is executing and delivering to the Purchasers this Borrowing Base Certificate accompanied by supporting data (collectively referred to as the “Report”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement. The Company represents and warrants to the Purchasers that this Report is true and correct in all material respects, and is based on information contained in the Company’s records. The Company, by the execution of this Report, hereby certifies that, as of the Calculation Date, the Receivables Portfolios included in the Borrowing Base referenced in this Borrowing Base Certificate are performing, in the aggregate, at a sufficient level to support the amount of such Borrowing Base.

(in $000s)	Adj. Purchase Price	Total Collections to Date	Total Est. Collections	Total Life Coll.	Total
<2003
2003
2004
2005
2006
2007
2008
2009
2010
Grand Total

Estimated Remaining Collections (“ERC”)

MULTIPLY:	30%

Margined ERC

LESS: Existing Unsecured Notes(*)

PLUS: Unrestricted Cash up to amount of Existing Unsecured Notes(*)

(1) ERC calculation
(*) if Existing Unsecured Notes are outstanding on or after June 19, 2010.

Net book value (“NBV”) of Receivables Portfolios acquired on or after January 1, 2005

MULTIPLY:	95%

(2) NBV calculation

Initial Borrowing Base (lesser of (1) and (2) above)

LESS: aggregate principal amount outstanding in respect of the Notes

= (A) Borrowing Base

Aggregate Outstanding Revolving Credit Exposure

PLUS: aggregate principal amount outstanding in respect of the Notes

= (B)

Borrowing Base (A)

PLUS: aggregate principal amount outstanding in respect of the Notes

= (C)

(B) MINUS (C) =

Greater than $10,000,000?	[Yes / No]

ENCORE CAPITAL GROUP, INC.

By:
Name:	Ren Zamora
Title:	Director of Finance